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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-1-1)
SCHEDULE 14a INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CORNING NATURAL GAS CORPORATION
(Name of Registrant as Specified In Its Charter)
CORNING NATURAL GAS CORPORATION
(Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Corning Natural Gas Corporation
330 W. William Street
P.O. Box 58
Corning, New York 14830

                        August 24, 2006

Dear Fellow Stockholder:

        You are cordially invited to attend the special meeting of stockholders of Corning Natural Gas Corporation ("Corning") on Thursday, September 28, 2006 at 10:30 A.M. at 330 W. William Street, Corning, New York.

        At the special meeting you will be asked to consider and vote on an Agreement and Plan of Merger involving Corning and C&T Enterprises, Inc. In the Merger, Corning stockholders will receive $16.50 in cash, without interest, for each share of Corning common stock owned.

        The enclosed Proxy Statement contains a more extensive discussion of the Merger and other related matters. Please read the entire Proxy Statement carefully.

        The Board of Directors of Corning unanimously recommends approval of and urges you to vote for the Merger Agreement and the Merger.

        The affirmative vote of at least two-thirds of the outstanding Corning shares is required to approve the Merger. Your vote is critical to achieving a successful outcome, regardless of the number of shares that you own. Whether or not you plan to attend the special meeting, please complete, sign, date and return your proxy as soon as possible in the envelope provided.

Sincerely,
Thomas K. Barry Chairman and Chief Executive Officer

Corning Natural Gas Corporation
330 W. William Street
P.O. Box 58
Corning, New York 14830

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on Thursday, September 28, 2006

To the Common Stockholders of
Corning Natural Gas Corporation

        Notice is hereby given that a Special Meeting of Stockholders of Corning Natural Gas Corporation ("Corning") will be held at the office of the Company, 330 W. William Street, in the City of Corning, New York on Thursday, September 28, 2006 at 10:30 A.M., local time, for the following purposes:

1.
To approve and adopt the Agreement and Plan of Merger, dated as of May 11, 2006 (as amended, the "Merger Agreement") by and between C&T Enterprises, Inc. ("C&T"), C&T Acquisition, Inc. ("Merger Sub") and Corning, and the merger and the other transactions contemplated by the Merger Agreement (the "Merger"), pursuant to which Merger Sub shall merge with and into Corning, with Corning as the surviving corporation and a wholly owned subsidiary of C&T. Corning Stockholders will receive $16.50 in cash without interest, for each share of Corning Common Stock, as more fully described in the accompanying Proxy Statement.

2.
To adjourn or postpone the Special Meeting on one or more occasions if a quorum is not present or if sufficient votes in favor of the Merger Agreement are not received by the time scheduled for the special meeting or any adjournment or postponement thereof.

3.
To address any procedural matters and to transact such other business as may properly come before the meeting or any adjournment thereof.

        You will find further information about the Merger Agreement and related matters in the accompanying Proxy Statement. If the Merger becomes effective, a stockholder who does not vote to approve the Merger Agreement and who follows the procedures prescribed under Sections 623 and 910 of the New York Business Corporation Law (the "NYBCL") may exercise dissenters' rights as provided under the NYBCL, for the shares of Corning Common Stock held by such stockholder. See "Dissenting Stockholders' Rights" in the accompanying Proxy Statement.

        The Board of Directors of Corning unanimously recommends that you vote FOR approval and adoption of the Merger Agreement and the Merger.

        The stock transfer books will not be closed, but only common stockholders of record at the close of business on August 14, 2006 will be entitled to vote at the meeting or any adjournment thereof.

        You are cordially invited to attend the meeting and vote your shares. In the event that you cannot attend, please date, sign and mail the enclosed proxy in the enclosed self-addressed envelope. A stockholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to the exercise thereof.

By Order of the Board of Directors
Stanley G. Sleve, Secretary

Corning, New York
August 24, 2006

Corning Natural Gas Corporation
330 W. William Street
P.O. Box 58
Corning, New York 14830

PROXY STATEMENT

Proxy Solicitation and Expense

        The accompanying proxy is solicited by the Board of Directors of Corning Natural Gas Corporation ("Corning"), for use at a Special Meeting of Stockholders to be held on Thursday, September 28, 2006, at 10:30 A.M., local time, at Corning's office, 330 W. William Street, Corning, New York. At the meeting, holders of Corning common stock will be asked to approve and adopt the Agreement and Plan of Merger, dated as of May 11, 2006 (as amended, the "Merger Agreement") by and between C&T Enterprises, Inc. ("C&T"), C&T Acquisition, Inc. ("Merger Sub") and Corning, and the merger and the other transactions contemplated by the Merger Agreement (the "Merger"). As a result of the Merger, Corning will become a wholly-owned subsidiary of C&T Enterprises, Inc. See "The Merger—General Description of the Merger." Corning shareholders will receive $16.50 in cash, without interest, for each share of Corning common stock as more fully described in this Proxy Statement.

        The expense of soliciting proxies in the accompanying form will be borne by Corning. Corning has engaged Innisfree M&A Inc. to assist in the solicitation of proxies from stockholders, at a fee of $6,500 plus reimbursement of usual and customary expenses. In addition, directors, officers and employees of Corning may make some solicitations by mail, telephone or personal interview. No additional compensation will be paid to these directors, officers and employees for the time so employed, but they may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation of proxies. Corning will reimburse brokerage firms, banks, and others for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owners of Corning shares.

        This Proxy Statement and the accompanying proxy, solicited on behalf of Corning's Board of Directors, were first mailed to stockholders on or about August 28, 2006.

Proxy and Right to Revoke Proxy

        Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked (including those given through electronic voting through the Internet or by telephone), will be voted. Any stockholder giving the proxy enclosed with this proxy statement has the power to revoke it at any time prior to the exercise thereof. Such revocation may be by writing (which may include a later dated proxy) received by the Office of the Secretary, Corning Natural Gas Corporation, 330 W. William Street, P.O. Box 58, Corning, New York, 14830, no later than September 27, 2006 if by mail, or prior to the exercise of the proxy if delivered by hand. A revocation may also be effected orally at the meeting prior to the exercise of the proxy. If you sign, date and mail your proxy without indicating how you want to vote, your proxy will be counted in favor of the Merger and the Merger Agreement.

Outstanding Voting Securities

        Only holders of record at the close of business on August 14, 2006 (the "Record Date") will be entitled to vote at the meeting. On the Record Date there were 506,918 shares of Corning's Common Stock, par value $5.00 per share ("Common Stock"), outstanding, each of which is entitled to one (1) vote.

        The presence, either in person or by proxy, of the holders of a majority of outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be counted toward determination of a quorum. With respect to the matters to be acted on at the meeting, abstentions and broker non-votes will neither count for nor against the proposal to be voted upon. Accordingly, abstentions and broker non-votes will have the effect of a "NO" vote on the Merger and the Merger Agreement.

Dissenters' Rights

        If the Merger Agreement and Merger become effective, a Corning stockholder who does not vote to approve the Merger Agreement and the Merger, and who follows the procedures prescribed under the New York Business Corporation Law (the "NYBCL"), (the relevant portions of such statute are attached hereto as Appendix C) may exercise certain rights as provided under the NYBCL, for the shares of Corning Common Stock held by such stockholder. See "Dissenting Stockholders' Rights" in the accompanying Proxy Statement.

The date of this proxy statement is August 24, 2006.

        You should rely only upon the information contained in this Proxy Statement or to which this Proxy Statement specifically refers you. Corning has not authorized anyone to provide you with information concerning the Merger or the Merger Agreement that is different.

QUESTIONS AND ANSWERS ABOUT THE CORNING/C&T MERGER

        The Proxy Statement for the Special Meeting of Stockholders of Corning Natural Gas Corporation ("Corning") contains an extensive discussion of the proposed Merger involving Corning and C&T Enterprises, Inc. ("C&T"). We urge you to read the proxy statement and the appendices thereto in their entirety. The proposed Merger is summarized briefly below. Certain answers reference the page or pages of the proxy statement where the topic is discussed in more detail.

WHAT WILL HAPPEN IN THE PROPOSED TRANSACTION?

        C&T will acquire all of the outstanding stock of Corning by merging one of C&T's wholly-owned subsidiaries, C&T Acquisition, Inc. ("Merger Sub") into Corning. Please see page 19 of the proxy statement.

WHY HAS CORNING DECIDED TO MERGE?

        Corning's Board of Directors believes that the Merger is in the best interests of Corning's stockholders. Corning's Board and management also believe that the Merger will benefit the company, its customers and employees.

        Please read the more detailed description of Corning's reasons for the Merger on pages 25 to 27 of the proxy statement.

WHAT WILL I RECEIVE IN THE MERGER?

        You will receive $16.50 in cash, without interest, for each Corning share you own. Please see page 43 of the proxy statement.

DO CORNING STOCKHOLDERS HAVE DISSENTERS' RIGHTS IN CONNECTION WITH THE MERGER?

        If the Merger becomes effective, a holder of Corning shares who does not vote to approve the Merger Agreement and who follows the procedures prescribed under the New York Business Corporation Law (the "NYBCL") (the relevant portions of such statute are attached hereto as Appendix C) may require the surviving corporation to pay the "fair value," determined as provided under the NYBCL, for the shares held by such stockholder. Please see pages 40 to 42 of the proxy statement.

WHAT DO I NEED TO DO NOW?

        After you carefully read the enclosed documents, including the proxy statement, please complete, sign, date and mail your proxy card in the enclosed return envelope as soon as possible or vote by telephone or the Internet as soon as possible. That way, your Corning shares can be represented at the special meeting. If you hold your shares in your own name, you may vote by telephone or through the Internet by following the instructions on your proxy card. If you hold shares registered in the name of a broker, bank or other nominee, that broker, bank or other nominee has enclosed or will provide a voting instruction card for use in directing your broker, bank or other nominee how to vote those shares. Corning and C&T cannot complete the Merger unless at least two-thirds of the outstanding Corning shares approve the Merger Agreement. Your vote is very important.

        The Corning Board of Directors unanimously recommends voting "FOR" approval of the Merger Agreement and the Merger. In considering the recommendation of the Corning Board with respect to the Merger Agreement, Corning stockholders should be aware that certain members of the Corning Board and Corning employees have interests in the Merger that are different from, or in addition to, the interests of stockholders of Corning generally. The Corning Board was aware of these interests and considered them, among other matters in approving the Merger.

SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

        No, do not send in any share certificates at this time. If the Merger is approved and completed, C&T will send you written instructions for submitting your Corning share certificates. You must follow those instructions and return your share certificate(s) accordingly. You will receive your cash payment as soon as practicable after C&T receives your Corning share certificates along with the other documents requested in those instructions. Please see pages 43 and 44 of the proxy statement.

WHO MUST APPROVE THE MERGER AND WHAT STOCKHOLDER VOTE IS REQUIRED?

        In addition to approvals by the Corning Board of Directors, the C&T Board of Directors and Merger Sub's Board of Directors and stockholder, all of which have already been obtained, the Merger must be approved by the holders of at least two-thirds of the outstanding shares of Corning Common Stock. Please read the more detailed description on pages 16 to 17 of the proxy statement.

WILL C&T STOCKHOLDERS VOTE ON THE MERGER AGREEMENT?

        No. Only Corning stockholders and the Merger Sub's stockholder will vote on the Merger Agreement.

WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

        We are working to complete all aspects of the Merger as quickly as possible. We expect to complete the Merger by October 31, 2006.

WHAT HAPPENS IF I DO NOT INSTRUCT A BROKER HANDLING MY SHARES ON HOW TO VOTE ON THE MERGER AGREEMENT OR IF I ABSTAIN FROM VOTING?

        If a brokerage firm holds your Corning shares as nominee, it will not be able to vote them without instructions from you. If you mark your proxy "Abstain" or do not instruct your brokerage firm on how to vote, your shares will have the effect of a vote against the Merger Agreement.

CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED AND DATED PROXY CARD?

        Yes. If you would like to revoke your proxy in writing, you must deliver, at any time before the vote has been taken at the special meeting, a written revocation or a proxy bearing a later date. We will count only the most recently dated proxy at the special meeting. You should send any written revocation to: Office of the Secretary of Corning Natural Gas Corporation, 330 West William Street, Corning, New York 14830. Alternatively, if you are a stockholder of record you may revoke your proxy by attending the special meeting and informing the Secretary before the vote is taken at the meeting that you desire to revoke your previously submitted proxy.

        If your shares are held in an account at a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote. Beneficial holders cannot revoke their proxies in person at the special meeting because the actual stockholders of record, i.e., the banks or brokers or their nominees, will not be present.

WHOM SHOULD I CALL IF I WANT TO REQUEST AN ADDITIONAL COPY OF THIS DOCUMENT OR THE PROXY STATEMENT?

        You may call Stanley G. Sleve, Secretary of Corning, at (607) 936-3755 to request an additional copy of any enclosed document, including the proxy statement. If your broker holds your shares, you should call your broker for additional information.

ON WHAT OTHER MATTERS WILL CORNING STOCKHOLDERS VOTE AT THE SPECIAL MEETING?

        Corning stockholders are not expected to vote on any other matters at the special meeting.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

        The receipt of the Merger consideration will be a taxable transaction for United States federal income tax purposes. In general, you will recognize gain or loss equal to the difference between the amount of cash you receive in the Merger and your adjusted tax basis in Corning shares. Generally, if Corning shares have been held for more than one year, the capital gain or loss will be long term capital gain or loss, subject (in the case of holders who are individuals) to tax at a maximum U.S. federal income tax rate of 15%. Please consult your tax advisor for more information. Please see pages 38 and 39 of the proxy statement.

WHERE CAN I FIND MORE INFORMATION ABOUT CORNING?

        Various sources described under "Where You Can Find More Information" on pages 55 and 56 of the proxy statement provide further information. Corning's filings with the U.S. Securities and Exchange Commission are also available at the SEC's web site at http://www.sec.gov.

        A significant portion of Corning shares is widely held in small lots. It is important, therefore, in order to have the necessary number of shares represented at the special meeting, that all stockholders who cannot be present in person, however small their holdings, complete, sign, date and return the enclosed proxy. A self-addressed, stamped envelope is enclosed for this purpose.

SUMMARY

        This summary highlights selected information in this Proxy Statement and may not contain all of the information that is important to you. To understand the Merger fully, and for a more complete description of the legal terms of the Merger, you should read carefully this entire Proxy Statement and the documents to which we have referred you. See "Other Matters—Where You Can Find More Information" on page 54 of this Proxy Statement. Each item in this summary includes a page reference directing you to a more complete description of that item. ("We" and "our" as used in this Proxy Statement refer to Corning. "You" and "your" as used in this Proxy Statement refer to stockholders of Corning)

The Companies

Corning Natural Gas Corporation (See Page 14)

Corning Natural Gas Corporation
330 W. William Street
P.O. Box 58
Corning, New York 14830
(607) 936-3755

        Corning Natural Gas Corporation, incorporated in New York State in 1904, is a natural gas utility. Corning purchases its entire supply of gas, and distributes it through its own pipeline distribution systems to residential, commercial, industrial and municipal customers in the Corning, New York area and to two other gas utilities which service the Elmira and Bath, New York areas. The Gas Company is under the jurisdiction of the Public Service Commission of New York State which oversees and sets rates for New York gas distribution companies.

C&T Enterprises, Inc. (See Page 15)

C&T Enterprises, Inc.
1775 Industrial Blvd., P.O. Box 551
Lewisburg, PA 17837
570-524-2231

        C&T Enterprises, Inc. ("C&T") is a Pennsylvania corporation that functions as a holding company and management services provider. C&T is a "public utility holding company" under the Public Utility Holding Company Act of 2005. C&T is owned by two rural electric cooperatives, Tri-County Rural Electric Cooperative, Inc. ("Tri-County"), and Claverack Rural Electric Cooperative, Inc. ("Claverack"). Tri-County and Claverack collectively provide electric service to approximately 36,000 customers in north-central Pennsylvania.

        Tri-County and Claverack established C&T in 1998 for the specific purpose of acquiring the stock of Citizens' Electric Company of Lewisburg, Pennsylvania ("Citizens"). In 2002, C&T acquired from NUI Corporation the assets of the former NUI Valley Cities Gas Service and NUI Waverly Gas Service. C&T formed a new subsidiary, Valley Energy, Inc. ("Valley"), to own and operate the newly-acquired Valley Cities and Waverly Assets. Valley Energy serves approximately 1,600 customers in the Village of Waverly and Town of Chemung, New York. C&T also owns the stock of Wellsboro Electric Company ("Wellsboro") serving customers in Wellsboro, Pennsylvania. Collectively, the C&T family (Tri-County, Claverack, Citizens', Valley and Wellsboro) currently serves over 48,000 electric and 7,100 gas customers, has combined annual revenues (including electric and gas supply) of approximately $79.5 million and consists of approximately 190 employees.

        C&T does not have its own website, but its operating affiliate, Valley Energy, Inc., has a website with complete links. That website is: http://www.valley-energy.com/links.

C&T Acquisition, Inc. ("Merger Sub") (See Page 15)

C&T Acquisition, Inc.
c/o C&T Enterprises, Inc.
1775 Industrial Blvd., P.O. Box 551
Lewisburg, PA 17837
570-524-2231

        C&T Acquisition, Inc. is a wholly-owned subsidiary of C&T Enterprises, Inc., formed as a New York corporation solely for the purpose of completing the merger with Corning.

The Special Meeting (See Pages 16 to 18)

        The special meeting of Corning stockholders (including any adjournments or postponements thereof, the "Special Meeting") will be held on Thursday, September 28, 2006, at 10:30 a.m. local time. At the Special Meeting, we will ask you to vote upon a proposal to approve the Merger and the Merger Agreement. Approval of the Merger and the Merger Agreement requires the affirmative vote of at least two-thirds of the outstanding shares of Corning Common Stock. Only the Corning stockholders at the close of business on the record date, August 14, 2006, will be entitled to notice of and to vote at the Special Meeting. At the close of business on August 14, 2006, there were 506,918 shares of Corning Common Stock outstanding, with each share entitled to one vote.

Share Ownership of Management (See Pages 52 and 53)

        At the close of business on August 14, 2006, directors and executive officers of Corning and their affiliates beneficially owned approximately 11.7% of the outstanding shares of Corning Common Stock. Each of them has indicated their present intention to vote the Corning shares owned by them for the proposal to approve and adopt the Merger Agreement and the Merger.

The Merger

Background and Negotiation of and Reasons for the Merger (See Pages 19 to 28)

        You should review the factors that the Corning Board of Directors considered when deciding whether to approve the Merger.

Recommendation to Stockholders (See Pages 25 to 28)

        The Corning Board of Directors has unanimously determined that the Merger is in the best interests of the Corning stockholders and recommends that you vote FOR the approval of the Merger and the Merger Agreement at the Special Meeting.

Fairness Opinion (See Pages 28 to 33)

        In connection with approval of the Merger, the Corning Board of Directors required as a condition to closing an opinion of a financial advisor, as to the fairness, from a financial point of view, of the consideration that Corning stockholders (other than C&T Enterprises, Inc. and its affiliates) will receive in the Merger. A copy of the fairness opinion delivered by Bryant Park Capital, Inc., is attached as Appendix B to this Proxy Statement and is also discussed on pages 28 to 33. We encourage you to read this opinion.

Interests of Certain Persons in the Merger (See Pages 36 to 38)

        In considering the recommendation of the Corning Board of Directors to approve the Merger, you should be aware that certain members of the Corning Board of Directors and Corning senior management will receive benefits as a result of the Merger that will be in addition to or different from the benefits that Corning stockholders receive generally. The members of the Corning Board of Directors knew about these additional interests and considered them when they approved the Merger.

Material Federal Income Tax Consequences (See Page 38)

        The Merger will be a taxable transaction to you. For United States federal income tax purposes, you will generally recognize gain or loss in the Merger in an amount equal to the difference between the cash you receive and your adjusted tax basis in your Corning shares. Because determining the tax consequences of the Merger can be complicated, you should consult your own tax advisor to understand fully how the Merger will affect you in light of your individual circumstances.

Merger Consideration (See Page 43)

        Upon completion of the Merger, each outstanding share of Corning Common Stock will be converted into the right to receive $16.50 in cash, without interest.

Dissenting Stockholders' Rights (See Pages 40 to 42)

        Under New York law, you are entitled to assert dissenters' rights. If the Merger becomes effective, if you do not vote to approve the Merger Agreement and the Merger and follow the procedures prescribed under the New York Business Corporation Law (the "NYBCL"), you may require the surviving corporation to pay the "fair value," determined as provided under the NYBCL, for your shares of Corning Common Stock.

The Merger Agreement (See Pages 43 to 51)

        The Merger Agreement is the legal document that governs the Merger. The Merger Agreement, including Amendment No. 1 to the Merger Agreement, is attached as Appendix A to this Proxy Statement, and we encourage you to read it carefully.

Certain Covenants (See Pages 47 to 48)

        Corning has agreed not to solicit or encourage any proposal from any person with respect to a "Competing Transaction," as defined in the Merger Agreement.

Conditions to the Merger (See Pages 48 to 50)

        Completion of the Merger depends upon satisfaction of a number of conditions. In addition to customary conditions relating to compliance with the Merger Agreement, these conditions include:

  •
  Corning's stockholders shall have approved the Merger Agreement and the Merger;

  •
  Corning shall have divested itself of certain assets unrelated to gas distribution prior to closing; and

  •
  there shall not be threatened, instituted or pending any order, action or proceeding, before any Governmental Entity with respect to the Merger

        The Merger is scheduled to be completed, and your Corning shares converted into the right to receive $16.50 per share in cash, without interest, as soon as practicable, but in no event more than three (3) business days after Corning and C&T satisfy all of the conditions in the Merger Agreement.

Termination (See Pages 50 and 51)

        The Merger Agreement may be terminated, and the Merger abandoned, even after Corning's stockholders have approved it, in the following circumstances:

  •
  if C&T and Corning mutually agree to terminate the Merger Agreement;

  •
  by C&T if a Competing Transaction has commenced;

  •
  by either C&T or Corning, if the Merger is not completed within six (6) months of the date of the Merger Agreement;

  •
  by either C&T or Corning, if the other party materially breaches the Merger Agreement and fails to timely cure the breach;

  •
  by C&T if, after the date of the Merger Agreement, there has been a fact, event, or circumstance that, individually or in the aggregate, has had or may reasonably be expected to have a Material Adverse Effect; or

  •
  by C&T if dissenters' rights shall have been asserted by shareholders holding more than 10% of the Corning's outstanding shares.

Termination Fee (See Page 51)

        If the Merger Agreement terminates as the result of a Competing Transaction and Corning enters into and consummates a definitive agreement relating to such Competing Transaction, Corning has agreed to pay C&T a termination fee equal to the lesser of Two Hundred Fifty Thousand Dollars ($250,000) or C&T's documented, third-party costs relating to its due diligence investigation and related to negotiation of the Merger.

        If C&T discontinues its activities required to complete the Merger for any reason other than pursuant to the termination rights described above, C&T shall pay to Corning a termination fee equal to the lesser of Two Hundred Fifty Thousand Dollars ($250,000) or Corning's documented, third-party costs relating to negotiation of the Merger.

Regulatory Approvals (See Pages 35 to 36)

        The Merger requires the approval of the New York Public Service Commission, which was obtained on July 19, 2006. Additionally, C&T was required to file for an exemption or waiver from the Federal Energy Regulatory Commission ("FERC") regarding the Public Utility Holding Company Act. Such filing was made on June 2, 2006 and because 60 days have passed without protest or action by FERC, C&T is deemed to have fulfilled all such regulatory requirements.

PRICE RANGE OF CORNING SHARES

        Corning's common stock is traded on the Over the Counter Bulletin Board ("OTCBB") under the symbol "CNIG"). The table below shows the range of high and low bid quotations per share for the shares of common stock on the OTCBB for each quarterly period indicated. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and do not necessarily represent actual transactions.

Quarter Ended	High	Low
December 31, 2003	$14.00	$11.70
March 31, 2004	13.00	10.10
June 30, 2004	20.00	13.25
September 30, 2004	17.40	9.50
December 31, 2004	14.00	9.50
March 31, 2005	13.00	10.50
June 30, 2005	16.00	10.80
September 30, 2005	16.00	14.45
December 31, 2005	18.00	14.25
March 30, 2006	16.00	14.10
June 30, 2006	15.00	13.20
July 1 through July 31, 2006	16.00	14.00

        On May 4, 2006, the last day Corning shares were traded on the OTCBB before the public announcement of the execution of the Merger Agreement, the high and low bid quotations for Corning shares were $14.00 and $13.55, respectively.

        On August 16, 2006, the most recent practicable date for which quotations were available prior to the printing of this Proxy Statement, the daily high and low bid quotations for Corning shares were $15.50 and $14.30, respectively.

        On August 14, 2006 there were 212 holders of record of Corning's common stock. Because many of Corning shares are held by brokers and other institutions on behalf of stockholders, Corning is unable to accurately estimate the total number of beneficial stockholders represented by these record holders.

        Corning has not paid declared or paid a cash dividend since February 2002. Under the terms of a $4,700,000 senior note issued September 5, 1997, Corning may not declare or pay any dividend, or cause any other payment from retained earnings except to the extent that consolidated tangible net worth of Corning exceeds $2,000,000. Pursuant to the recent rate orders of the NYPSC in Case 05-G-1359, issued and effective May 22, 2006, Corning may not issue cash dividends until it achieves a 30% equity ratio. This restriction also existed in Corning's previous rate order in which Corning may not issue cash dividends until its actual regulated capital structure supports an equity ratio of 70% debt and 30% equity and if Corning believes it has met such capital structure requirement and plans to issue cash dividends Corning must notify NYPSC in advance of such dividend. Furthermore, pursuant to its February 28, 2006 Line of Credit Agreement with Community Bank, N.A., Corning may not pay any dividends or make other distributions until its actual regulated capital structure has an equity to debt ratio of not less than 30% to 70%. Additionally, pursuant to the Merger Agreement, Corning has agreed not to declare or pay any dividends on any of its capital stock without C&T's written consent.

SELECTED CONSOLIDATED FINANCIAL DATA

        The following sets forth selected consolidated financial data of Corning and its subsidiaries. This information does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by, Corning's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the "SEC"), including the financial statements and related notes. The selected consolidated financial data as of and for each of the years ended September 30, 2001, 2002, 2003, 2004 and 2005, respectively, are derived from the audited consolidated financial statements of Corning and its subsidiaries. The selected consolidated financial data as of and for the nine month periods ended June 30, 2005 and 2006, respectively are derived from the unaudited consolidated condensed financial statements of Corning and its subsidiaries.

CORNING NATURAL GAS CORP.
SELECTED CONSOLIDATED FINANCIAL DATA
FISCAL YEARS 2001-2005

	Nine Months Ended June 30,		Years Ended September 30,
	2006	2005	2005		2004	2003		2002	2001
OPERATIONS (000)
Revenues	$24,541	$20,630	$22,878		$21,996	$20,562		$17,242	$24,121
Cost of Gas Purchased	18,042	13,401	14,487		14,109	13,268		10,764	17,035

Gross Profit	6,499	7,229	8,391		7,887	7,294		6,478	7,086
Total Operating Expenses	5,354	5,564	6,266		6,490	6,450		5,357	5,844

Income (Loss) from Operations	$1,145	$1,665	$2,125	(1)	$1,397	$844		$1,121	$1,242
Net Income (Loss)	$(24)	$811	$626		$613	$(92	)(3)	$526	$607
COMMON SHARE DATA
Earnings Per Share (Basic)	$(0.05)	$1.60	$1.25		$1.22	$(0.19)		$1.14	$1.32
Earnings Per Share (Diluted)	$(0.05)	$1.60	$1.25		$1.22	$(0.19)		$1.14	$1.32
Average Common Shares
Ourstanding (Basic)	506,918	506,918	506,918		506,918	482,900		460,000	460,000
Average Common Shares
Outstanding (Diluted)	506,918	506,918	506,918		506,918	482,900		460,000	460,000
Cash Dividends Declared and Paid								0.65	1.30
BALANCE SHEET DATA (000)
Cash and Cash Equivalents	$1,019	$255	$255		$253	$266		$281	$225
Total Assets	31,116	31,881	31,881	(2)	28,945	30,736		28,854	29,330
Long-Term Debt and Capital Lease Obligations	9,157	9,260	9,260		9,865	10,540		10,504	10,905
Stockholders' Eqity	4,968	5,663	5,034		4,837	3,464		4,169	4,890

(1)
Income from Operations increased $728,000 in FY 2005 over FY 2004 primarily as a result of increased revenues from the transportation of locally produced gas.

(2)
Total Assets increased $2,935,975 due to increases in Utility Plant in Service, Marketable Securities and Regulatory Assets, the cost of which is deferred for future recovery from customers.

(3)
The Consolidated Net Loss of $91,500 in FY 2003 resulted from a loss of $208,000 experienced by the gas utility operations, a loss of $145,000 by the appliance operations and an increase of $262,700 from the other subsidiary operations. As a result of the inadequate gas utility earnings, the Company filed for and was granted some interim rate relief in FY 2004. The appliance operations' loss resulted from additional allocated costs from the gas operations as directed by the Public Service Commission and led to the ultimate sale of those operations.

THE COMPANIES

Corning Natural Gas Corporation

Corning Natural Gas Corporation
330 W. William Street
P.O. Box 58
Corning, New York 14830
(607) 936-3755

        Corning Natural Gas Corporation ("Corning"), incorporated in New York State in 1904, is a natural gas utility. Corning purchases its entire supply of gas, and distributes it through its own pipeline distribution systems to residential, commercial, industrial and municipal customers in the Corning, New York area and to two other gas utilities which service the Elmira and Bath, New York areas. The Gas Company is under the jurisdiction of the Public Service Commission of New York State which oversees and sets rates for New York gas distribution companies.

        Corning's service territory covers approximately 400 square miles with a population of approximately 50,000. At December 31, 2005, the Company provided service to approximately 14,485 customers consisting of approximately 10,404 residential customers, 851 small and large commercial customers, 70 public and other customers and 3,160 aggregation customers.

        On July 8, 2004 Corning sold the assets of Foodmart Plaza LLC a wholly-owned indirect subsidiary that owned and was a landlord for commercial real estate. The assets of a wholly-owned subsidiary Appliance Company, which consisted primarily of rented appliances in service, inventory, displays, equipment and vehicles, were sold in September 2003 to a small group of primarily local investors. In October 2004, Corning discontinued operations of Tax Center International (a single-member LLC, wholly-owned by Corning) following the reassignment of Firouzeh Sarhangi (at the time the principal manager of Tax Center International) into a new role as Vice President—Finance of Corning. Corning had attempted to find a buyer for the Tax Center International Business through the efforts of Ms. Sarhangi, but had been unsuccessful due primarily, in management's view, to the limited marketplace, and all remaining assets (except the name "Tax Center International") were transferred to a wholly-owned subsidiary of Corning. It was Corning's intention to dissolve the LLC shortly after the asset transfer, but this was not done. Subsequently, in November 2005, Corning transferred without consideration all its equity ownership in Tax Center International to Firouzeh Sarhangi, who at the time was a former Vice President—Finance of Corning and subsequently was rehired by Corning in December 2005 as Corning's Vice President—Finance. At the time of the transfer, Tax Center International had no assets (other than its name) and Corning management believed its equity ownership of Tax Center International had no value to Corning.

        In July 2006, Corning shut down its wholly-owned indirect subsidiary Corning Mortgage, which had previously operated Choice One Lending LLC to provide mortgage and lending services.

        Prior to August 2006 Corning had operated Corning Realty as a wholly-owned indirect subsidiary. Corning Realty was a residential and commercial real estate business with approximately 70 agents operating in three neighboring counties. On August 4, 2006, Corning sold substantially all the assets of Corning Realty to a local independent broker for $825,000. After repayment of a loan balance of approximately $120,000 with respect to a loan from Community Bank, N.A. relating to Corning Realty and after accounting for other closing adjustments, Corning received approximately $750,000 net cash proceeds from the sale.

        Corning's website is at www.corninggas.com.

C&T Enterprises, Inc.

C&T Enterprises, Inc.
1775 Industrial Blvd., P.O. Box 551
Lewisburg, PA 17837
570-524-2231

        C&T Enterprises, Inc. ("C&T") is a Pennsylvania corporation that functions as a holding company and management services provider. C&T is a "public utility holding company" under the Public Utility Holding Company Act of 2005. C&T is owned by two rural electric cooperatives, Tri-County Rural Electric Cooperative, Inc. ("Tri-County"), and Claverack Rural Electric Cooperative, Inc. ("Claverack"). Tri-County and Claverack collectively provide electric service to approximately 36,000 customers in north-central Pennsylvania.

        Tri-County and Claverack established C&T in 1998 for the specific purpose of acquiring the stock of Citizens' Electric Company of Lewisburg, Pennsylvania ("Citizens"'). In 2002, C&T acquired from NUI Corporation the assets of the former NUI Valley Cities Gas Service and NUI Waverly Gas Service. C&T formed a new subsidiary, Valley Energy, Inc. ("Valley"), to own and operate the newly-acquired Valley Cities and Waverly Assets. Valley Energy serves approximately 1,600 customers in the Village of Waverly and Town of Chemung, New York. C&T also owns the stock of Wellsboro Electric Company ("Wellsboro") serving customers in Wellsboro, Pennsylvania. Collectively, the C&T family (Tri-County, Claverack, Citizens', Valley and Wellsboro) currently serves over 48,000 electric and 7,100 gas customers, has combined annual revenues (including electric and gas supply) or approximately $79.5 million and consists of approximately 190 employees.

        C&T does not have its own website, but its operating affiliate, Valley Energy, Inc., has a website with complete links. That website is: http://www.valley-energy.com/links.

C&T Acquisition, Inc. ("Merger Sub")

C&T Acquisition, Inc.
c/o C&T Enterprises, Inc.
1775 Industrial Blvd., P.O. Box 551
Lewisburg, PA 17837
570-524-2231

        C&T Acquisition, Inc. is a wholly-owned subsidiary of C&T Enterprises, Inc, formed as a New York corporation solely for the purpose of completing the merger with Corning.

THE SPECIAL MEETING

Purpose, Time and Place

        The Corning Board of Directors is soliciting proxies for use at the special meeting of Corning stockholders (including any adjournments or postponements thereof, the "Special Meeting"). The Special Meeting will be held on Thursday, September 28, 2006 at 10:30 a.m. local time at 330 W. William Street, Corning, New York.

        At the Special Meeting, Corning stockholders as of the record date will be asked to consider and vote on a proposal to approve the Merger Agreement and the Merger.

Record Date, Voting Power and Vote Required

        The Corning Board of Directors has fixed the close of business (5:00 p.m., local time) on Monday, August 14, 2006 as the record date for determining the Corning stockholders entitled to notice of, and to vote at, the Special Meeting. Only Corning stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the Special Meeting.

        At the close of business on the record date, 506,918 shares of Corning Common Stock were issued and outstanding and entitled to vote at the Special Meeting. Corning stockholders of record are entitled to one vote per share on any matter that may properly come before the Special Meeting. There were no Corning preferred shares issued and outstanding on the record date. Votes may be cast at the Special Meeting in person or by proxy. See "The Special Meeting—Voting of Proxies."

        The presence at the Special Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Corning Common Stock entitled to vote is necessary to constitute a quorum. If a quorum is not present at the Special Meeting, management will adjourn or postpone the meeting in order to solicit additional proxies.

        The affirmative vote of the holders of at least two-thirds of the outstanding shares of Corning Common Stock is required to approve the Merger Agreement and the Merger.

        Broker non-votes (that is, shares represented by properly signed and dated proxies held by brokers as nominees as to which instructions have not been received from the beneficial owners and the broker or nominee does not have discretionary voting power on that proposal) will be counted as present for purposes of establishing a quorum, but will not be counted for the purposes of determining whether the Merger Agreement and the Merger has been approved. Broker non-votes will therefore have the effect of a vote against the Merger Agreement and the Merger.

Share Ownership of Management

        At the close of business on the record date, directors and executive officers of Corning and their affiliates beneficially owned 59,132 shares of Corning Common Stock (approximately 11.7% of the shares outstanding). Each of them has indicated their present intention to vote the Corning shares owned by them for the proposal to approve and adopt the Merger Agreement and the Merger.

Voting of Proxies

        Corning shares represented by properly signed and dated proxies received in time for the Special Meeting (including those given through electronic voting through the Internet or by telephone) will be voted at the Special Meeting in the manner specified by the proxies. If you sign, date and mail your proxy without indicating how you want to vote, your proxy will be counted in favor of the Merger Agreement and the Merger. We do not expect that any matter other than the approval of the Merger Agreement and the Merger and possibly procedural items relating to the conduct of the Special Meeting will be brought before the Special Meeting.

        If you have Corning shares registered in different names, you will receive a separate proxy card for each registration. All these shares will be voted in accordance with the instructions on the proxy card. If your shares are held by a broker as nominee, you will receive a voter information form from your broker.

        The appointment of a proxy on the enclosed proxy card does not preclude you from voting in person.

        Instead of submitting proxies by mail on the enclosed proxy card, stockholders of record and many stockholders who hold their shares through a broker or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in Corning's stock records in your name or in the name of a broker, bank or other holder of record. If you hold your shares through a broker, bank or other holder of records, you should check your proxy card or voting instruction card forwarded by your broker, bank or other holder of record to see which options are available.

        Stockholders of record of Corning common stock at the close of business on August 14, 2006, the record date, may submit their proxies:

  •
  through the Internet by visiting a website established for that purpose at https://www.proxyvotenow.com/cnig (note the "s" in "https"); or

  •
  by telephone by calling the toll-free number 1-866-825-8921 in the United States or Canada on a touch-tone phone and following the recorded instructions.

        In order to vote via the telephone or the Internet, please have in front of you your proxy card. Upon entering either the phone number or the Internet website address, you will be instructed on how to proceed.

Adjournment of Meeting

        If the Special Meeting is adjourned, we do not expect any such adjournment to be for a period of time long enough to require the setting of a new record date for the Special Meeting. If an adjournment occurs, it will have no effect on the ability of the Corning stockholders of record as of the record date either to exercise their voting rights or to revoke any previously delivered proxies.

Revocability of Proxies

        You may revoke a proxy at any time before its exercise by (1) on or before September 27, 2006 notifying in writing the Office of the Secretary of Corning, Natural Gas Corporation, 330 W. William Street, Corning New York, 14830, (2) completing and timely delivering a later-dated proxy, or (3) attending the Special Meeting and notifying the Secretary of revocation of the proxy prior to its exercise if you are a holder of record.

        Attendance at the Special Meeting will not by itself constitute revocation of a proxy. A Corning stockholder of record attending the Special Meeting may revoke his or her proxy and vote in person by informing the Secretary before the vote is taken at the meeting that he or she desires to revoke a previously submitted proxy.

        If your shares are held in an account at a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote. Beneficial holders cannot revoke their proxies in person at the special meeting because the actual stockholders of record, i.e., the banks or brokers or their nominees, will not be present.

Solicitation of Proxies

        Corning will bear the costs of soliciting proxies from Corning stockholders. In addition to solicitation by mail, the directors, officers and employees of Corning may solicit proxies from Corning stockholders by telephone or in person. These directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Corning shares held of record by these persons, and Corning will reimburse its custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

        We have retained Innisfree M&A Inc. ("Innisfree") to help solicit proxies. Innisfree will receive a fee of $6,500 as compensation for its basic solicitation services, plus reimbursement of usual and customary expenses. We have agreed to indemnify Innisfree against certain liabilities arising from its engagement.

        You should not send share certificates with your completed proxy cards. If the Merger is consummated, a separate letter of transmittal will be mailed to Corning's stockholders which will explain the procedure for each stockholder to follow in order to receive the Merger consideration.

NO VOTE REQUIRED FOR C&T ENTERPRISES, INC. STOCKHOLDERS

        C&T Enterprises, Inc. stockholders need not approve the Merger Agreement and the Merger. Thus, no one is soliciting proxies from C&T Enterprises, Inc. stockholders. C&T Enterprises, Inc. is the sole stockholder of Merger Sub and has voted all shares of Merger Sub in favor of the Merger Agreement and the Merger.

THE MERGER

        We are furnishing this Proxy Statement to you in connection with the proposed Merger between Corning and C&T Acquisition, Inc. ("Merger Sub"), a subsidiary of C&T Enterprises, Inc., because you are a Corning stockholder. If completed, the Merger will be carried out as provided in the Merger Agreement, as amended, a copy of which is attached as Appendix A to this Proxy Statement.

General Description of the Merger

        The Merger Agreement provides that Merger Sub will merge into Corning. Corning will be the surviving corporation to the Merger (the "Surviving Corporation") and will continue to conduct its businesses as a wholly-owned subsidiary of C&T Enterprises, Inc. In the Merger, each outstanding share of Corning Common Stock (other than shares owned by Corning as treasury stock or by any direct or indirect subsidiary of Corning) will be converted into the right to receive $16.50 in cash, without interest.

        The total value of the consideration that Corning stockholders will receive in the Merger, based on the number of Corning shares outstanding on the date of this proxy statement, is approximately $8.364 million. See "The Merger—Merger Financing" for a description of how C&T expects to fund the Merger consideration.

Background and Negotiation of the Merger Agreement

        General.    As part of its long-term planning, Corning's Board of Directors has periodically reviewed and evaluated various strategic options and alternatives available to maximize the economic return of its stockholders' investment in the Company. Corning's Board has recognized the difficulties Corning faces in responding to the increasing capital and human resource demands accompanying a more complex natural gas marketplace and increasing gas supply and safety requirements. Additionally, the volatility of natural gas prices and increasing financing and security requirements of suppliers of natural gas to Corning, combined with the inherent lag in collection of revenue from customers, creates an extremely difficult cash flow situation for small natural gas supply companies such as Corning. In the past few years Corning has had difficulties maintaining sufficient cash on hand to pay for the requisite supplies of natural gas. Further, significant capital resources are required to maintain safety on the Corning distribution system, including replacing old pipe and minimizing leaks. Significant human resources are required to manage gas supplies and the transportation to and balancing of gas supplies for customers in the new regulatory environment where customers may buy their own natural gas and use Corning only for provision of transportation service. The Corning Board believed all these factors make it increasingly difficult to increase shareholder value and as a result, the Board engaged Aramar Capital Group, LLC ("Aramar") in December 2003 to provide financial advisory services in connection with a possible strategic combination involving Corning.

        Efforts to Identify a Purchaser.    Beginning in early 2004, Corning and Aramar made extensive efforts to find a buyer or other strategic partner for Corning, including contact with more than 55 potential interested parties. Corning entered into written confidentiality and non-disclosure agreements with 21 parties and provided a confidential descriptive memorandum of Corning and its operations to such parties. Many discussions took place (including discussions relating to non-binding preliminary proposals) that involved negotiation and Board consideration.

        Negotiations with C&T.    Aramar representatives initiated contact with C&T in February 2004. Aramar had follow-up discussions by telephone about a potential strategic alliance and about regulatory requirements with Robert Toombs, President of C&T, on March 29, April 1, April 20, May 18 and July 20, 2004. In late July 2004, further exploratory discussions were put on hold for a number of reasons, including the burdens associated with the Public Utility Holding Company Act of 1935.

        On July 8, 2005, Aramar received a telephone call from Mr. Toombs who conveyed C&T's desire to revive discussions in light of the likely imminent repeal of the Public Utility Holding Company Act. In that connection, C&T then signed a Confidentiality and Non-disclosure Agreement on July 19, 2005. Aramar and Mr. Toombs had further telephone conversations on July 15, August 1, August 8, August 22 and September 14, 2005 in which Mr. Toombs expressed C&T's continuing interest in Corning and requested detailed information about Corning's financial condition, debt obligations, regulatory treatment and distribution system condition. Aramar also had several conversations with C&T's financial advisor, Christenberry Collet & Company, Inc. ("CCCI"), from August through October, 2005 regarding some of the requested information concerning Corning.

        On November 4, 2005, CCCI conveyed C&T's preliminary and informal valuation of Corning, which involved an enterprise value for Corning (representing the consideration to be paid to Corning's shareholders, plus the interest bearing debt of Corning to be assumed or retired by C&T, minus certain cash of Corning to be acquired by C&T) of between $19,000,000 and $23,000,000, subject to various adjustments that would both increase and decrease the enterprise value. The preliminary valuation was subject to a more refined valuation that would follow C&T's further due diligence review. Aramar had several conversations with CCCI throughout November 2005 concerning the status of certain of Corning's assets and obligations, the potential structure of a possible acquisition of Corning and establishing an agenda for a meeting in December 2005 among certain executive officers of C&T and Corning.

        On December 15, 2005, at Corning's offices in Corning, New York, Thomas K. Barry, Corning's Chairman of the Board, Chief Executive Officer and President, Kenneth James Robinson, Executive Vice President and Chief Financial Officer of Corning, along with Joel Moore and Stanley G. Sleve, each a Vice President of Corning, and Jeffrey Lehman of Aramar met with Robert Toombs, President and Chief Executive Officer of C&T, Bonnie Shadle, Chief Financial Officer of C&T, and William Conway of CCCI. At the meeting, C&T described its organization and its plans regarding its other interests in New York State, and outlined its preliminary valuation of Corning and the financial analysis underlying that valuation. The parties discussed a number of important issues related to Corning, including Corning's recently filed rate case with New York Public Service Commission ("NYPSC") seeking increased rates to reflect Corning's increased costs and expenses of operations, Corning's discussions and relationships with the NYPSC, a detailed system overview, capital expenditure plans, an employee and benefit overview, senior management plans, union terms, a debt summary (including change of control provisions and prepayment penalties), the funding and summary of pension and deferred compensation plans, utility only financial statements, environmental issues, possible transaction structures and timelines and proposed discussion points to address with the NYPSC in connection with a prospective discussion of the possible acquisition.

        As a follow-up to this conversation, representatives of C&T (Ms. Shadle, Mr. Conway, Robert Crocker, President and CEO of Valley Energy, an affiliate of C&T, and Attorney Pamela Polacek of McNees Wallace and Nurick, LLC, counsel for C&T), and representatives of Corning (Messrs. Robinson, Sleve, Lehman and Attorney Stanley Widger of Nixon Peabody, counsel for Corning) had a meeting with the New York State Department of Public Service Commission staff in Albany, New York on December 20, 2005 regarding a potential acquisition. In this meeting C&T provided an overview of its organization as a Pennsylvania based utility holding company that owns a small local gas distribution company with a service territory in New York close to that of Corning's gas distribution systems, as well as larger electric cooperatives and a larger natural gas utility in Pennsylvania, also close to the service territory of Corning. Further, the parties discussed potential benefits to Corning customers, C&T's ability to finance the acquisition and to purchase adequate quantities of natural gas and the potential structure of a transaction.

        On December 22, 2005, Aramar and CCCI had further discussions about a formalization of the proposed consolidation of Corning and C&T and Aramar advised CCCI that the valuation would likely have to be raised in order to be acceptable to Corning. On January 9, 2006, Messrs Barry, Robinson and Lehman and Sonali Agarwal of Aramar had a teleconference call with Mr. Conway and further discussed transaction issues including employees, Corning's interrelationship with its non-utility subsidiaries, and pension expenses.

        On January 11, 2006, Messrs. Barry, Robinson, Moore and Lehman had a teleconference call with Messrs. Conway, Toombs, Crocker, and David Patterson, Steve Herd of C&T, in which the parties discussed Corning's pipeline system.

        On January 13, 2006, Mr. Toombs conveyed C&T's revised valuation, which assigned an enterprise value range for Corning of $21,000,000 to $26,000,000, depending on several contingent factors. In connection with this valuation, C&T proposed that any acquisition be in the form of an asset purchase. On January 18, 2006 CCCI provided C&T's analysis showing that the revised valuation was higher than the November valuation. On January 24, 2006, Aramar conveyed Corning's belief that the transaction should be a stock purchase and that the consideration for Corning's shares should be at least $14 per share, which equated to an enterprise value of approximately $25,000,000, plus any cash in Corning's non-utility operations. There was extensive discussion about the potential mechanics of such a transaction, including the benefits of a merger rather than an asset purchase and of adjustments to the price depending on several contingencies.

        On January 26, 2006, CCCI conveyed C&T's further revised valuation which would result in a payment of $12 per share for Corning's stock, plus any cash in Corning's non-utility operations. On January 27, CCCI on C&T's behalf agreed to consider a per share purchase price of up to $15.50 per share, plus any cash in Corning's non-utility operations, with the exact price to be determined based upon the outcome of several contingencies, including the sale of Corning's non-gas utility operations and satisfactory resolution of Corning's requested rate increase. After further telephone calls among CCCI, Mr. Toombs and Aramar, on February 2, 2006, C&T provided a non-binding Letter of Intent to Corning with the proposed terms for a merger. On February 3, 2006, Mr. Toombs and Mr. Barry met and discussed the non-binding Letter of Intent. After negotiations between the parties regarding a potential break-up fee and the impact of the pending rate case and further discussions about due diligence matters such as the condition of Corning's distribution pipeline system, and after Corning's Board of Directors authorization (discussed below), on February 16, 2006, Corning and C&T executed a non-binding Letter of Intent dated February 13, 2006 (the "C&T Letter of Intent"). The companies also executed a Confidentiality, Exclusivity and Access Agreement, which provided for exclusivity of negotiations and a mutual break-up fee.

        Among several other conditions and assumptions, the C&T Letter of Intent conditioned the proposed purchase on the divesture by Corning of its assets unrelated to gas distribution prior to closing. The proposed purchase price was $15.50 per share (based on various assumptions about Corning's revenues, expenses, customer and load growth and the NYPSC's complete approval of Corning's pending request for a rate increase), plus the cash of the non-utility operations. The C&T Letter of Intent also provided for extensive cooperation by Corning in connection with C&T's continuing due diligence.

        Discussions and Negotiations with Other Potential Acquirors.    Between February 2004 and the execution of the C&T Letter of Intent, Corning and Aramar were exploring possible strategic alliances with other potential purchasers.

        During the period between June 2004 and December 2005, Corning management and Aramar met with representatives of a relatively large public utility company ("Company A") and discussed the respective companies and the potential benefits of a merger. The efforts with Company A involved several meetings, extensive due diligence efforts and the execution of a non-binding indication of interest dated April 6, 2005 for Company A's purchase of Corning for consideration of $9.00 per share, plus the cash proceeds from the sale of Corning's non-utility operations prior to closing. The consideration would have been in the form of Company A's publicly traded stock. The $9.00 per share price did not account for a dividend of $1,200,000 that a Corning subsidiary made to Corning in September 2005, which would have increased the per share price for Corning's shares by approximately $2.37 per share based on Company A's valuation formula. There were also other contingencies and potential adjustments to the purchase price. The indication of interest was also subject to several contingencies, including Company A's obtaining regulatory relief from the NYPSC concerning post-closing pricing and other matters. After Company A determined it was unlikely to obtain the relief it sought from the NYPSC, Company A notified Corning in January 2006 that Corning should pursue other alternatives.

        Additionally, Corning, directly and through Aramar, had contacts and meetings with a company affiliated with Richard M. Osborne that held interests in several utility companies ("Company B"). The contact and meetings were in November and December 2005, during which the parties generally discussed their respective businesses and the possibility of an acquisition of Corning by Company B. On December 8, 2006, Company B made a preliminary valuation of $15.00 per share of Corning common stock, subject to due diligence and other conditions. In January 2006, Aramar followed up with Company B and learned that Company B had retracted its consideration of a total acquisition. Company B's counsel orally indicated to Aramar that Company B might consider a possible investment in Corning of approximately $5.0 million for shares of to-be-created preferred stock. Company B did not propose any terms or rights relating to the proposed preferred stock (such as dividends, liquidation preferences, conversion ratios, veto/approval rights or other terms) other than a right for the preferred stock holders to elect an unspecified number of board members of Corning. After discussions with certain non-management board members, Corning management decided to not actively pursue this approach while it was in discussions with C&T for a complete acquisition, because Company B's oral indication of preliminary interest did not address the underlying issues that were driving Corning's search for a merger, acquisition or other strategic alliance; namely to adequately address Corning's financial capabilities and to address concerns of the NYPSC which were more likely to be addressed by a merger, acquisition or strategic alliance, all as described below in "The Merger—Corning's Reasons for the Merger and Recommendation of the Corning Board of Directors." Therefore, negotiations with Company B with respect to creation and issuance of preferred stock, as well as the provisions, terms and rights associated with such preferred stock, were put on hold by Corning. Company B did not contact Corning after January 2006 to provide more details or specifics on its preferred stock proposal, either in writing or orally. Corning's management believes that a preferred stock transaction would have constituted a "change in control" of Corning under the provisions of the employment and severance agreements that are described in "Interests of Certain Persons in the Merger—Employment Agreement, Termination of Employment and Change-in-Control Arrangements." Subsequently, in February 2006 and July 2006, the Richard M. Osborne Trust has filed Schedule 13Ds with the SEC stating that such Trust has acquired 83,233 shares of Corning common stock.

        Corning Board Involvement up to C&T Letter of Intent.    The Corning Board of Directors holds regularly scheduled meetings quarterly. The status of finding a potential strategic partner or acquiror was typically addressed at the Board's quarterly meetings. The Board specifically addressed the status of finding a potential purchaser of Corning in the following meetings:

  •
  November 13, 2003 Board meeting. The Board discussed engaging Aramar to assist in identifying a potential purchaser or other strategic partner.

  •
  February 3, 2004 Board meeting. The Board was advised of the formal engagement of Aramar and initial efforts to contact potential purchasers or other strategic partners.

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  April 22, 2004 Board meeting. The Board discussed the status of contacts and discussions with potential purchasers (including signed confidentiality and non-disclosure agreements).

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  June 16, 2004 Board meeting. The Board was advised that despite several contacts, discussions remaining at a preliminary level with potential purchasers and most contacts had not elected to advance beyond the preliminary discussion and investigation stage. It was the consensus of the Board that efforts to find a purchaser should continue.

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  September 16, 2004 Board meeting. The Board was updated on the status of the search for a potential purchaser and the consensus of the Board was that management and Aramar should continue their efforts to seek a purchaser.

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  November 18, 2004 Board meeting. The Directors were given a status report concerning efforts to find a potential acquiror of Corning. Despite the lack of emergence of a serious purchaser, the Board continued in its belief that efforts should continue to find a potential acquiror.

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  February 8, 2005 Board meeting. The Board was updated on relatively slow pace of preliminary negotiations with several parties.

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  April 12, 2005 Board meeting. The Board was updated on status of negotiations, including negotiations and a non-binding indication of interest from Company A and the Board recommended continuing negotiations with Company A.

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  June 23, 2005 Board meeting. The Board was advised of further negotiations with Company A, including a planned meeting between Company A and NYPSC staff.

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  September 29, 2005 Board meeting. The Board was advised of Company A's dissatisfaction with NYPSC staff's initial position concerning requested regulatory relief relating to Company A's possible acquisition of Corning. The Board continues its position that management and Aramar should continue to seek a potential acquiror or other strategic partner for Corning.

        In addition to discussion of the status of the search for an acquiror or other strategic alliance during Board meetings, Mr. Barry, as Chairman of the Board of Directors, kept other individual directors informed of the status of discussions and preliminary negotiations in frequent telephone calls.

        Due Diligence and Negotiations Following Execution of C&T Letter of Intent.    From mid-February through April 2006, C&T continued conducting extensive due diligence on Corning. On March 15, 2006, C&T delivered a first draft of an Agreement and Plan of Merger. This initial draft included a formula for the stock purchase price (instead of the $15.50 per share price, subject to certain assumptions, set forth in the C&T Letter of Intent), and a proposed escrow of a portion of the purchase price to provide security to C&T in case of breaches of Corning's representations and warranties (the impact of which would be that Corning shareholders would not receive their full payment for up to three years and possibly not at all due to the proposed broad indemnification obligations).

        The management of Corning and C&T negotiated several revisions to this first draft of an agreement, including, the deletion of the escrow and the broad indemnification obligations of the Company and shareholders generally in exchange for a limited personal indemnification from Mr. Barry, Corning's Chairman and Chief Executive Officer, and Mr. Robinson, Corning's Executive Vice President; adjustments to the purchase price relating to Corning's cash at closing, potential savings from pre-closing adjustments to compensation and severance packages payable to certain executives of Corning and total transaction costs; and reduction of other offsets against the purchase price including transaction costs. The initially proposed $15.50 per share price was reduced to reflect the fact that Corning did not receive all of the rate relief it was requesting from the NYPSC.

        At the April 20, 2006 Board meeting, the Corning Board of Directors met and discussed the revised draft of an Agreement and Plan of Merger. The Board voted to authorize management to continue to negotiate for several changes to the draft document, including the extent of Corning's representations and warranties and the related indemnification, conditions of terminations and possible break-up fees and other revisions suggested by Corning's counsel, Rich May, a Professional Corporation.

        Between April 21 and May 10, 2006, Corning and C&T further negotiated the terms and provisions of the draft Agreement and Plan of Merger, including the conditions of termination and possible break-up fees, the definition of material adverse change, permitted capital improvements prior to closing, a condition to closing limiting the number of Corning stockholders indicating a desire to exercise dissenters' rights, the mechanics of Mr. Barry's and Mr. Robinson's personal indemnification to C&T and details of the price per share formula adjustments.

        On May 10, 2006, the Corning Board of Directors held a special meeting to review the revised draft of the agreement. Mr. Barry updated the Board on the negotiations with C&T and the revisions to the agreement negotiated by Corning management and its advisors. He also reported to the Board on the purchase price per share and the possible range of adjustments to the base purchase price of $13.71, as set forth in the draft agreement and the commitment received by C&T for the financing of the Merger. The Board discussed that Corning had been actively seeking a purchaser of its business since early 2004 and that despite several initial contacts and several extensive discussions with potential purchasers, only C&T had reached this stage. The Board also discussed that a strategic merger with a larger utility company would, among other things: 1) provide a very good opportunity for maximizing shareholder value; 2) assist Corning in providing reliable service to its customers; and 3) not require Corning to significantly reduce its number of employees. The Board considered that with the changing natural gas marketplace and regulatory framework, greater critical mass is necessary to fund increasing safety requirements, pipe replacement and gas supplies. The Board also considered the limitations of Corning in terms of potential sales growth in its existing service territory and access to capital. The Board proceeded to discuss the advantages of such a merger, the difficulties faced by Corning in the absence of such a merger and the absence of other significant expressions of interest by other parties to acquire Corning despite efforts over approximately two years to find a potential purchaser. The Board discussed that they believed that the proposed price was fair to Corning's stockholders, and that the Board would obtain a fairness opinion from an independent financial advisor prior to closing and advise Corning's stockholders of the fairness opinion. Following the discussions, the Board unanimously approved the proposed Merger and the form of Merger Agreement, with such additional changes to the Merger Agreement as the executing officer deemed necessary or appropriate.

        On May 11, 2006, Corning and C&T executed the Merger Agreement. Press releases concerning the proposed Merger were disseminated on May 11 and May 16, 2006.

        Subsequently, on August 18, 2006, Corning, C&T and Merger Sub executed Amendment No. 1 to the Agreement and Plan of Merger, which changed the purchase price per share to $16.50. Prior to this Amendment No. 1, the per share purchase price was to be determined at Closing and was to be $13.71 plus or minus certain adjustments based on certain specified pre-Closing contingencies. The parties were able to agree on a definitive price in part because the impact of several of the previous factors that were subject to adjustment became more definitive and two executive officers of Corning, Thomas K. Barry and Kenneth James Robinson, in an effort to improve the purchase price for all Corning stockholders, despite the associated personal cost (i) agreed to reduce their severance by $175,740 provided such reduction increased the Merger consideration; (ii) agreed to be the buyer of last resort for the Appliance Company Notes with an outstanding principal balance of approximately $636,000 as of July 31, 2006 and (iii) agreed that their severance payments could be further reduced if the Company Transaction Costs relating to the Merger exceed $1,075,000. See "Interests of Certain Persons in the Merger," below.

        The Corning Board of Directors held a special meeting on August 18, 2006 and approved Amendment No. 1 to the Merger Agreement, including the change in Merger consideration to $16.50 per share. The Board also discussed the commitments agreed to by C&T in obtaining NYPSC approval of the Merger and the Board reaffirmed its determination that the Merger is fair and in the best interest of the Corning stockholders and its recommendation that Corning stockholders vote for approval of the Merger Agreement, as amended, and the Merger.

Corning's Reasons for the Merger and Recommendation of the Corning Board of Directors

        The Corning Board of Directors consulted with Corning's senior management, Aramar Capital Group, LLC, Corning's financial advisor, and Rich May, a Professional Corporation, Corning's legal counsel, in approving the Merger and the Merger Agreement (including the Amendment No. 1 to the Merger Agreement) and in determining that the Merger is fair to, and in the best interests of, Corning stockholders.

        The Corning Board of Directors considered a number of factors, including without limitation, the following:

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  its review and analysis of Corning's business, financial condition, earnings and prospects, as well as the competitive and changing environment facing Corning, including:

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  a more complex natural gas marketplace, including a new regulatory environment in which customers may buy natural gas from other suppliers and use Corning only for transportation services and the increased human resources required to manage gas supplies and transportation;

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  increasing gas pipeline safety requirements;

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  expected increasing capital demands, including the fact that Corning's distribution pipeline system is old and that, under current safety standards, considerable amounts of capital investment will be required to address safety concerns and standards and satisfy concerns of the NYPSC;

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  the volatility of natural gas pricing and increasing financing and security requirements of suppliers of natural gas to Corning;

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  an extremely difficult cash flow situation for small natural gas supply companies such as Corning due to the inherent lag in collection of revenue from customers; for example, Corning has experienced difficulties in maintaining sufficient cash on hand to pay for the requisite supply of natural gas and, for the 2005-2006 winter season, Corning was required to renegotiate several of its gas storage and supply arrangements in order to address concerns raised by Corning's suppliers and the NYPSC in Docket 05-G-1268;

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  a limited opportunity for revenue and earnings growth due to a weak local economy, a lack of growth in business and the population in Corning's service territory and a lack of any reasonable opportunity to expand within or outside of Corning's current service territory;

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  limited access to financial markets at a reasonable cost as a result of Corning's relatively small size, financial performance and financial constraints, including anticipated difficulties in raising equity capital due to restrictions on paying cash dividends imposed by lenders and the NYPSC;

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  the costs and efforts to comply with Securities and Exchange Commission requirements, including Sarbanes-Oxley requirements, as to auditing, reporting and public disclosure, as such costs and efforts are greatly increasing and are burdensome for a company the size of Corning, with compliance taking a significant portion of management time and of Corning's earnings; and

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  the limits imposed by Corning's lenders and the NYPSC on Corning from issuing cash dividends until Corning achieves significant financial improvements.

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  consolidation in the energy market generally and the advantages that larger natural gas companies have including economies of scale, access to capital and enhanced ability to manage gas supply complexity and risk;

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  historical market prices for Corning shares, trading information and liquidity with respect to Corning shares and that the consideration per share to be paid in the Merger is generally above the price range in which Corning shares have traded in the Over the Counter Bulletin Board over the past 18 months;

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  a review of the possible alternatives to a sale of Corning in its entirety, including the prospects of continuing to operate Corning independently, the value to stockholders of these alternatives and the timing and likelihood of actually achieving additional value from these alternatives, along with the possibility that Corning's future performance might not lead to a share price in the foreseeable future that would have as high a present value as the consideration to be paid by C&T in the Merger;

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  that Aramar, Corning's financial advisor, and Corning senior management had beginning in early 2004 been contacting a number of other companies in a process designed to determine interest in acquiring or establishing a strategic alliance with Corning;

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  that the consideration per share was not subject to any escrow or hold-back and stockholders would receive full payment for their shares promptly after the closing of the Merger;

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  the closing of the Merger is subject to an opinion of an independent financial advisor as to the fairness of the Merger consideration from a financial point of view to the Corning stockholders (see "The Merger—Opinion of Financial Advisor to the Corning Board of Directors");

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  the likelihood of completion of the Merger, including an assessment that C&T's commitment for financing is sufficient so that C&T has the financial capability to acquire Corning for the Merger consideration (see "The Merger—Merger Financing"), and an assessment that the Board believes the NYPSC and FERC are likely to grant the requisite approvals and exemptions (see "The Merger— Regulatory Approvals");

  •
  the value of Corning to C&T (due to potential synergies and cost savings for C&T) and the consideration C&T is willing to pay may be greater than what other potential purchasers might be willing to pay for several reasons, including:

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  C&T has nearby natural gas utility service territories which will facilitate sharing of human and physical resources;

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  C&T operations are already subject to regulation by the NYPSC;

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  C&T has an experienced senior management team in place that will be able to assume relevant management functions without the retention of Corning's President and Executive Vice President;

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  C&T will be able to take advantage of economies of scale in operating its present utility operations and Corning's utility operations; and

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  C&T's stronger financial condition is expected to reduce or eliminate many of the cash flow constraints faced by Corning;

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  the fact that the Merger must be approved by holders of two-thirds of Corning's common stock which assures the Merger will not occur without stockholder approval; and

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  the benefits to Corning's customers in having a better financed entity serving their natural gas supply needs;

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  the potential for negative regulatory consequences of not proceeding with the Merger as approved by the NYPSC, which could include:

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  possible adverse action by the NYPSC if Corning is unable to secure adequate natural gas supplies at reasonable prices for the 2006-2007 winter, which could include efforts by the NYPSC to appoint an operator to take over Corning's operations on a temporary or long-term basis;

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  possible future orders by the NYPSC increasing Corning's required expenditures on system repair, replacement and improvement, which could be comparable to the levels committed to by C&T in obtaining approval of the Merger (approximately $6.9 million above Corning's budgeted expenditures over the next five years);

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  possible exposure of Corning to up to $519,000 in penalties per year (which approximates annual earnings on equity), as provided for in the NYPSC's May 22, 2006 Rate Order, for failure to meet certain requirements specified in the Order;

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  continuation of the NYPSC's prohibition on the payment of dividends, as also provided for in the Rate Order; and

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  the possible need to file a request in the fall of 2006 for a rate increase to take effect following September 30, 2007, the end of the rate year to which the Rate Order pertains, and the risk of possible unfavorable action by the NYPSC on that request.

        The Corning Board of Directors also considered certain negative factors associated with the proposed transaction, including without limitation, the following:

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  that the receipt of the Merger consideration would, in general, be a taxable transaction for United States federal income tax purposes;

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  that, as the result of receiving cash for their equity interests, Corning's stockholders would no longer have the opportunity to participate in Corning's potential upside; and

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  that the Merger consideration was originally $13.71 per Corning share, subject to upward and downward adjustments, and thus the exact Merger consideration per share was originally expected to not be known until Closing (however, subsequently, in August 2006, pursuant to Amendment No. 1 to the Merger Agreement the Merger consideration was changed to $16.50 per share).

        The discussion above of the information and factors that the Corning Board of Directors considered, while not exhaustive, addresses the material factors the Corning Board of Directors considered. In determining to recommend the approval of the Merger Agreement and the Merger, the Corning Board of Directors also considered that the Merger was in the best interests of Corning's employees and customers. In view of the wide variety of factors considered, the Corning Board of Directors did not quantify or assign relative weights to the factors above. Rather, the Corning Board of Directors based its recommendation on the totality of the information presented to and considered by it.

        In considering the recommendation of the Corning Board with respect to the Merger Agreement, Corning stockholders should be aware that certain members of the Corning Board and Corning employees have interests in the Merger that are different from, or in addition to, the interests of stockholders of Corning generally. The Corning Board was aware of these interests and considered them, among other matters in approving the Merger Agreement (see "The Merger—Interests of Certain Persons in the Merger").

        THE CORNING BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, CORNING STOCKHOLDERS AND HAS APPROVED THE MERGER. THE CORNING BOARD OF DIRECTORS RECOMMENDS THAT CORNING STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

Opinion of Bryant Park Capital to the Corning Board of Directors

        To assist Corning's Board of Directors with the evaluation of the Merger and Merger consideration, Bryant Park Capital, Inc. ("Bryant Park Capital") was retained to render an opinion as to the fairness, from a financial point of view, of the Merger consideration to be received by the holders of Corning common stock (other than C&T Enterprises, Inc. and its affiliates).

        Bryant Park Capital was not engaged to, nor did it, evaluate Corning's underlying business decision to enter into the Merger Agreement or the Merger, evaluate alternative transaction structures or other financial or strategic alternatives or solicit third party indications of interest with regard to Corning's assets or common stock or otherwise participate in the transaction process. Bryant Park Capital was not engaged to, nor did it opine to the tax consequences of the Merger. Bryant Park Capital was not asked to pass upon, and expressed no opinion with respect to, any matters, including any agreements between Corning and C&T or its affiliates, other than the fairness from a financial point of view of the Merger consideration to be received by the holders of Corning common stock (other than C&T Enterprises, Inc. and its affiliates) pursuant to the merger.

        On June 15, 2006, Bryant Park Capital delivered its oral opinion, which was subsequently confirmed in writing, to the Corning Board of Directors that, as of that date, and subject to the various assumptions, qualifications and limitations set forth therein, the Merger consideration to be received by the holders of Corning common stock (other than C&T Enterprises, Inc. and its affiliates) was fair, from a financial point of view, to such holders. By letter dated August 18, 2006 Bryant Park Capital confirmed to Corning's Board of Directors that the amended Merger consideration of $16.50 per share was within the range of the Merger consideration considered by Bryant Park Capital in its June 15, 2006 fairness opinion, and accordingly the change of Merger consideration from $13.71, subject to adjustment, to $16.50, without adjustment did not change its June 15, 2006 opinion.

        Bryant Park Capital is an investment-banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, competitive biddings and valuations for corporate and other purposes. Bryant Park Capital was selected based in part upon these qualifications and the fact that during the prior two years neither Corning nor C&T had any material relationship with Bryant Park Capital.

        The full text of Bryant Park Capital's June 15, 2006 written opinion and August 18, 2006 confirmatory letter are attached as Appendix B to this proxy statement and sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken. Bryant Park Capital's opinion is directed only to whether the Merger consideration to be received by the holders of Corning common stock (other than C&T Enterprises, Inc. and its affiliates) is fair, from a financial point of view, to such holders. The summary of Bryant Park Capital's written opinion below is qualified in its entirety by reference to the full text of the opinion. YOU ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY.

        In reading the discussion of the fairness opinion set forth below, you should be aware that Bryant Park Capital's opinion:

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  was provided solely to Corning Board of Directors in connection with and for the purposes of its evaluation of the Merger;

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  does not constitute a recommendation to Corning's stockholders or any other person as to how to vote or act on any matter relating to the Merger Agreement or the Merger; and

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  does not constitute a recommendation to Corning's Board of Directors in connection with the Merger.

        In connection with rendering its opinion, Bryant Park Capital, among other things:

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  reviewed certain publicly available information concerning Corning that it believed to be relevant to its analysis;

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  analyzed certain of Corning's historical financial statements;

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  reviewed Corning's projected financial statements and other financial and operating data prepared by Corning's management;

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  analyzed certain operating data relating to and provided by Corning;

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  discussed the past and current operations and financial condition and Corning's prospects with Corning's management;

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  reviewed the Merger Agreement dated May 11, 2006;

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  reviewed with Corning's management certain adjustments to the Merger consideration as defined in the Merger Agreement;

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  reviewed the transaction process conducted on Corning's behalf;

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  reviewed the reported prices and the historical trading activity of Corning's common stock;

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  compared Corning's financial performance and valuation multiples and the implied valuation multiples for the Merger with the financial performance and valuation multiples of certain publicly traded companies;

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  reviewed the financial terms to the extent available of certain precedent transactions; and

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  performed other examinations and analyses and considered other factors that Bryant Park Capital deemed appropriate.

        For the purposes of its analysis and opinion, Bryant Park Capital assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of the information publicly available about Corning, and the information supplied or otherwise made available to, discussed with, or reviewed by or for Bryant Park Capital. With respect to the transaction process conducted on Corning's behalf, Bryant Park Capital assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of the information supplied, summarized or otherwise made available to, discussed with, or reviewed by or for Bryant Park Capital, including as to the completeness of the process.

        For purposes of rendering its opinion, Bryant Park Capital, with the consent of Corning's Board of Directors, assumed in all respects material to Bryant Park Capital's analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without amendment or waiver thereof. Bryant Park Capital has also further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any material adverse effect to Corning or Corning's common stockholders (other than C&T and its affiliates).

        Bryant Park Capital did not make or assume any responsibility for making any independent valuation or appraisal of Corning's assets or liabilities, nor was Bryant Park Capital furnished with any such appraisals, nor did Bryant Park Capital evaluate Corning's solvency or fair value under any state or federal laws relating to bankruptcy, insolvency or similar matters. Bryant Park Capital's opinion is necessarily based on economic, market and other conditions as in effect on, and the information and transaction agreement made available to Bryant Park Capital as of June 14, 2006. It should be understood that, although subsequent developments may affect Bryant Park Capital's opinion, Bryant Park Capital has not updated, revised or reaffirmed its opinion and does not have any obligation to do so.

        Bryant Park Capital's analyses were based on, among other things, certain financial projections. With respect to those financial projections, which were furnished to Bryant Park Capital or discussed with Bryant Park Capital or reviewed for Bryant Park Capital by Corning's management, Bryant Park Capital assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Corning's future competitive, operating and regulatory environments and related financial performance. Bryant Park Capital expressed no view as to the financial projections prepared by Corning's management, or the assumptions on which they are based.

        In receiving Bryant Park Capital's oral fairness opinion on June 15, 2006, Corning's Board of Directors was aware of and consented to the assumptions and other matters discussed above. Corning's Board of Directors was also aware of the fact that Aramar, Corning's financial advisor, sublets office space from Bryant Park Capital in New York City, and Aramar makes at market monthly payments to Bryant Park Capital for office space, utilities and office administrative services. Bryant Park Capital and Aramar are independent un-affiliated firms and no other financial or other arrangements exist between the two firms.

        Summary of Analyses.    The following is a brief summary of the material analyses performed by Bryant Park Capital and presented to Corning's Board of Directors in connection with rendering its fairness opinion. This summary is qualified in its entirety by reference to the full text of Bryant Park Capital's opinion, which is attached as Appendix B to this proxy statement. You are urged to read the full text of the Bryant Park Capital opinion carefully and in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Bryant Park Capital.

        Bryant Park Capital considered a number of analyses in assessing the fairness of the Merger consideration, from a financial point of view, to Corning's common stockholders (other than C&T and its affiliates). In conducting its analyses, Bryant Park Capital assessed the Merger consideration of $13.71 in cash per share subject to certain adjustments, as defined in the Merger Agreement dated May 11, 2006 (which was subsequently changed to $16.50 per share). These analyses included:

        (1)   a trading analysis of selected public companies;

        (2)   an analysis of selected precedent transactions; and

        (3)   a discounted cash flow analysis.

        Comparable Public Companies Analysis.    Using publicly available information, Bryant Park Capital reviewed the financial, operating, and stock market data of the following selected publicly traded corporations in the natural gas distribution industry:

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  Southwest Gas Corporation

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  New Jersey Resources Corporation

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  Northwest Natural Gas Company

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  Laclede Gas Company

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  South Jersey Industries, Inc.

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  SEMCO Energy, Inc.

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  Cascade Natural Gas Corporation

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  Chesapeake Utilities Corporation

        Bryant Park Capital compared enterprise values of the selected companies as multiples of estimated calendar year 2006 earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. Bryant Park Capital compared enterprise values of the selected companies as multiples of estimated calendar year 2006 earnings before interest and taxes, commonly referred to as EBIT. Bryant Park Capital also compared equity values of the selected companies as multiples of estimated calendar year 2006 net income. Estimated financial data for Corning was based on forecasts provided by the management of Corning, and the estimated financial data for the selected companies were based on publicly available research analysts' estimates and forecasts, and, when appropriate, these estimates were adjusted to reflect a calendar year end. Bryant Park Capital then applied a range of selected calendar year 2006 multiples of those financial data derived from the selected companies to the corresponding financial data for Corning for calendar year 2007 (reflecting the rate increase beneficial to Corning going into effect as of June 2006; discounted using a discount rate of 14% to calculate 2006 calendar year equivalent corresponding financial data), as adjusted. All multiples were based on closing stock prices on June 13, 2006. This analysis indicated an implied per share equity reference range for Corning's common stock of $7.62 to $11.88.

        Bryant Park Capital noted that none of the selected public companies are identical to Corning. Also, the comparable public companies analysis does not include any analysis of synergies or potential cost savings possibly attainable by any purchaser. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments regarding differences in financial and operating characteristics of the selected public companies and other factors that could affect Corning's public valuation and that of the selected public companies.

        Precedent Transactions Analysis.    Using publicly available information, Bryant Park Capital reviewed the transaction multiples of the following eight selected transactions in the natural gas distribution industry:

ACQUIROR	TARGET
Babcock & Brown Infrastructure Limited	Northwestern Corporation
National Grid Plc	Keyspan Corporation
Kinder Morgan, Inc.	Terasen Inc.
Midamerican Energy Company	PacifiCorp
Babcock & Brown Infrastructure Limited	International Energy Group Limited Plc
Exelon Corporation	Public Service Enterprise Group Incorporated
AGL Resources Inc.	NUI Corporation
Ameren Corporation	Illinois Power Company

        Bryant Park Capital compared enterprise values implied in the selected transactions as multiples of their latest twelve months' (pre-acquisition) EBITDA. Bryant Park Capital also compared equity values implied in the selected transactions as multiples of their estimated latest twelve months'

(pre-acquisition) net income. Bryant Park Capital then applied a range of selected calendar year 2006 multiples derived from the selected transactions to the corresponding financial data for Corning for calendar year 2007 (reflecting the rate increase beneficial to Corning going into effect as of June 2006; discounted using a discount rate of 14% to calculate 2006 calendar year equivalent corresponding financial data), as adjusted. A transaction size discount of 15%–20% was then applied to the initial per share equity reference range for Corning, reflecting the smaller size of Corning's proposed Merger compared to the average size of the selected transactions. The analysis was based on discussions with, and financials provided by the management of Corning. All multiples for the selected transactions were based on publicly available financial information. This analysis indicated an implied per share equity reference range for Corning's common stock of $11.23 to $17.96.

        Discounted Cash Flow Analysis.    Bryant Park Capital performed a discounted cash flow analysis of Corning to calculate the estimated present value of the stand-alone, un-levered, after-tax free cash flows that Corning could generate from April of the fiscal year 2006 through fiscal year 2010 based on forecasts provided by the management of Corning and adjustments to the forecasts based on discussions with the management of Corning. Bryant Park Capital calculated ranges of estimated terminal values for Corning by applying EBITDA multiples ranging from 8.5x to 9.5x to Corning's fiscal year 2010 estimated EBITDA. The present value of the after-tax free cash flows and terminal values were calculated using discount rates ranging from 13% to 15%. This analysis indicated an implied per share equity reference range for Corning common stock of $8.40 to $16.14.

        While discounted cash flow analysis is a widely used valuation methodology, it necessarily relies on numerous assumptions, including assets and earnings growth rates, terminal values and discount rates. Thus, it is not necessarily indicative of Corning's actual, present or future value or results, which may be significantly more or less favorable than suggested by such analysis.

        Conclusion.    Bryant Park Capital noted that the merger and acquisition transaction environment varies over time because of macroeconomic factors such as interest rate and equity market fluctuations and microeconomic factors such as industry results and growth expectations. Bryant Park Capital also noted that no company or transaction reviewed was identical to the proposed transactions and that, accordingly, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would affect the acquisition values in the comparable transactions, including the size and demographic and economic characteristics of the markets of each company and the competitive environment in which it operates.

        The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the opinion of Bryant Park Capital. In arriving at its fairness determination, Bryant Park Capital considered the results of all these constituent analyses and did not attribute any particular weight to any particular factor or analysis considered by it; rather, Bryant Park Capital made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. Certain of Bryant Park Capital's analyses are based upon forecasts of future results and are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. The foregoing summary does not purport to be a complete description of the analyses performed by Bryant Park Capital. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

        The decision to recommend to Corning shareholders the approval of the terms of the Merger Agreement, including the $16.50 Merger consideration, was solely that of Corning's Board of Directors.

The opinion of Bryant Park Capital was provided solely to the Corning Board of Directors and does not constitute a recommendation to any person, including the holders of Corning common stock, as to how such person should vote or act or any matter related to the Merger Agreement or the Merger. In accordance with its engagement agreement, Bryant Park Capital's opinion is addressed solely to the Corning Board of Directors for its use in connection with its review and evaluation of the Merger. It is, therefore, Bryant Park Capital's view that its duties in connection with its fairness opinion extend solely to the Corning Board of Directors and that it has no legal responsibilities in respect thereof to any other person or entity under the laws of the State of New York, the laws which have been selected by Bryant Park Capital and Corning as governing the engagement letter. Bryant Park Capital would likely assert the substance of this view and the disclaimer described above as a defense to claims and allegations, if any, that might hypothetically be brought or asserted against it by any persons or entities other than the Corning Board of Directors with respect to the aforementioned opinion and its financial analyses thereunder. However, because no court has definitely ruled to date on the availability of this defense to a financial advisor who furnished to its client for its exclusive use a fairness opinion, this issue necessarily would have to be judicially resolved on the merits in a final and non-appealable judgment of a court of competent jurisdiction. Furthermore, there can be no assurance that such court would apply the laws of the state of New York to the analysis and ultimate resolution of this issue if it were to be properly briefed by the relevant litigants and presented to the court. In all cases, the hypothetical assertion or availability of such a defense would have absolutely no effect on Bryant Park Capital's rights and responsibilities under U.S. federal securities laws, or the rights and responsibilities of the Company's Board of Directors under applicable state law or under U.S. federal securities laws.

        Bryant Park Capital has received a customary fee in connection with its engagement and in connection with the receipt of the Corning Board of Directors request for Bryant Park Capital's opinion. Bryant Park Capital will also be reimbursed for its reasonable and customary expenses in connection therewith. No portion of Bryant Park Capital's fee or expense reimbursement was contingent upon the successful completion of the Merger, any other related transaction, or the conclusions reached in the Bryant Park Capital opinion. No limitations were imposed by the Corning Board of Directors on Bryant Park Capital with respect to the investigations made or procedures followed by it in rendering its opinion. Corning also agreed to indemnify Bryant Park Capital and related persons against liabilities, including liabilities under federal securities laws that arise out of the engagement of Bryant Park Capital, and expenses in connection with its engagement.

Effective Time of the Merger

        The Merger will become effective when the Certificate of Merger is filed with the Secretary of the State of New York in accordance with the New York Business Corporation Law, or at such later time as is specified in the Certificate of Merger (the "Effective Time"). The Merger will not become effective before the date of the Special Meeting. If the Merger Agreement is approved at the Special Meeting, the Effective Time is expected to be no later than the third business day following satisfaction or waiver of the remaining conditions, if any, to the Merger contained in the Merger Agreement.

Certificate of Incorporation and By-Laws

        Corning's Certificate of Incorporation, as amended by the Merger Agreement, and by-laws, in each case as in effect immediately prior to the Effective Time of the Merger, will be the certificate of incorporation and by-laws of the Surviving Corporation until they are amended, except that amendments to each may be made to change the name of the Surviving Corporation.

Directors and Officers

        Directors.    Once the Merger becomes effective, the initial Board of Directors of the Surviving Corporation will consist of those individuals who will have been appointed to the Board of Directors of Merger Sub by C&T and are actively serving thereon as of the closing date, who will hold office until their successors are duly elected or appointed and qualified.

        Officers.    Once the Merger becomes effective, the initial officers of the Surviving Corporation shall be those individuals who will have been appointed as officers of Merger Sub by C&T and are actively serving in such capacities as of the closing date. All officers will hold their positions until their successors are duly elected or appointed and qualified. It is currently anticipated that Eric Winslow will serve as the initial President and Chief Executive Officer of the Surviving Corporation. Mr. Winslow, 49, has an extensive background in managing small, community-based utilities. Since 2001, he has served as president and chief executive officer of Citizens' Electric Co. of Lewisburg, Pa., a wholly owned subsidiary of C&T.

Accounting Treatment

        The Merger will be accounted for as an acquisition of Corning by C&T Enterprises, Inc. under the purchase method of accounting in accordance with generally accepted accounting principles. The amount of goodwill recorded will reflect the excess of the purchase price over the estimated net fair value of Corning's businesses at the time of closing, plus C&T Enterprises, Inc.'s estimated transaction costs related to the Merger.

Effects of the Merger

        As a result of the Merger, shares of Corning Common Stock will no longer be publicly traded and C&T Enterprises, Inc. will become the sole stockholder of Corning. Following the Merger, persons who were stockholders of Corning immediately prior to the Merger will no longer have an opportunity to continue their interests in Corning as an ongoing company and therefore will not share in its potential future earnings and growth.

        Promptly following the Merger, Corning will deregister the Corning shares under the Securities Exchange Act of 1934.

Merger Financing

        In the Merger, C&T Enterprises, Inc. expects to pay approximately $8.364 million in cash consideration to Corning stockholders.

        C&T has obtained a commitment from National Cooperative Services Corporation of Herndon, Virginia to provide a $25.5 million secured credit facility, subject to standard terms and conditions. Pursuant to the Merger Agreement, C&T reserves the right to replace the credit facility with a comparable arrangement from a comparable financial institution. The proceeds of the credit facility are to be used solely to fund C&T acquisition of Corning, including the payments to Corning stockholders and payments to Corning's creditors.

Regulatory Approvals

        The following is a summary of the material regulatory requirements affecting the Merger. There can be no guarantee if and when any of the consents or approvals required for the Merger will be obtained or as to the conditions that they may contain. C&T and Corning have filed for the required approvals from all of the agencies discussed. The managements of C&T and Corning believe that the necessary approvals can be obtained in 2006, and presently expect that they all will be received by the end of September 2006.

        General.    Corning possesses rights and franchises, and environmental permits and licenses relating to its natural gas distribution company business. Some of these may need to be transferred, renewed or replaced as a result of the Merger. The companies do not presently anticipate any difficulties in making or obtaining such transfers, renewals or replacements.

        Under the Merger Agreement, C&T and Corning have agreed to use their reasonable best efforts to obtain all necessary material permits, licenses, franchises and other governmental authorization needed to consummate or effect the transactions contemplated by the Merger Agreement. Various parties may seek intervention in the proceedings associated with the regulatory approval process in an attempt to oppose the Merger or to have conditions imposed upon the receipt of the necessary approvals. Although C&T and Corning believe that they will receive the requisite regulatory approvals for the Merger, the timing of their receipt can only be estimated (and there is no guarantee that such approvals will be obtained). It is a condition to the consummation of the Merger that final non-appealable orders approving the Merger be obtained from the various federal and state commissions described above.

        State Approvals and Related Matters.    The utility operations of C&T's subsidiaries are subject to the regulatory jurisdiction of the Pennsylvania Public Utility Commission ("PPUC") and the New York Public Service Commission ("NYPSC"). No PPUC approval is required for the Merger. The approval of the NYPSC for the Merger, C&T's debt assumption and C&T's financing in connection with the Merger are required. C&T and Corning filed a Joint Petition for such approvals on May 15, 2006 with the NYPSC and the NYPSC approved the Joint Petition and the Merger and associated C&T financing at the July 19, 2006 NYPSC session, issuing its Order Approving Merger and Stock Acquisition on July 24, 2006 ("Merger Order"). The Merger Order required Corning and C&T to file statements of unconditional acceptance of the terms of the Merger Order by July 31, 2006. Corning and C&T made such filings, including clarifications understood by Corning and C&T to be consistent with the Merger Order. The NYPSC is treating the clarification portion of the statements as a petition for rehearing or reconsideration and issued a notice on August 10, 2006 soliciting comments on the clarifications. Comments are due on August 18, 2006 and the NYPSC anticipates making a decision on the clarifications at its session scheduled for August 23, 2006. The clarifications pertain to the correct annual amounts of C&T's commitment to capital expenditures, use of actual amounts, in place of estimates, with respect to the amount of Corning's assets supporting the allowed level of financing and the accounting for the debt service for the acquisition debt, and the deferral and amortization of projected under-funding of Corning's pension plan.

        The utility operations of Corning are subject to the regulatory jurisdiction of the NYPSC and subsequent to the Merger, those operations, conducted as a subsidiary of C&T, will remain subject to

NYPSC jurisdiction. Among the key provisions are those addressing rates and charges, standards of service, and accounting and approval of certain financing transactions. Also, the NYPSC's approval of the Merger was based in part on various commitments by C&T, including but not limited to, making capital improvements to Corning's distribution system amounting to approximately $6.9 million over five years in excess of the amounts included in Corning's current capital budget.

        In addition to approval by the NYPSC, C&T was required to obtain from the Federal Energy Regulatory Commission ("FERC") both: (a) an exemption or waiver from the Public Utility Holding Company Act of 2005; and (b) an approval of the Merger. C&T made the requisite filings with FERC on June 2, 2006 and because 60 days have passed without protest or action by FERC, C&T is deemed to have fulfilled all such regulatory requirements.

Divestiture of Assets Unrelated to Gas Distribution

        Corning agreed to divest itself of certain of its assets unrelated to gas distribution prior to closing. At the time of the execution of the Merger Agreement, those assets consisted principally of Corning Realty, a residential and commercial real estate business serving Corning and Watkins Glen, and promissory notes from the 2003 purchaser of Corning's former appliance company business, which notes have the principal amount of $636,747 outstanding as of July 31, 2006 (the "Appliance Company Notes").

        Corning Realty was formed in 1998 and first acquired Prudential Marketplace Real Estate in 1998 for an aggregate purchase price of approximately $300,000, as part of Corning's business development efforts under direction of Mr. Stanley Sleve, then Manager of Business Development of Corning. At the time of the 1998 acquisition, Prudential Marketplace Real Estate was 1/3 owned by Mr. Sleve, 1/3 by Firouzeh Sarhangi, and 1/3 by a party unrelated to Corning. In January 1999, Corning Realty purchased another real estate company to operate with Corning Realty. On August 4, 2006, Corning sold substantially all the assets of Corning Realty to a local independent broker for $825,000 which, after closing adjustments and repayment of a loan, resulted in net cash proceeds of approximately $750,000.

        Corning has been attempting to transfer the Appliance Company Notes for cash proceeds. In connection with Amendment No. 1 to the Merger Agreement, on August 18, 2006, Thomas K. Barry (Corning's Chairman, Chief Executive Officer and President) and Kenneth James Robinson (Corning's Executive Vice President) agreed that if no other satisfactory purchaser for the Appliance Company Notes is found prior to Closing, Messrs. Barry and Robinson would, at the request of C&T and in connection with the closing of the Merger, purchase the Appliance Company Notes for 90% of the principal amount outstanding under the Appliance Company Notes. Payment by Messrs. Barry and Robinson can be in cash or as an offset to severance payments due to them.

Interests of Certain Persons in the Merger

        In considering the recommendation of the Corning Board of Directors to approve the Merger, Corning stockholders should be aware that members of the Corning Board of Directors and Corning senior management will receive benefits as a result of the Merger that will be in addition to or different from the benefits that Corning stockholders receive generally. Members of the Corning Board of Directors and Corning senior management also hold shares of Corning Common Stock, and will receive the Merger consideration for their shares in the same amount and on the same terms as other Corning stockholders. The members of the Corning Board of Directors knew about these additional interests and considered them when they approved the Merger.

        Employment Agreement, Termination of Employment and Change-in-Control Arrangements.    Effective January 1, 1992, Corning entered into employment agreements and severance agreements with its President and Chief Executive Officer, Thomas K. Barry, and with its Executive Vice President, Kenneth J. Robinson. Such agreements respectively were amended and restated December 14, 2000 and amended on May 2, 2006 and July 28, 2006. The Amended and Restated Severance Agreements, as amended, were again amended and restated August 18, 2006 to reduce certain severance benefits (the "2006 Agreements").

        Under the terms of these employment agreements, Messrs. Barry and Robinson are compensated for their duties as an officer and director. The amounts of their respective salaries are determined from time to time by the Board of Directors. The term of each employment agreement was initially five years, subject to earlier termination by an act of Corning or the respective officer. Beginning in January, 1994 and annually thereafter, the remaining term of each employment agreement is automatically extended for an additional one-year period.

        These employment and severance agreements provide that if the respective officer is terminated without cause or terminates his employment as a result of certain adverse action by Corning or a successor to Corning, during the period of thirty-six months following a "change in control" of Corning, the officer shall receive a lump sum severance amount and continuation of certain welfare plan benefits. A "change in control" will be considered to have occurred on the date the Merger is completed.

        The lump sum severance payment is an amount equal to three times the annual (or annualized) compensation paid to the respective officer during the period as of the date of termination, plus a payment in an amount equal to the excise tax imposed on the officer relative to the severance payment. The maximum value of the severance payments which may become payable to these two officers in the aggregate under the terms of their agreements is approximately $766,639 for Mr. Barry and $531,570 for Mr. Robinson.

        Under the 2006 Agreements, Mr. Barry and Mr. Robinson agreed to reduce severance payments otherwise owed them so that C&T could apply that prospective savings, along with associated savings relating to reduced excise tax payments under Section 280G of the Internal Revenue Code ("Section 280G") to the Merger consideration.

        Also on July 10, 2001, Corning entered into an Assignment Agreement with each of Messrs. Barry and Robinson under which ownership of certain key-man life insurance policies with each of them would be transferred from Corning to Mr. Barry or Mr. Robinson, respectively, upon a change of control of Corning. Such Assignment Agreements were amended May 2, 2006 to vest ownership of such insurance policies in C&T upon the completion of the Merger with C&T to allow C&T to offset against the cash value of such policies any indemnification payments due from Mr. Barry or Mr. Robinson for a period ending on the earlier of the three year anniversary of the effective date of the Merger Agreement or the death of Mr. Barry or Mr. Robinson, respectively. The cash surrender value of such policies as of August 1, 2006 is approximately $235,518 for Mr. Barry and $151,059 for Mr. Robinson.

        Insurance for Corning Officers and Directors.    Consistent with the Merger Agreement, Corning has to extend officers' and directors' liability insurance in respect of acts or omissions occurring prior to the completion of the Merger covering each such person currently covered by Corning's officers' and directors' liability insurance policy, including the present Board of Directors and present officers. Corning has extended such coverage through May 31, 2007 at a cost of $60,000.

        Personal Indemnification by Mr. Barry and Mr. Robinson.    Mr. Barry and Mr. Robison have each personally agreed to jointly and severally indemnify C&T and Merger Sub and the Surviving Corporation for certain breaches of the Merger Agreement. See "The Merger Agreement—Indemnification," below.

        Promissory Note Put Agreement.    As described above under the heading "Divestiture of Assets Unrelated to Gas Distribution," in connection with Amendment No. 1 to the Merger Agreement, on

August 18, 2006, Thomas K. Barry (Corning's Chairman, Chief Executive Officer and President) and Kenneth James Robinson (Corning's Executive Vice President) entered into a Promissory Notes Put Agreement with Corning and C&T pursuant to which they agreed that if no other satisfactory purchaser for the Appliance Company Notes (which had a principal amount of $636,747 outstanding as of July 31, 2006) is found prior to Closing, Messrs. Barry and Robinson would, at the request of C&T and in connection with the closing of the Merger, purchase the Appliance Company Notes for 90% of the principal amount outstanding under the Appliance Company Notes. Payment by Messrs. Barry and Robinson can be in cash or as an offset to severance payments due to them.

        Reduction in Severance Payments relating to Company Transaction Costs.    In connection with Amendment No. 1 to the Merger Agreement, Thomas K. Barry (Corning's Chairman, Chief Executive Officer and President) and Kenneth James Robinson (Corning's Executive Vice President) agreed to reduce the severance payments otherwise due to them to partially offset Company Transaction Costs for the Merger, as defined in the Merger Agreement, if such Company Transaction Costs exceed $1,075,000 and the closing, in fact, occurs. Corning can not presently estimate its Company Transaction Costs and what amount, if any, Mr. Barry or Mr. Robinson will be obligated to reduce their severance payments pursuant to this commitment. It is a closing condition to the Merger that the Company Transaction Costs not exceed $1,300,000.

Material Federal Income Tax Consequences of the Merger

        The following discussion is a summary of the material United States federal income tax consequences of the Merger applicable to Corning stockholders. This discussion is based upon the provisions of the Internal Revenue Code, current and proposed United States Treasury Regulations, judicial authority, and administrative rulings. Legislative, judicial and administrative rules and interpretations are subject to change at any time, possibly on a retroactive basis, and the following statements and conclusions are therefore subject to change. It is assumed that the Corning shares are held as capital assets by a United States person (i.e., a citizen or resident of the United States or a domestic corporation). This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular Corning stockholder in light of that stockholder's individual circumstances, and does not apply to Corning stockholders who:

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  are subject to special treatment under the United States federal income tax laws (for example, life insurance companies, tax-exempt organizations, financial institutions, United States expatriates, foreign corporations and nonresident alien individuals);

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  hold Corning shares as part of a hedging, "straddle," conversion, constructive sale or other integrated transaction; or

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  acquired their Corning shares through compensation arrangements.

        In addition, the discussion does not address the consequences of any foreign, state or local tax laws or the consequences of any federal laws other than those pertaining to the federal income tax.

        The receipt of the Merger consideration will be a taxable transaction. In general, a holder of Corning shares will recognize gain or loss equal to the difference between:

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  the amount of cash received, and

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  the holder's adjusted tax basis in Corning shares converted in the Merger.

        Gain or loss will be calculated separately for each block of shares converted in the Merger (i.e., shares acquired at the same cost in a single transaction). The gain or loss will be short-term capital gain or loss if, at the Effective Time of the Merger, the Corning shares so converted were held for one year or less. If the shares were held for more than one year, the capital gain or loss will be long-term capital gain or loss, subject (in the case of holders who are individuals) to tax at a maximum United

States federal income tax rate of 15%. Limitations may apply to the deductibility of any capital losses recognized on the disposition of Corning shares.

        Under the United States federal income tax backup withholding rules, unless an exemption applies, C&T is required to and will withhold a portion of all payments to which a Corning stockholder or other payee is entitled in the Merger or otherwise, unless the payee provides a taxpayer identification number (a social security number, in the case of an individual, or an employer identification number, in the case of other stockholders), and certifies under penalties of perjury that the number is correct. Each Corning stockholder and, if applicable, each other payee, should complete and sign the substitute Form W-9 that will be part of the letter of transmittal sent separately to the stockholder and return it to the paying agent (or other agent) to provide the certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the paying agent (or other applicable agent). The exemptions provide that certain Corning stockholders (including, among others, all corporations) are not subject to backup withholding. Any amounts withheld will be allowed as a credit against the holder's United States federal income tax liability for the year, provided that the required information is furnished to the Internal Revenue Service.

        Stockholders should consult their own tax advisors to determine the United States federal, state and local and foreign tax consequences of the Merger to them in light of their own particular circumstances.

DISSENTING STOCKHOLDERS' RIGHTS

        Corning stockholders entitled to vote on the adoption of the Merger Agreement and the approval of the Merger have the right to dissent from the Merger and to obtain the fair value of their Corning shares in cash in accordance with the procedures established by New York law.

        Specifically, Sections 623 and 910 of the New York Business Corporation Law provide that if the Merger is consummated, Corning stockholders who file with Corning a proper written objection to the Merger at or prior to the Special Meeting of Stockholders and who follow the procedures specified in Section 623 will have the right to receive a payment equal to the "fair value" of their Corning shares. Because such "fair value" could potentially be determined in a judicial proceeding, the outcome of which cannot be predicted, there is no assurance that Corning stockholders exercising dissenters' rights would receive an amount per share equal to or greater than the amount paid to other Corning stockholders pursuant to the Merger Agreement.

        A COPY OF SECTION 623 AND SECTION 910 OF THE NEW YORK BUSINESS CORPORATION LAW IS ATTACHED AS APPENDIX C, AND ALL DESCRIPTIONS OF DISSENTERS' RIGHTS IN THIS PROXY STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FULL TEXT OF THOSE SECTIONS. THE PROCEDURES OUTLINED IN SECTION 623 ARE VERY COMPLEX AND MUST BE FOLLOWED PRECISELY BY ANY CORNING STOCKHOLDER WISHING TO EXERCISE DISSENTER'S RIGHTS. CORNING STOCKHOLDERS WISHING TO EXERCISE THEIR DISSENTER'S RIGHTS ARE ENCOURAGED TO CONSULT THEIR OWN LEGAL ADVISORS TO ENSURE THAT THEY FULLY AND PROPERLY COMPLY WITH THE REQUIREMENTS OF SECTION 623.

        Any Corning stockholder who is entitled to vote on the adoption of the Merger Agreement will have the right to receive cash payment of the fair value of his or her Corning shares and the other rights and benefits provided in Section 623 of the New York Business Corporation Law if such stockholder:

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  files with Corning a written objection to the Merger prior to the vote by the Corning stockholders on the adoption of the Merger Agreement. The written objection must include:

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  notice of the stockholder's election to dissent;

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  the stockholder's name and residence address;

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  the number of Corning shares as to which the stockholder dissents; and

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  a demand for payment of the fair value of such Corning shares if the Merger is consummated; and

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  does not vote in favor of the adoption of the Merger Agreement.

        A vote against adoption of the Merger Agreement will not satisfy the requirement of filing a written objection. Failure to vote against adoption of the Merger Agreement will not waive a Corning stockholder's right to receive payment if the stockholder has filed a written objection in accordance with Section 623 and has not voted in favor of adoption of the Merger Agreement. If a stockholder abstains from voting on adoption of the Merger Agreement, this will not waive his or her dissenter's rights so long as the appropriate written objection to the Merger is properly and timely filed. Since a proxy left blank will be voted for adoption of the Merger Agreement, any Corning stockholder who wishes to exercise his or her dissenter's rights must either vote against adoption of the Merger Agreement or abstain. Written objection at this time may not be required from any stockholder to whom Corning did not give proper notice of the special meeting of Corning stockholders contemplated by this proxy statement.

        A Corning stockholder may not dissent as to less than all Corning shares held of record by him or her, that he or she owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner of shares as to less than all Corning shares of such owner held of record by the nominee or fiduciary.

        All written objections to the Merger and notices of election to dissent pursuant to NYBCL section 623(a) should be addressed to:

        Corning Natural Gas Corporation
        330 W. William Street
        P.O. Box 58
        Corning, New York 14830
        Attn: Stanley G. Sleve, Secretary

        If the Merger Agreement is adopted by Corning stockholders, within 10 days after such approval, Corning will give written notice of the approval by registered mail to each Corning stockholder who filed a timely written objection, except for any stockholder who voted in favor of adoption of the Merger Agreement. Any Corning stockholder from whom objection was not required and who elects to dissent must file with Corning, within 20 days after the giving of notice to him or her, a written notice of election to dissent, stating his or her name and residence address, the number of shares as to which he or she dissents and a demand for payment of the fair value for his or her Corning shares.

        Either at the time of filing of the notice of election to dissent or within one month after the filing of the notice of election to dissent, a dissenting Corning stockholder must submit the certificates representing his or her dissenting Corning shares to Corning, or to its transfer agent, which shall note conspicuously on the certificates that a notice of election has been filed, and will then return the certificate to the stockholder. Any Corning stockholder who fails to submit his or her certificates for notation within the required time shall, at the option of Corning upon written notice to such Corning stockholder within 45 days from the date of filing such notice of election to dissent, lose his or her dissenter's rights unless a court, for good cause shown, otherwise directs.

        Within 15 days after the expiration of the period within which Corning stockholders may file their notices of election to dissent, or within 15 days after the completion of the Merger, whichever is later (but in no case later than 90 days after Corning stockholders adopt the Merger Agreement), Corning will make a written offer by registered mail to each Corning stockholder who has filed a notice of election to pay for his or her dissenting shares at a specified price which Corning considers to be their fair value. If the Merger has occurred, Corning must accompany the offer by an advance payment to each stockholder who has submitted his or her stock certificates of an amount equal to 80% of the amount of the offer. Acceptance of such payment does not constitute a waiver of any dissenters' rights. The offer must be made at the same price per share to all the dissenting Corning stockholders. If, within 30 days after the making of an offer, Corning and any dissenting Corning stockholders agree on the price to be paid for dissenting shares, the balance of payment for the shares must be made within 60 days after the making of the offer or the completion of the Merger, whichever is later, and upon surrender of the certificates representing such Corning shares.

        If Corning fails to make an offer to dissenting Corning stockholders within the 15-day period described above, or if it makes the offer and any dissenting Corning stockholder fails to agree with Corning within 30 days thereafter upon the price to be paid for his or her shares, Corning is required, within 20 days after the expiration of whichever is the applicable of the two periods, to institute a special proceeding in the Supreme Court of the State of New York in the judicial district required by New York corporate law to determine the rights of dissenting Corning stockholders and to fix the fair value of their shares. If Corning fails to institute a proceeding within the 20-day period, any dissenting stockholder may institute a proceeding for the same purpose not later than 30 days after the expiration of the 20-day period. If a dissenting stockholder does not institute a proceeding within the 30-day period, all dissenters' rights are lost unless the court, for good cause shown, otherwise directs.

        During each proceeding, the court will determine whether each dissenting stockholder is entitled to receive payment for his or her shares and, if so, will fix the value of such shares as of the close of business on the day prior to the date Corning stockholders voted to adopt the Merger Agreement, taking into consideration the nature of the transactions giving rise to the stockholder's right to receive payment for his or her dissenting shares and its effect on Corning and its stockholders, the concepts and methods then customary in relevant securities and financial markets for determining the fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. The court will also award interest on such amount to be paid from the completion of the Merger to the date of payment unless the court finds that a Corning stockholder's refusal to accept Corning' offer of payment was arbitrary, vexatious or otherwise not in good faith. Each party to such proceeding will bear its own costs and expenses unless the court finds the refusal of payment by the Corning stockholders arbitrary, vexatious or otherwise not in good faith, in which case Corning' costs will be assessed against any or all dissenting Corning stockholders who are party to such proceeding. The court, in its discretion, may also apportion or assess any part of the dissenting Corning stockholder's costs against Corning if it finds that the fair value of the shares as determined materially exceeds the amount which Corning offered to pay, or that no offer or advance payment was made by Corning, or that Corning failed to institute such special proceeding within the specified period, or that the actions of Corning in complying with its obligations under Section 623 were arbitrary, vexatious or otherwise not in good faith. Within 60 days following the final determination of the applicable proceeding, Corning shall pay to each dissenting Corning stockholder the amount found to be due him or her upon the stockholder's surrender of all certificates representing dissenting shares.

        The enforcement by a Corning stockholder of his or her right to receive payment for shares in accordance with Section 623 excludes the enforcement by such stockholder of any other right to which he or she might otherwise be entitled by virtue of his or her ownership of shares (unless the stockholder withdraws his or her notice of election or the Merger is abandoned), except that the stockholder will retain the right to bring or maintain an appropriate action to obtain relief on the grounds that the Merger will be or is unlawful or fraudulent as to him or her. A Corning stockholder's notice of election may be withdrawn at any time prior to his or her acceptance in writing of an offer to purchase his or her dissenting shares by Corning, but no withdrawal may be made later than 60 days from the completion of the Merger (unless Corning failed to make a timely offer) without the consent of Corning.

THE MERGER AGREEMENT

        The following description of the Merger Agreement is only a summary. We urge you to read the actual Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement.

General

        The Merger Agreement provides that Merger Sub, a wholly-owned subsidiary of C&T, will merge with and into Corning. Corning will survive the Merger as a wholly owned subsidiary of C&T (the "Surviving Corporation"). The Effective Time of the Merger is scheduled to occur as soon as possible, but not later than the third business day, after the date upon which all conditions to the Merger have been satisfied or waived, or at such other time as the parties agree. On the closing date, the parties will deliver a Certificate of Merger to the Secretary of State of the State of New York for filing in accordance with the NYBCL. The Merger will become effective upon the filing of the Certificate of Merger or at such later time specified in the Certificate of Merger. Corning and C&T currently expect that the Effective Time of the Merger will take place on or before October 31, 2006.

Corporate Governance Matters

        Directors.    Once the Merger becomes effective, the initial Board of Directors of the Surviving Corporation will consist of those individuals who will have been appointed to the Board of Directors of Merger Sub by C&T and are actively serving thereon as of the closing date, who will hold office until their successors are duly elected or appointed and qualified.

        Officers.    Once the Merger becomes effective, the initial officers of the Surviving Corporation shall be those individuals who will have been appointed as officers of Merger Sub by C&T and are actively serving in such capacities as of the closing date. All officers will hold their positions until their successors are duly elected or appointed and qualified. It is currently anticipated that Eric Winslow will serve as the initial President and Chief Executive Officer of the Surviving Corporation. Mr. Winslow, 49, has an extensive background in managing small, community-based utilities. Since 2001, he has served as president and chief executive officer of Citizens' Electric Co. of Lewisburg, Pa., a wholly owned subsidiary of C&T.

Merger Consideration

        At the effective time of the Merger, each outstanding Corning share will be converted into the right to receive the Merger consideration of $16.50 in cash, without interest, per share.

Stock Certificate Exchange and Payment Procedures

        C&T will deposit with a paying agent cash payable in exchange for outstanding Corning shares. As soon as practicable after the Effective Time, the paying agent will mail to each record holder of a certificate representing Corning shares that have been converted into the right to receive the Merger consideration:

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  notice of effectiveness of the Merger;

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  a letter of transmittal for use in submitting share certificates to the paying agent; and

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  instructions explaining what the stockholders must do to effect the surrender of the Corning share certificates and receive the Merger consideration.

        After a stockholder submits his or her share certificates, a letter of transmittal and other documents that may be required, the stockholder will have the right to receive cash. The Merger consideration may be delivered to someone who is not listed in Corning's transfer records if he or she presents a Corning share certificate to the paying agent along with all documents required to evidence that a transfer of the certificate has been made to him or her and any applicable transfer taxes have been paid. Until surrender, each certificate will be deemed at any time after the Effective Time to represent only the right to receive the Merger consideration upon surrender.

        STOCKHOLDERS SHOULD NOT FORWARD CERTIFICATES TO THE PAYING AGENT, C&T OR CORNING UNTIL THEY HAVE RECEIVED A LETTER OF TRANSMITTAL OR, IN THE CASE OF STOCKHOLDERS WHO WISH TO EXERCISE DISSENTERS' RIGHTS UNDER NYBCL SECTION 623 (SEE, "DISSENTING STOCKHOLDERS' RIGHTS"), UNTIL THEY ARE REQUIRED TO DO SO UNDER PARAGRAPH (G) OF SECTION 623 (SEE APPENDIX C).

        STOCKHOLDERS SHOULD NOT RETURN CERTIFICATES WITH THE ENCLOSED PROXY.

Representations and Warranties

        In the Merger Agreement, Corning, Thomas K. Barry ("Barry"), Kenneth J. Robinson ("Robinson"), C&T and Merger Sub make representations and warranties about themselves and their businesses, including, but not limited to, the following:

by Corning, Barry & Robinson, with respect to Corning as to:

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  proper organization, good standing and power and authority;

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  due authorization, execution and enforceability of the Merger Agreement;

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  absence of breach;

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  required consents;

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  validity of its subsidiaries' stock and the ownership of subsidiaries' stock by Corning;

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  capital structure;

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  financial statements and reports;

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  absence of undisclosed liabilities, certain adverse changes or events or certain developments;

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  no disclosure of confidential information;

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  title to and condition of properties;

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  bank accounts;

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  accounts receivable;

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  inventories;

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  tax matters;

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  savings from the amendments to the compensation and severance arrangements with Thomas K. Barry and Kenneth James Robinson;

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  contracts and commitments;

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  intellectual property matters;

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  litigation;

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  employees and employee benefit plans;

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  insurance;

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  affiliate transactions;

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  customers and suppliers;

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  officers and directors;

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  compliance with laws and permits;

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  environmental matters;

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  brokerage;

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  indemnification obligations; and

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  disclosure;

and by each of C&T and Merger Sub as to:

  •
  its proper organization, good standing and qualification to do business in various states;

  •
  due authorization, execution and enforceability of the Merger Agreement;

  •
  absence of breach;

  •
  required consents;

  •
  litigation;

  •
  disclosure; and

  •
  availability of funds for payment of the Merger consideration.

        The representations and warranties made by Corning, Barry and Robinson will survive the Merger for a period of three (3) years, provided that (i) the representations as to: proper organization, good standing and power and authority; due authorization, execution and enforceability of the Merger Agreement; absence of breach; subsidiaries; capital stock; title to properties; and title intellectual property will survive the Merger indefinitely and (ii) the representations as to tax matters; employee benefit plans; compliance with laws and permits; and brokerage will survive until six (6) months after the expiration of the applicable statute of limitation.

Conduct of Corning's Business Pending the Merger

        Corning has agreed that, until the Closing Date, except as expressly permitted by the Merger Agreement or by C&T:

            (i)  Corning will carry on its business in the ordinary course, on an arm's length basis and in compliance with all applicable laws and, will not:

  •
  issue shares or options;

  •
  suffer or request any change in its current rates or tariffs;

  •
  sell, lease, license, pledge, encumber or dispose of any properties or assets or subject any of any properties or assets to any liens, except in the ordinary course of business;

  •
  amend or propose to amend its Certificate of Incorporation, by-laws or other governing documents;

  •
  split, combine or reclassify outstanding its capital stock or declare, set aside or pay any dividend or other distribution;

  •
  redeem, purchase or acquire or offer to acquire any shares of common stock or other securities;

  •
  acquire any business;

  •
  create any subsidiary;

  •
  incur or guarantee any indebtedness, except in the ordinary course of business;

  •
  permit any accounts payable to be outstanding more than forty-five (45) days;

  •
  accelerate or defer the construction of improvements or the purchase of fixtures, equipment, leasehold improvements or other capital expenditures;

  •
  change any accounting method materially from industry standards or methods historically used by Corning; or

  •
  enter into or modify, or propose to enter into or modify, any contract with respect to any of the foregoing.

           (ii)  Corning will:

  •
  use commercially reasonable best efforts to: preserve intact its business organization and goodwill; keep available the services of its officers, consultants, and employees; maintain satisfactory relationships with suppliers, customers and vendors; and encourage employees to remain with Corning after the Merger;

  •
  confer periodically with representatives of C&T;

  •
  promptly notify C&T of: any emergency regarding Corning; any other change in the ordinary course of business or in the operation of the properties of Corning; or any complaint, investigation or hearing by any governmental entity;

  •
  fulfill all commitments to government entities relating to the conduct of Corning's business, including, without limitation, commitments designated as resulting from "Potential Management Deficiencies" in Appendix A of the Joint Proposal submitted to the New York State Public Service Commission in Case Nos. 05-G-1359, 05-G-1268, 04-G-1032, and other Public Service Commission requirements regarding gas procurement actions;

  •
  determine the prior owners of certain identified properties and obtain and record corrective deeds to establish Corning's ownership of such properties;

  •
  take all such action, as promptly as possible, as may be necessary or appropriate to effectuate the Merger; and

  •
  discontinue the collection of its (current) One Dollar and Fifty Cent ($1.50) market volatility adjustment on the earlier of August 31, 2006 or the month prior to the commencement of new rates.

          (iii)  Corning will not:

  •
  adopt or amend any compensation or benefit plan, other than amendments necessary to maintain favorable tax status or comply with applicable law;

  •
  cancel or terminate any insurance policies or cause the coverage thereunder to lapse; or

  •
  perform any act referenced in the representation concerning absence of certain developments.

Covenants of Corning

        Corning has agreed that, until the Effective Time or the termination of the Merger Agreement, Corning will:

  •
  afford C&T full access to its offices, properties, books, records, officers, employees and the work papers of its accountants for fiscal years 2003, 2004 and 2005; provide such other assistance requested by C&T to make such investigation and evaluation as it shall reasonably desire of the business and affairs of Corning cooperate fully (including providing introductions where necessary) with C&T to enable C&T to contact third parties, including customers, prospective customers, specifying agencies, vendors or suppliers of Corning

  •
  deliver to C&T monthly unaudited, consolidating balance sheets and unaudited, consolidating statement of income and cash flows;

  •
  use its commercially reasonable best efforts to (i) cause the closing conditions applicable to Corning to be satisfied and to consummate the Merger as soon as reasonably possible thereafter, (ii) obtain any governmental consents, licenses, permits, waivers, approvals, authorizations or orders required in connection with the authorization, execution and delivery of the Merger Agreement and the consummation of the Merger and (iii) give any required notices to third parties and use its commercially reasonable best efforts to obtain any required third party consents;

  •
  take commercially reasonable best efforts to cause each of its officers and directors to deliver a written, signed resignation, including a waiver and release of any and all rights and claims against Corning and a termination of any agreement with Corning that C&T requests be terminated;

  •
  take all commercially reasonable action necessary to obtain approval of the Merger and the Merger Agreement by convening a meeting of shareholders within ninety (90) days of the Merger Agreement, including sending to the shareholders a proxy statement and related materials (the "Proxy Materials");

  •
  afford C&T and its counsel reasonable opportunity to review and comment upon the Proxy Materials, notify C&T promptly upon the receipt of correspondence with respect to the Proxy Materials and afford C&T and its counsel reasonable opportunity to review and comment upon such correspondence;

  •
  provide prompt notice of shareholder approval of the Merger to shareholders who gave notice of their intent to demand payment of the fair value of shares held by them and who did not vote in favor of the Merger;

  •
  promptly notify C&T: (i) if any representation or warranty made by Corning in the Merger Agreement was or subsequently becomes untrue in any respect; (ii) of the occurrence or non-occurrence of any event which has caused or may cause any condition to the Merger not to be satisfied; or (iii) Corning's failure to comply with or satisfy any covenant, condition or agreement of the Merger Agreement;

  •
  obtain a waiver of any provision of any agreement which as a result of the Merger gives rise to any right to receive severance or other payments upon termination of employment or creates or imposes a lien on Corning assets;

  •
  dispose of certain assets and liabilities of its subsidiaries and affiliates; and

  •
  use commercially reasonable efforts to extend the coverage period for each errors and omissions and directors and officers liability insurance policy until at least May 31, 2007.

Covenants of C&T and Merger Sub

        C&T and Merger Sub have agreed that C&T and Merger Sub will:

  •
  make or cause to be made all filings and submissions under applicable laws for the consummation of the Merger;

  •
  use its commercially reasonable best efforts to (i) cause the closing conditions applicable to C&T and Merger Sub to be satisfied and to consummate the Merger as soon as reasonably possible thereafter, (ii) obtain any governmental consents, licenses, permits, waivers, approvals, authorizations or orders required in connection with the authorization, execution and delivery of the Merger Agreement and the consummation of the Merger;

  •
  refrain (and cause its officers, directors, employees, representatives, agents, attorneys and advisors to refrain) from purchasing or selling securities of Corning during the term of the Merger Agreement and for a period of two (2) years from the termination hereof, if the Merger is not consummated;

  •
  cooperate with Corning and provide such information as Corning may be reasonably request in connection with preparation of the Proxy Materials; and

  •
  promptly notify Corning: (i) of the occurrence or non-occurrence of any event which has caused or may cause any condition to the Merger not to be satisfied or (ii) C&T's failure to comply with or satisfy any covenant, condition or agreement of the Merger Agreement.

No Solicitation of Acquisition Proposals

        Corning has also agreed to certain restrictions concerning a "Competing Transaction," which is defined in the Merger Agreement as purchase or sale of stock or other equity interests in Corning (at a volume or value in excess of the average trading volume of Corning's common stock over the thirty-day period preceding the date of the Merger Agreement) including without limitation in any tender offer (whether recommended by Corning's Board of Directors or not) for, or initial public offering of, any such securities; a merger, consolidation, share exchange, business combination, or other similar transaction involving Corning; any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the total assets of Corning in a single transaction or a series of related transactions; or any agreement, or public announcement by Corning of a proposal, plan or intention, to do any of the foregoing.

        Corning has agreed that it will not, directly or indirectly solicit, initiate or conduct any discussions or negotiations with, or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort to attempt to, or enter into any agreement or understanding with, any person or group of persons regarding any Competing Transaction and to promptly notify C&T of (i) the receipt by Corning or any of its officers or directors of any inquiries, or proposals or requests for information concerning a Competing Transaction and the terms of any such Competing Transaction or (ii) Corning becoming aware that any such inquiries or proposals have been received by Corning's investment bankers, financial advisors, attorneys, accountants, other representatives or shareholders.

Conditions to Closing

        Conditions to Obligations of C&T and Merger Sub.    The obligations of C&T and Merger Sub to complete the Merger are contingent on the satisfaction by Corning, or waiver by C&T and Merger Sub, of the following conditions:

  •
  the representations and warranties of Corning, Barry and Robinson that are not subject to materiality or Material Adverse Effect qualifications shall be true and correct in all material respects;

  •
  the representations and warranties of Corning, Barry and Robinson that are subject to materiality or Material Adverse Effect qualifications shall be true and correct in all respects;

  •
  Corning shall have performed or complied with in all material respects all of its covenants and agreements;

  •
  Corning shall have obtained each consent and approval necessary for the Merger and no Governmental Entity shall have indicated its opposition to the transactions contemplated hereby or that it does not intend to accredit the Surviving Corporation;

  •
  all consents, approvals or exemptions of, or other action by, and all notices, declarations, filings and registration with, Governmental Entities required or advisable for the Merger shall have been obtained;

  •
  there shall not be threatened, instituted or pending any order, action or proceeding, before any Governmental Entity with respect to the Merger;

  •
  Corning shall have obtained approval of the Merger and the Merger Agreement from its Shareholders;

  •
  no fact, event, occurrence or circumstance shall have occurred that, individually or in aggregate, with or without the passage of time, has had or could reasonably be expected to have, a Material Adverse Effect, other than a change in general economic or industry conditions not specific to Corning;

  •
  Corning shall have delivered to C&T all documents required to be delivered at Closing;

  •
  Corning shall not have agreed to any consent actions or orders without C&T's prior written consent;

  •
  Corning shall have made commercially reasonable best efforts to extend the coverage period for each errors and omissions and directors and officers liability insurance policy until at least May 31, 2007;

  •
  C&T shall have obtained a Phase I environmental audit report on Corning's Real Property indicating the existence of no material contamination on, or breach of any Environmental Laws with respect to, the ownership or lease and operation of such properties;

  •
  The New York State Public Service Commission shall have issued a final order in Case Nos. 05-G-1359, 05-G-1268, 04-G-1032 granting Corning rate relief no less than as specified in the Gas Rates Joint Proposal (March 15, 2006) and Amendment to Gas Rates Joint Proposal (April 14, 2006) filed in said cases;

  •
  Corning shall have terminated the dispute currently pending between it and Columbia Gas Transmission ("CGT") for an alleged gas imbalance of—6,660 dth by either obtaining CGT's waiver of its claim or by delivering to CGT gas and/or funds to satisfy CGT's claims and obtaining a release of same;

  •
  Corning shall have successfully negotiated the renewal of its franchise Contracts with the cities of Addison and Corning and its transportation Contract with Fortuna;

  •
  Barry and Robinson each shall have (i) assigned the right to receive the cash value on the keyman life insurance policies in their names; (ii) agreed to a non-competition restriction for three (3) years after Closing; and (iii) amended their severance agreements; and

  •
  Corning shall have received a "compliance statement" from the Internal Revenue Service pursuant to its "voluntary compliance program" indicating final resolution of the matters described in the Merger Agreement.

        Conditions to Obligations of Corning.    The obligations of Corning to complete the Merger are contingent on the satisfaction by C&T, or waiver by Corning, of the following conditions:

  •
  C&T's and Merger Sub's representations and warranties that are not subject to materiality or Material Adverse Effect qualifications shall be true and correct in all material respects;

  •
  C&T's and Merger Sub's representations and warranties that are subject to materiality or Material Adverse Effect qualifications shall be true and correct in all respects;

  •
  C&T and Merger Sub shall have performed or complied with in all material respects all of their covenants and agreements;

  •
  there shall not be threatened, instituted or pending any order, action or proceeding, before any Governmental Entity with respect to the Merger;

  •
  Corning shall have obtained approval of the Merger and the Merger Agreement from its Shareholders;

  •
  Corning shall have obtained a satisfactory "fairness opinion";

  •
  C&T shall have delivered to Corning all documents required to be delivered at Closing;

  •
  a legal opinion of Corning's counsel shall be delivered to C&T; and

  •
  at the Effective Time, C&T shall have delivered the Merger consideration to the Paying Agent.

Termination

        The Merger Agreement may be terminated at any time before the effective time of the Merger, even after the Corning stockholders have already approved it:

  •
  by mutual consent of C&T and Corning;

  •
  by C&T if there is a Competing Transaction (the Richard M. Osborne Trust's purchase of more than 50,962 shares of Corning common stock as reported on its Amendment No. 1 to Schedule 13D filed with the SEC on July 28, 2006 constitutes a "Competing Transaction" pursuant to the terms of the Merger Agreement and Corning notified C&T of such purchase orally on July 31, 2006 and by letter dated August 7, 2006);

  •
  by C&T if (A) the closing conditions with respect to Corning's representations and warranties shall not have been satisfied, (B) shareholder approval is not obtained or (C) Corning shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in the Merger Agreement;

  •
  by Corning if (A) the closing conditions with respect to C&T or Merger Sub's representations and warranties shall not have been satisfied or (B) C&T or Merger Sub shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in the Merger Agreement;

  •
  by either C&T or Corning if the Merger has not been completed by six (6) months from date of the Merger Agreement, unless such party's or parties' breach of the Merger Agreement has prevented the completion of the Merger;

  •
  by C&T if, after the date of the Merger Agreement, there has been a fact, event, or circumstance that, individually or in the aggregate, has had or may reasonably be expected to have a Material Adverse Effect;

  •
  by C&T if dissenters' rights shall have been asserted by shareholders holding more than 10% of the Corning's outstanding shares; or

  •
  by C&T if Company Transaction Costs relating to the Merger, as defined in the Merger Agreement, exceed $1,300,000.

Termination Fee

        If the Merger Agreement terminates as the result of a Competing Transaction, and Corning enters into and consummates a definitive agreement relating to such Competing Transaction, Corning has agreed to pay C&T a termination fee equal to the lesser of Two Hundred Fifty Thousand Dollars ($250,000) or C&T's documented, third-party costs relating to its due diligence investigation and related to negotiation of the Merger.

        If C&T discontinues its activities required to complete the Merger for any reason other than pursuant to the termination rights described above, C&T shall pay to Corning a termination fee equal to the lesser of Two Hundred Fifty Thousand Dollars ($250,000) or Corning's documented, third-party costs relating to negotiation of the Merger.

Indemnification

        From and after the Effective Time, subject to the limitation described below, Barry and Robinson have agreed to jointly and severally indemnify C&T, Merger Sub, the Surviving Corporation and each of their respective Affiliates, officers, directors, employees, agents and shareholders (collectively, the "C&T Indemnified Parties") and hold them harmless against any losses the C&T Indemnified Parties may suffer, sustain or become subject to, as a result of:

  (a)
  any misrepresentation or breach of warranties by Corning, Barry and Robinson in the Merger Agreement and related documents; or

  (b)
  any claims or threatened claims against C&T or the Surviving Corporation arising directly from the actions or inactions of Corning or the officers, directors, employees or agents of Corning prior to the Closing;

provided such misrepresentation or claim or threatened claim is finally determined, within the three (3) year period following execution of the Merger Agreement, to have been the subject of fraud by Barry and/or Robinson.

        Neither Barry nor Robinson are liable for indemnification claims until the aggregate amount of losses exceeds $50,000, in which case Barry and Robinson are liable for the aggregate amount of all losses, subject to the following limitations. Within thirty (30) days after the closing of the Merger, indemnification claims will be paid by offset against change of control severance payment otherwise due to Barry and/or Robinson. Thereafter until the earlier of: (i) three (3) years after the date of the Merger Agreement or (ii) the death of Barry and/or Robinson, as the case may be, indemnification claims will be paid by offset against the cash value of the keyman life insurance policies for Barry and/or Robinson, as the case may be, after which the indemnification obligations will terminate.

SHARE OWNERSHIP OF CORNING MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as of July 31, 2006, regarding the beneficial ownership of Corning Common Stock by (i) each person who is known by Corning to own beneficially more than five percent (5%) of Corning Common Stock; (ii) each of Corning's directors, chief executive officer and the other highly compensated executive officer other than the chief executive officer who received compensation of more than $100,000 in fiscal year 2005; and (iii) all directors and executive officers of Corning as a group.

        As used in this Proxy Statement, "beneficial ownership" includes direct or indirect, sole or shared power to vote, or to direct the voting of, and/or investment power to dispose of, or to direct the disposition of, shares of the common stock of the Company. Except as otherwise indicated in the footnotes below, the listed beneficial owners held direct and sole voting and investment power with respect to the stated shares.

Beneficial Owners	Shares of Stock Beneficially Owned Directly or Indirectly as of July 31, 2006		Percent of Class
Bank of America Corporation NB Holdings Corp. Bank of America, NA 1 Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, NC	51,711	(1)	10.2%
J. Edward Barry 330 W. William Street Corning, New York 14830-2152	50,712	(2)	10.0%
Thomas K. Barry (Director and Chief Executive Officer) 330 W. William Street Corning, New York 14830-2152	16,243		3.2%
Thomas H. Bilodeau (Director) 336 Golfview Road, Apt. 207 North Palm Beach, Florida 33408-3521	4,175	(3)	*
Bradford J. Faxon (Director) 225 Hix Bridge Road Westport, Massachusetts 02790-1312	29,995	(4)	5.9%
Richard M. Osborne Trust 8500 Station Street, Suite 113 Mentor, OH 44060	83,233	(5)(6)	16.4%
Liselotte R. Lull and Robert E. Lull 231 Watauga Avenue Corning, New York 14830-3233	49,642	(6)	9.8%
Kenneth J. Robinson (Director and Executive Vice President) 330 W. William Street Corning, New York 14830-2152	5,120	(7)	1.0%
All directors and officers of the Company, eight persons as a group	59,132	(8)	11.7%

*
Less than one percent

(1)
Based on information listed on Schedule 13G/A filed February 8, 2006.

(2)
Includes 27,634 shares held in trust, with respect to which J. Edward Barry has shared voting and investment power, and 23,078 shares beneficially owned and held in trust on behalf of Virginia S. Barry, with respect to which J. Edward Barry also has shared voting and investment power.

(3)
All shares are held in trusts and Mr. Bilodeau is a beneficiary or contingent beneficiary of such trusts.

(4)
Includes indirect beneficial ownership of 5,987 shares owned by children of Bradford J. Faxon, and as to which Bradford J. Faxon has shared voting and investment power.

(5)
Based on information listed on Amendment No. 1 to Schedule 13D filed July 28, 2006.

(6)
Includes 25,773 shares owned by Liselotte R. Lull and 23,869 shares owned by Robert E. Lull. Mr. Lull advised Corning in August 2006 that the 46,642 shares will be transferred to the Richard M. Osborne Trust, which shares Corning believes are referred to in the Richard M. Osborne Trust's Schedule 13D filing.

(7)
Includes 5,086 shares owned jointly with Sherry Robinson.

(8)
Aggregate record or imputed beneficial ownership, with sole or shared voting or investment power.

OTHER MATTERS

Voting Procedures

        Consistent with Corning's Certificate of Incorporation and by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Special Meeting will be counted by persons appointed by Corning to act as election inspectors for the meeting.

        The proposal regarding the Merger Agreement and the Merger requires the affirmative vote of at least two-thirds of the outstanding shares of Corning Common Stock. The election inspectors will count the total number of votes cast "for" approval of the proposal regarding the Merger for purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that reflect "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (1) instructions have not been received from the beneficial owners or persons entitled to vote and (2) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. For purposes of the proposal regarding the Merger, broker non-votes have the effect of votes cast against the proposal.

Adjournment of Meeting

        If sufficient votes in favor of the Merger Agreement are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies with respect to any such proposal. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of such proposal. They will vote against any such adjournment those proxies required to be voted against such proposal. Corning will pay the costs of any additional solicitation and of any adjourned session.

Stockholder Proposals

        Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of Corning stockholders consistent with SEC Rule 14a-8, which in certain circumstances may require the inclusion of qualifying proposals in Corning's proxy statement. For such proposals to be considered for inclusion in Corning's proxy statement and proxy relating to Corning's 2007 Annual Meeting of Stockholders, if the Merger is not completed and such meeting is held, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Office of the Secretary, Corning Natural Gas Corporation, 330 W. William Street, P.O. Box 58, Corning, New York 14830, by September 8, 2006.

        As to any proposal that a stockholder intends to present to stockholders without being included in the Company's proxy statement for the Company's 2007 Annual Meeting of Stockholders (if the Merger is not completed and such meeting is held) the proxies named in management's proxy for the meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed not later than November 24, 2006. Even if proper notice is received on or prior to November 24, 2006, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposals and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal as set forth in Rule 14a-4(c)(2) of the Securities Exchange Act of 1934.

Other Business

        It is not anticipated that any business except the approval of the Merger and the Merger Agreement will be brought before the meeting. Management is not aware of any matters proposed to be presented to the meeting by any other person. However, if any other business should properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment on such business.

Experts

        The consolidated financial statements of Corning incorporated in this proxy statement by reference to Corning's Annual Report on Form 10-K for the year ended September 30, 2005 have been incorporated by reference in reliance on the report of Rotenberg & Co., LLP, independent auditors, given on authority of that firm as experts in accounting and auditing.

Where You Can Find More Information

        Corning files annual, quarterly and current reports, proxy statements, and other information with the SEC. Anything Corning files with the SEC may be read and copied at the Securities and Exchange Commission's Public Reference Rooms at 100 F Street, N.E., Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Corning's SEC filings should also be available to the public from commercial document retrieval services and at the web site that the SEC maintains at http://www.sec.gov. Corning's reports, proxy statements and other information filed by Corning with the SEC may also be inspected at Corning's web site at http://www.Corninggas.com.

        The SEC allows us to "incorporate by reference" information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information contained directly in, or incorporated by reference in, this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that were previously filed with the SEC by Corning (SEC File No. 0-643). These documents contain important information about Corning:

  •
  Corning's Annual Report on Form 10-KSB, for the fiscal year ended September 30, 2005.

  •
  Corning's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005.

  •
  Corning's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006.

  •
  Corning's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006.

  •
  Corning's Current Report on Form 8-K, filed November 23, 2005.

  •
  Corning's Current Report on Form 8-K, filed December 12, 2005.

  •
  Corning's Current Report on Form 8-K, filed December 15, 2005.

  •
  Corning's Current Report on Form 8-K, filed May 17, 2006.

  •
  Corning's Current Report on Form 8-K filed August 23, 2006.

        Corning may be required to file other documents with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the time this Proxy Statement is sent and the date the Special Meeting is held. These other documents will be deemed to be incorporated by reference in this Proxy Statement and to be a part of it from the date they are filed with the SEC.

        You may obtain any of the documents incorporated by reference through us, the SEC or the SEC's web site as previously described. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Proxy Statement. You may obtain documents incorporated by reference in this Proxy Statement by requesting them in writing or by telephone at the following address:

Corning Natural Gas Corporation
330 W. William Street
P.O. Box 58
Corning, New York 14830
(607) 936-3755
Attn: Stanley G. Sleve, Secretary

        Corning has provided all information contained in or incorporated by reference in this Proxy Statement with respect to Corning. C&T Enterprises, Inc. has provided all information contained in this Proxy Statement with respect to C&T Enterprises, Inc. and Merger Sub. Neither Corning nor C&T assumes any responsibility for the accuracy or completeness of the information provided by the other party.

        You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote on the Merger Agreement and the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated August 24, 2006. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date. Neither the mailing of this Proxy Statement to stockholders nor the completion of the Merger will create any implication to the contrary.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of May 11, 2006 (this "Agreement"), is entered into by and between C&T Enterprises, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania ("C&T"), C&T Acquisition, Inc., a newly-formed New York corporation and wholly owned subsidiary of C&T ("Merger Sub"), and Corning Natural Gas Corporation, a corporation organized and existing under the laws of the State of New York (the "Company"). Capitalized terms used herein have the meanings ascribed to them in the sections cross-referenced in Article XI below.

W I T N E S S E T H

        WHEREAS, C&T, Merger Sub and the Company have deemed it advisable and fair to and in their respective best interests and the best interests of their respective shareholder groups for C&T to acquire all of the shares of capital stock of the Company issued and outstanding as of the Effective Time (all of the shares of capital stock of the Company issued and outstanding as of Effective Time being hereinafter referred to as the "Outstanding Shares") by the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein;

        WHEREAS, in furtherance of the foregoing, each of C&T, Merger Sub and the Company intend to seek resolutions from their respective boards of directors approving this Agreement, declaring its advisability and approving the Merger in accordance with, in the case of C&T, the Pennsylvania Business Corporation Law (the "PBCL") and, in the case of Merger Sub and the Company, the New York Business Corporation Law (the "NYBCL"), each upon the terms and subject to the conditions set forth herein;

        WHEREAS, this Agreement is intended to constitute the plan of merger required by Section 902 of the NYBCL; and

        WHEREAS, C&T, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with, and establish various conditions precedent to, the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, C&T, Merger Sub and the Company hereby agree as follows:

ARTICLE I.
THE MERGER

        1.01.    The Merger.    On the terms and subject to the conditions set forth in this Agreement, and in accordance with the NYBCL and PBCL, at the Effective Time, the Company shall be merged with Merger Sub, and as a result of the Merger, the separate corporate existence of the Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

        1.02.    Closing; Effective Time.

           (a)  The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of McNees Wallace & Nurick, LLC, 100 Pine Street, Harrisburg, Pennsylvania or at such other place as is mutually agreeable to the parties, at 10:00 a.m. local time no later than the third business day following satisfaction or waiver of all of the conditions to the Closing set forth in Article VIII, other than the requirement that certain documents be delivered at or prior to the Closing ("Closing Date").

           (b)  On the Closing Date, the parties hereto shall cause the Merger to be consummated by executing and filing a Certificate of Merger with the Secretary of State of the State of New York in accordance with the terms of the NYBCL and making all other filings or recordings required by applicable Laws in connection with the Merger (such filing documents being hereinafter collectively referred to as the "Merger Documents"). The Merger shall become effective at such time as the appropriate Merger Documents are duly filed with the Secretary of State of the State New York or at such later time as is specified in the Merger Documents in accordance with the NYBCL (the "Effective Time").

        1.03.    Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Merger Documents and the applicable provisions of the NYBCL. Without limiting the generality of the foregoing, and subject thereto, at and as of the Effective Time, by virtue of the Merger, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.04.    Certificate of Incorporation; Bylaws.    At and as of the Effective Time and until thereafter amended as provided by Law, by virtue of the Merger: (a) the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation, except that Article I may be amended, in the sole discretion of C&T and Surviving Corporation, to change the name of Surviving Corporation, and (b) the Bylaws of the Company shall be the Bylaws of the Surviving Corporation, except that the Bylaws of the Company shall be amended to reflect any change of name of Surviving Corporation.

        1.05.    Directors and Officers.    The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

        1.06.    Taking of Necessary Action; Further Action.    Each of C&T, Merger Sub and the Company shall use commercially reasonable efforts to effectuate the Merger under the NYBCL at the time specified in Section 1.02(a) hereof. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, powers and franchises of either of Merger Sub or the Company, the officers of the Surviving Corporation are fully authorized in the name of each of Merger Sub and the Company or otherwise to take, and shall take, all such lawful and necessary action.

ARTICLE II.
CONVERSION OF SECURITIES; MERGER CONSIDERATION; OTHER PAYMENTS

        2.01.    Conversion of Securities.    At the Effective Time, by virtue of the Merger and without any further action on the part of C&T, Merger Sub or the Company, pursuant to this Agreement, the Merger Documents and the NYBCL:

           (a)  Subject to the terms and conditions of this Article II, each of the Outstanding Shares shall be converted into the right to receive the applicable per-share portion of the Merger Consideration upon the surrender of same pursuant to Section 2.03; provided, however, that (i) any Outstanding Shares that are owned by the Company as treasury stock or by any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof into the right to receive the Merger Consideration and (ii) any Dissenting Shares shall be canceled and extinguished and converted into the right to receive from C&T an amount per Dissenting Share determined pursuant to Section 2.04. The Outstanding Shares so converted are hereinafter collectively referred to as the "Transferred Shares."

           (b)  Except as provided in Section 2.01(a) above, all Outstanding Shares of the Company shall be cancelled at the Effective Time and shall have no further force and effect, and each Shareholder shall thereafter cease to have any rights with respect to such Outstanding Shares, except for the right to receive, without interest thereon, the Merger Consideration upon the surrender of same pursuant to Section 2.03.

           (c)  Each share of common stock, $5.00 par value, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $5.00 par value, of the Surviving Corporation (the "Surviving Corporation Common Stock"). C&T shall cause the number of shares of Merger Sub Common Stock outstanding immediately prior to the Effective Time to equal the number of Transferred Shares. Each certificate evidencing ownership of shares of Merger Sub Common Stock immediately prior to the Effective Time shall evidence ownership of an equal number of shares of Surviving Corporation Common Stock immediately following the Effective Time.

        2.02.    Merger Consideration.

           (a)  Subject to the terms and conditions of this Agreement, the per-share consideration for each Transferred Share shall be $13.71, in cash, as adjusted pursuant to Section 2.02(f). The aggregate merger consideration for all Transferred Shares shall be $6,949,846, as adjusted pursuant to Section 2.02(e) (the "Merger Consideration").

           (b)  The Merger Consideration shall be deposited with the Paying Agent (as defined in Section 2.03(a) below) in such increments and at such times as specified pursuant to Section 2.03(a), which deposit(s) shall be in full satisfaction of C&T's consideration payment obligation under this Agreement.

           (c)  From and after the Effective Time, the share transfer books of the Company shall be closed and no registration of any transfers of any shares of the Company thereafter be made in the records of the Company. If, after the Effective Time, certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration.

           (d)  After the Effective Time, no dividends, interest or other distributions shall be paid with respect to the Transferred Shares. At all times after the Effective Time and until surrendered as contemplated by Section 2.03, each Transferred Share shall be deemed to represent only the right to receive upon such surrender the applicable portion of the Merger Consideration, and the Shareholders shall have no other rights as shareholders of the Company or the Surviving Corporation with respect to the Transferred Shares.

           (e)  The $6,949,846 aggregate figure specified in Section 2.02(a) shall be (i) INCREASED dollar for dollar, for each dollar of cash reflected on the financial statements of Corning Natural Gas Appliance Corporation as of the Effective Time subject to reduction pursuant to this Section; and (ii) INCREASED by the total amount, if any, of excise tax payments under Internal Revenue Code Section 280G that the Surviving Corporation would be able to avoid by reason of amendment to existing compensation (including severance) arrangements with any Company officers as set forth in Section 3.16(d) of the Company Disclosure Schedule (as hereinafter defined) and the total amount, if any, of savings in payments under compensation arrangements with any company officers that the Surviving Corporation realizes by virtue of such amendment to the compensation arrangements referenced in the immediately preceding clause; and (iii) DECREASED by the sum of (A) one-half (1/2) of the aggregate fees and expenses of, or payable by, the Company and incurred and/or accrued after February 13, 2006 and before the Closing in connection with the Merger (including, without limitation, the costs of obtaining Shareholder approval for the Merger, fees and expenses of Company legal counsel, fees and expenses of financial advisors including brokerage fees and commissions, any accountants' and auditors' fees and expenses and fees and expenses of any other advisors engaged by the Company in connection with the Merger, including without limitation costs of producing the compliance statement referenced in Section 8.01(s)) (the "Company Transaction Costs") up to the aggregate of $800,000 of Company Transaction Costs, and (B) an amount equal to the excess of such Company Transaction Costs over $800,000. The Company shall provide at Closing C&T a full, complete and correct itemized list of Company Transaction Costs, which list shall be attached hereto as Exhibit 2.02(e).

            (f)  The $13.71 per-share figure specified in Section 2.02(a) shall be adjusted by taking net the amount by which the $6,949,846 figure is adjusted pursuant to the adjusting calculation specified in Section 2.02(e), above, and dividing same by 506,918.

        2.03.    Surrender and Exchange of Transferred Shares.

           (a)  C&T shall deposit or cause to be deposited with a bank or trust company mutually agreeable to C&T and the Company and pursuant to an agreement in form and substance reasonably acceptable to C&T and the Company (the "Paying Agent"), on the Effective Time, or thereafter, as and when needed, for exchange in accordance with this Article II, an amount in cash sufficient to make the payments of the Merger Consideration (less (i) any amounts withheld pursuant to Section 2.04 in the event there are any Dissenting Shares and (ii) any amounts withheld pursuant to Section 2.05 in the event there is required withholding under applicable tax Laws) in exchange for certificates representing Transferred Shares (the fund created by such deposits from time to time being hereinafter referred to as the "Exchange Fund") and uncertificated Transferred Shares held in book-entry form (the "Uncertificated Shares"), as evidenced on the Company's stock ledger as of the Effective Time. The Paying Agent shall invest the Exchange Fund as C&T directs. Any net profit resulting from, or interest or income produced by, such investments shall be payable to C&T. The Exchange Fund shall not be used for any other purpose except as provided in this Agreement.

           (b)  The Company shall furnish promptly to C&T mailing labels or electronic files containing the names and addresses of Persons indicated as record holders of Outstanding Shares (the "Shareholders") as of a recent date (same to be attached hereto as Exhibit 2.03(c)) and of those persons becoming record holders of Outstanding Shares subsequent to such date, together with copies of all lists of Shareholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of shares of Outstanding Shares (collectively, "Shareholder List"), and shall furnish to both the Paying Agent and C&T such information and assistance (including updated lists of Shareholders, security position listings and computer files) as either may reasonably request for use in communicating to the Shareholders, including without limitation, updates of the Shareholder List (pursuant to the Company's general obligation under Section 5.07) immediately prior to the Company's dissemination of the Company Proxy Statement and immediately prior to the Closing Date. The Company acknowledges and agrees that the Paying Agent, C&T, Merger Sub, and the Surviving Corporation shall be entitled to rely solely on Shareholder List prepared from the stock ledger of the Company as of the Effective Time for purposes of determining the record holders of Outstanding Shares. Subject to the requirements of applicable Laws, and except for such steps as are necessary to disseminate any documents necessary to consummate the Merger, C&T shall treat any information contained in any such labels, listings and files as Confidential Information pursuant to Section 12.01(b).

           (c)  Promptly after the Effective Time, C&T shall cause the Paying Agent to mail to each holder of Transferred Shares appearing on the updated Shareholder List: (i) a notice of effectiveness of the Merger, (ii) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to such Transferred Shares shall pass, only upon proper delivery of the transferor's stock certificate to the Paying Agent and shall be in such form and shall have such other provisions as the Paying Agent may reasonably specify including, without limitation, a warranty of the holder's title to the Transferred Shares (the "Letter of Transmittal"), and (iii) such other materials and instructions as C&T deems appropriate for use in effecting the surrender of the certificates and the exchange of Transferred Shares for payment of the Merger Consideration. pursuant to Section 2.02 hereof. Upon the receipt by the Paying Agent of the certificate(s) representing Transferred Shares, free and clear of all Liens, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and other appropriate materials and instructions for use in effecting the exchange of Transferred Shares for payment of the Merger Consideration, the Paying Agent shall cause to be delivered to the Person(s) in whose name such certificate(s) shall have been issued, or to such Person(s) as such Person(s) shall direct in writing in the Letter of Transmittal, a check representing the amount of cash which such holder has the right to receive in respect of the Transferred Shares surrendered pursuant to the provisions of this Section 2.03, after giving effect to any required withholding Taxes pursuant to Section 2.05, and the Transferred Shares represented by the certificate(s) so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Transferred Shares which are not registered in the transfer records of the Company, the consideration to be paid to such holder of Transferred Shares pursuant to Section 2.02 hereof may be issued to such a transferee if the certificate(s) representing such Transferred Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or, alternatively, payments of such transfer Tax to the Payment Agent.

           (d)  If any certificate representing Transferred Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact, in form and substance acceptable to C&T, by the Person claiming such certificate to be lost, stolen or destroyed, and complying with such other conditions as C&T may reasonably impose (including the execution of an indemnification undertaking or the posting of an indemnity bond or other surety in favor of C&T with respect to the certificate alleged to be lost, stolen or destroyed), C&T will deliver to such Person, or will cause the Paying Agent to deliver to such Person, in accordance with this Article II, the portion of the Merger Consideration to which the Person is entitled with respect to the Transferred Shares represented by such lost, stolen or destroyed certificate.

           (e)  Any Uncertificated Shares (other than Uncertificated Shares held by C&T, Merger Sub, any wholly-owned subsidiary of C&T or Merger Sub, in the treasury of the Company or by any wholly-owned Subsidiary of the Company or which are Dissenting Shares) shall be deemed surrendered to the Paying Agent at the Effective Time and each record holder thereof shall be entitled to receive the per-share Merger Consideration multiplied by the number of Uncertificated Shares formerly represented by the associated book-entries for the record holder, without any action on the part of such holder. The Company acknowledges and agrees that C&T, Merger Sub and the Surviving Corporation shall rely solely on the stock ledger of the Company as of the Effective Time for purposes of determining the record holders of Uncertificated Shares. If the Merger Consideration (or any portion thereof) is to be delivered to any Person other than the Person in whose name the book-entry formerly representing Uncertificated Shares surrendered therefor is recorded, it shall be a condition to such right to receive such Merger Consideration that the Uncertificated Share(s) so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person whose Transferred Shares have been surrendered shall pay to the Paying Agent any transfer or other similar Taxes required by reason of the payment of the

  Merger Consideration to a person other than the registered holder of the Uncertified Share(s) surrendered as indicated by the book-entry, or shall establish to the satisfaction of the Paying Agent that such transfer Tax has been paid or is not applicable.

            (f)  All funds held by the Paying Agent in the Exchange Fund for payment to the holders of unsurrendered certificates (or Uncertificated Shares not presented for payment) at the end of six (6) months from the Effective Time shall be returned to C&T, after which time any holder of unsurrendered certificates (or Uncertificated Shares not presented for payment) shall look as a general creditor only to the Surviving Corporation for payment of such funds to which such holder may be due, subject to applicable Laws.

           (g)  C&T shall not be liable to any former holder of Transferred Shares for any amount of Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. If any certificates representing Transferred Shares shall not have been surrendered (or in the case of Uncertificated Shares have not presented for payment) prior to two (2) years after the Effective Time (or such earlier date as shall be immediately prior to the date that such unclaimed funds would otherwise become subject to any abandoned property, escheat or similar Laws) unclaimed funds payable with respect to such certificates (or Uncertificated Shares) shall, to the extent permitted by applicable Laws, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

        2.04.    Dissenting Shares.

           (a)  For purposes of this Agreement, the term "Dissenting Shares" means any Outstanding Shares with respect to which dissenters' rights apply under Section 910 of the NYBCL and held by a Shareholder who (i) has not voted in favor of the Merger or consented thereto in writing, (ii) has demanded properly in writing fair value for such Outstanding Shares in accordance with Section 623 of the NYBCL, and (iii) has not withdrawn such demand or otherwise lost such Shareholder's right to receive the fair value of such Shareholder's Dissenting Shares in accordance with Section 623 of the NYBCL.

           (b)  Notwithstanding any provision of this Agreement to the contrary, holders of Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of Sections 623 and 910 of the NYBCL unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to payment of fair value under the NYBCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or otherwise loses such right, such Dissenting Shares shall thereupon be treated as if they had been canceled, extinguished and converted into, as of the Effective Time, and represent, the right to receive payment of the portion of the Merger Consideration to be paid therefor pursuant to Section 2.01(a), and such shares shall not be deemed to be Dissenting Shares. None of C&T, the Merger Sub, the Company or the Surviving Corporation shall be liable for any failure of any holder of Outstanding Shares to comply with such holder's duties under this Section 2.04.

           (c)  Notwithstanding anything to the contrary contained in this Section 2.04, if (i) the Merger is rescinded or abandoned or (ii) the Shareholders revoke the authority to effect the Merger, then the right of any Shareholder to be paid the fair value of such Shareholder's Dissenting Shares pursuant to Sections 623 and 910 of the NYBCL shall cease.

           (d)  The Company shall give C&T prompt notice of any demands received by the Company for dissenters' rights. The Company shall not, except with the prior written consent of C&T, make any payment (including, without limitation, any payment under Section 623 of the NYBCL) with respect to any demands for valuation or offer to settle or settle any such demands.

           (e)  The Merger Consideration to be deposited with the Paying Agent pursuant to Section 2.03(a) shall be reduced by the amount of Merger Consideration attributable to holders of Dissenting Shares.

        2.05.    Withholding.    C&T shall be entitled to withhold from the portion of the Merger Consideration otherwise payable pursuant to this Agreement to those Shareholders for whom withholding, as discussed below, is appropriate, such amounts, if any, as it is required to deduct and withhold under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (the "Code") or any other provision of applicable tax Laws. To the extent that amounts are so withheld by C&T, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Transferred Shares in respect of which such deduction and withholding was made.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY, ROBINSON AND BARRY

        As a material inducement to C&T and Merger Sub to enter into this Agreement, with the understanding that C&T and Merger Sub will be relying thereon in consummating the transactions contemplated hereby, the Company and Thomas K. Barry ("Barry") and Kenneth J. Robinson ("Robinson"), each an adult individual, hereby jointly and severally represent and warrant to C&T and Merger Sub that, except as set forth in the disclosure schedule delivered by the Company to C&T on the date hereof (the "Company Disclosure Schedule") (which Company Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Article III under captions referencing the Sections of this Agreement to which such exceptions apply):

        3.01.    Incorporation and Corporate Power; Qualification to Do Business; Governing Documents.    The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York and has the corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The Company is not qualified to do business as a foreign corporation in any jurisdiction, and neither the nature of its properties nor the conduct of its business requires it to be so qualified. The Company has the requisite power and authority (corporate or otherwise) to enter into and, subject to obtaining the Shareholder Approval pursuant to Section 5.06, perform its obligations under this Agreement and the other documents and agreements contemplated by this Agreement (collectively, the "Transaction Documents") to which the Company is a party. The copies of the Certificate of Incorporation, Bylaws and similar governing documents for the Company (collectively, "Governing Documents") furnished by the Company to C&T prior to the date hereof reflect all amendments made thereto as of the date hereof and are correct and complete. The Company is not in violation of any of the provisions of its Governing Documents.

        3.02.    Execution, Delivery; Valid and Binding Agreements.    The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party by the Company, and, subject to obtaining the Shareholder Approval pursuant to Section 5.06, the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite action (corporate or otherwise), and no other proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement and such other Transaction Documents. Each of this Agreement and each of the other Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and, assuming due execution by C&T and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable in accordance with its respective terms, except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other similar Laws affecting the enforcement of creditors' rights generally and by general principles of equity.

        3.03.    No Breach.    The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party, and the consummation by the Company of the transactions contemplated hereby and thereby, do not conflict with or result in any breach of any of the provisions of, constitute a default (with notice or lapse of time or both) under, result in a violation of, or result in the creation of a right of termination or acceleration or any Lien or other encumbrance upon any assets or any of the Outstanding Securities of the Company either under the provisions of (a) any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, agreement or other instrument, commitment or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties is bound or affected, (b) the Governing Documents or any duly adopted shareholder or director resolution of the Company or (c) any foreign, federal, state or local law, statute, rule, regulation, interpretation, position, ordinance, order, judgment, injunction or decree of any Governmental Entity (collectively, "Laws") to which the Company, or any of the property held by the Company is subject, or otherwise. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party, and the consummation by the Company of the transactions contemplated hereby and thereby, does not give any Governmental Entity or other Person the right to challenge any of the transactions contemplated hereby. "Lien" means a mortgage, pledge, hypothecation, lien (statutory or otherwise), preference, priority, security interest, security agreement, easement, covenant, restriction, charge, claim, option, right of first refusal, voting trust, proxy or other encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device). "Person" means an individual, corporation, partnership, association, limited liability company, trust, unincorporated organization, Governmental Entity, or other entity or group, as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        3.04.    Governmental Entities; Consents.    Except as set forth in Section 3.04 of the Company Disclosure Schedule, no filing or registration with, observation of any waiting period with respect to, the requirements of, or notification to, and no permit, authorization, consent, approval or exemption of, or other action by, any court, arbitrator or other foreign, federal, state or local governmental, regulatory or other administrative body, authority, department, commission, board, bureau, agency or instrumentality (each a "Governmental Entity") or any other Person is required to be obtained, made or given by the Company in connection with its execution, delivery and performance of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, other than the obtaining the Shareholder Approval pursuant to Section 5.06.

        3.05.    Subsidiaries.    Each Subsidiary of the Company is a corporation or limited liability company duly incorporated or formed or an entity duly organized, and is validly existing and in good standing under the law of its jurisdiction of incorporation or organization. Each Subsidiary of the Company (a) has all powers and authority and all governmental licenses, authorizations, consents and approvals required to own, lease and operate its assets and to carry on its business as now conducted and (b) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification or license necessary, except where the failure to have such power or authority, or the failure to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is not subject to any material (for these purposes "materiality" being defined as a financial commitment in excess of $5,000) obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary. The Company owns, directly or indirectly, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Subsidiary) of each of the Company's Subsidiaries. Each of the outstanding shares of capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is owned, directly or indirectly, by the Company free and clear of all Liens. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, purchase, repurchase or transfer of any securities of any of the Company's Subsidiaries, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of any of the Company's Subsidiaries, and neither the Company nor any of its Subsidiaries has any obligation of any kind to issue any additional securities of any of the Company's Subsidiaries. Except for interests in the Subsidiaries, neither the Company nor any of its Subsidiaries has any ownership interest in any entity. For purposes of this Agreement, the word "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the ownership interests or voting rights with respect to the election of the board of directors or other governing body of, such corporation or other legal entity.

        3.06.    Capital Stock.

           (a)  The authorized capital stock of the Company consists solely of 1,000,000 shares of voting common stock, par value $5.00, of which 506,918 shares are issued and outstanding as of the date of this Agreement ("Common Stock") and constitute the Outstanding Shares. There are no shares of capital stock of the Company of any other class authorized, issued or outstanding. No shares of capital stock of the Company are owned by any Subsidiary of the Company. No shares of capital stock of the Company are owned by the Company or held in treasury. Notwithstanding anything contained in this Agreement to the contrary, the representations contained in this Section 3.06 shall not be qualified, limited or modified in any respect by any disclosure contained in the Company Disclosure Schedule or the Company SEC Documents. All of the issued and outstanding shares of the Common Stock are owned of record as set forth in the Company's share ledger (and as reflected in the Shareholder List).

           (b)  All of the issued and outstanding shares of Common Stock (i) are duly authorized, validly issued, fully paid and nonassessable, (ii) were offered, sold, issued and delivered in compliance with applicable federal and state securities Laws and (iii) are not subject to, and were not issued in violation of, any preemptive rights or any other third party rights created by statute, the Governing Documents or any agreement to which the Company is a party or by which the Company is bound.

           (c)  Other than the Common Stock, the Company has no equity securities, securities containing any equity features, bonds, debentures, notes or other indebtedness of any type of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which holders of capital stock of the Company may vote, or any other instruments convertible into such equity securities authorized, issued or outstanding, and there are no:

              (i)  agreements or other rights or arrangements existing which provide for the sale or issuance by the Company of the capital stock of the Company;

             (ii)  rights, subscriptions, warrants, options, conversion rights, agreements or arrangements of any kind outstanding to purchase, exchange, transfer, sell, register or otherwise acquire from the Company any shares of capital stock or other securities of any kind of the Company;

            (iii)  voting trusts, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party or is bound with respect to the voting of any shares of capital stock of the Company; or

            (iv)  agreements or other obligations (contingent or otherwise) which may require the Company to register, under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act") or applicable state blue sky Laws, repurchase, redeem or otherwise acquire any shares of the capital stock of the Company;

and there are no agreements or other obligations (contingent or otherwise) that may prohibit or restrict the Company's ability to do any of the foregoing.

           (d)  The Company has registered all Outstanding Shares, and all other Company securities currently issued and outstanding, under the Securities Act, applicable state blue sky Laws, and the Exchange Act and has registered itself under the Exchange Act. The Outstanding Securities are not, and have never been, listed on the Nasdaq Stock Market, Inc.'s National Market or a registered national or regional securities exchange in the United States or elsewhere.

        3.07.    Financial Statements; Reports.

           (a)  The Company has delivered to C&T true, correct and complete copies of (i) the unaudited, consolidating balance sheet, as of March 31, 2006, of the Company (as updated pursuant to Section 5.07 the "Latest Balance Sheet") and the unaudited, consolidating statement of income and cash flows of the Company for the five-month period then ended (such statement of income and cash flows and the Latest Balance Sheet, all as updated pursuant to Section 5.07 being hereinafter referred to as the "Latest Financial Statements") and (ii) the audited balance sheets, as of September 30, 2003, 2004 and 2005, respectively, of the Company and the audited statements of income and cash flows of the Company for each of the year ended September 30, 2003, 2004 and 2005 (collectively, the "Annual Financial Statements"). The Latest Financial Statements and the Annual Financial Statements are based upon the information contained in the books and records of the Company and fairly and correctly present the financial position of the Company, including without limitation, Company income, expenses, assets and liabilities, as of the dates thereof and results of operations for the periods referred to therein. The Annual Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied in accordance with the Company's historical practices insofar as such practices are consistent with GAAP. The Latest Financial Statements have been prepared in accordance with GAAP applicable to unaudited interim financial statements (and thus may not contain all notes and may not contain prior period comparative data which are required for compliance with GAAP), consistent with the Annual Financial Statements, and reflect all adjustments necessary to a fair statement of the financial condition and results of operations for the interim periods presented.

           (b)  All accounts, books and ledgers related to the business of the Company are properly and accurately kept, are complete in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein (for these purposes "materiality" being defined as omissions or inaccuracies having individual financial impact of $5,000 or more). The Company does not have any of its records, systems, controls, data, or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership (excluding licensed software programs) and direct control of the Company.

           (c)  The Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Company SEC Documents"). The Company SEC Documents, including any financial statements or schedules included in the Company SEC Documents, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied, in all material respects, with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The consolidated financial statements of the Company included in the Company's SEC Documents at the time filed

  (and, in the case of registration statements, on the dates of effectiveness and, in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) complied, in all material respects, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present in all material respects (subject, in the case of unaudited statements, to normal adjustments) the consolidated financial position (in the case of statements of financial position) of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows (in the case of statements of income and cash flows, respectively) for the periods then ended. None of the Company's Subsidiaries is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the Nasdaq Stock Market, Inc.'s National Market, any stock exchange or any other comparable Governmental Entity. Except as specifically provided in Section 3.07(b), "materiality," as used in this Section 3.07 means as defined in the Exchange Act and/or the Securities Act.

        3.08.    Absence of Undisclosed Liabilities.    The Company does not have any liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) that are not reflected on the Latest Balance Sheet or disclosed in the Annual Financial Statements, other than (a) liabilities or obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business of the Company exclusive of the business of any Subsidiary or Affiliate of the Company, consistent with its past custom and practice ("Ordinary Course of Business"), including in this instance the Company's past custom and practice of estimating liabilities or (b) executory obligations under Contracts heretofore entered into. Without limiting the generality of the foregoing, the Latest Balance Sheet contains, as of the dates thereof, all reserves required to be established for compliance with GAAP or other appropriate provisions for accrued income and other taxes, depreciation and the costs of all pension, retirement, incentive, bonus, profit-sharing, vacation, holiday or other plans or policies for the benefit of Company's employees. There is no reasonable basis for the assertion against the Company of any liability or obligation of any nature or in any amount not fully disclosed, reflected or reserved against in the Latest Balance Sheet other than (c) liabilities or obligations which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business or are subject to change in the Ordinary Course of Business and are listed in Section 3.08 of the Company Disclosure Schedule or (d) executory obligations under Contracts heretofore entered into.

        3.09.    No Material Adverse Effect.    Except as set forth in Section 3.09 of the Company Disclosure Schedule, since September 30, 2005, the Company has conducted its business in the Ordinary Course of Business, and there has been no change, effect, fact, event or circumstance, including, without limitation, any change affecting the business, customer, employee, supplier, lender or Governmental Entity relations of the Company, which individually or in the aggregate: (a) has had or may reasonably be expected to have a material adverse effect on, or a material adverse change in, as the case may be, the assets, liabilities, financial position, results of operations, pricing or operating margins, business condition or prospects of the Company; (b) impose on Company operations any term, condition, restriction, imposed liability or other provision as referenced in Section 8.01(d); (c) impose a Lien on any material Company asset or assets; or (d) would prevent or materially delay the Company's ability to consummate the transactions contemplated hereby or hinder the Company's ability to operate as a going concern (any such change, effect, fact, event or circumstance, a "Material Adverse Effect"). "Materiality," as used in this Section 3.09 means, in terms of financial issues, $100,000 and in terms of time, three (3) months.

        3.10.    Absence of Certain Developments.    Except as set forth in Section 3.10 of the Company Disclosure Schedule, since September 30, 2005 and except for the transactions required under Section 5.11, the Company has not:

           (a)  borrowed any amount or incurred or become subject to any liability in excess of $50,000, except (i) current liabilities incurred in the Ordinary Course of Business and (ii) liabilities under Contracts entered into in the Ordinary Course of Business;

           (b)  subjected any of its assets with a fair market value in excess of $50,000 to any Lien, except (i) liens for current property taxes not yet due and payable, (ii) liens imposed by Law and incurred in the Ordinary Course of Business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers' compensation Laws, (all of which liens described in clauses (ii) and (iii) above in the aggregate are less than $50,000) or (iv) liens set forth in Section 3.10(b) of the Company Disclosure Schedule (all of which liens described in clauses (i)-(iv) being hereinafter referred to collectively as "Permitted Liens");

           (c)  discharged or satisfied any Lien or paid any liability, in each case with a value in excess of $50,000, other than current liabilities paid in the Ordinary Course of Business;

           (d)  sold, assigned or transferred (including, without limitation, transfers to any employee, Affiliate or Shareholder) any tangible assets with a fair market value in excess of $50,000, or canceled any debts or claims, in each case, except in the Ordinary Course of Business. "Affiliate" with respect to any Person means a Person that directly or indirectly, through one or more intermediaries, Controls, is controlled by, or is under common control with, the first mentioned Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or other equity interest or as trustee or executor, by Contract or credit arrangement or otherwise;

           (e)  sold, assigned, pledged or transferred (including, without limitation, transfers to any employee, Affiliate or Shareholder) any Company Intellectual Property, Internal Use Software or Databases;

            (f)  waived any rights of material value or suffered any material losses or material adverse changes in collection loss experience, whether or not in the Ordinary Course of Business (for these purposes "materiality" being defined as an amount in excess of $5,000);

           (g)  declared, set aside or paid any dividends or other distributions with respect to any shares of the capital stock or other securities of the Company, or redeemed or purchased, directly or indirectly, any shares of the capital stock, options or other securities of the Company;

           (h)  issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

            (i)  taken any other action or entered into any other transaction other than in the Ordinary Course of Business, or entered into any transaction with any Insider, other than employment arrangements otherwise disclosed in this Agreement and the Company Disclosure Schedule;

            (j)  suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance (for these purposes "materiality" being defined as an amount in excess of $5,000);

           (k)  made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee, or consultant, or made or granted any increase in any employee benefit plan or other arrangement (including, but not limited to, the granting of contingent stock awards, restricted stock and employee stock options, restricted stock, or contingent stock awards, stock-appreciation rights, security-based performance units, "phantom" stock or other security rights or other agreements, arrangements or commitments of any character—contingent or otherwise—pursuant to which any Person may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of the Company or any of its Subsidiaries or assets or calculated in accordance therewith, other than payments or commissions to sales representatives of the Company in the Ordinary Course of Business, collectively such programs being hereinafter referred to as "Equity Arrangements"), or amended or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement or made any commitment or incurred any liability to any labor organization;

            (l)  made any single capital expenditure or commitment therefor in excess of $50,000;

          (m)  made any loans for borrowed money or advances to, or guarantees for the benefit of, any officer, director, shareholder or Affiliate of the Company (except for ordinary travel and business expense payments) or other Person;

           (n)  made charitable contributions or pledges which in the aggregate exceed $10,000;

           (o)  made any change in any tax or financial accounting methods, principles, practices or elections from those utilized in the preparation of the latest Tax Returns or Annual Financial Statements except as required by GAAP; or

           (p)  entered into any commitment (written or oral, contingent or otherwise) to do any of the foregoing.

        3.11.    No Disclosure of Confidential Information.    Since September 30, 2005, the Company has not disclosed any Confidential Information to any Person (other than employees or advisors of the Company and/or C&T and authorized representatives of C&T), other than pursuant to confidentiality agreements restricting the use or further disclosure of such information, which agreements are in full force and effect and will be made available to C&T at Closing and are identified in Section 3.11 of the Company Disclosure Schedule. Neither the Company nor any broker or agent of the Company has, since September 30, 2005, distributed any offering memorandum or similar materials in connection with a possible sale of the Company to any Person (outside of the Company or its agents or representatives bound by obligations of confidentiality), other than C&T and authorized representatives of C&T, except as identified in Section 3.11 of the Company Disclosure Schedule.

        3.12.    Title to, and Condition of, Properties.

           (a)  Te Company has good and marketable title to the machinery, vehicles, equipment, merchandise, materials, inventory, supplies, fixtures, underground installations and other tangible and intangible personal property of every kind used in its businesses and not expressly excluded from the Merger under Section 5.11 ("Personal Property"), free and clear of all Liens except for Permitted Liens; and no item of Personal Property is subject to any lease, sublease, option, conditional sale agreement, franchise, license or Contract pursuant to which a third party may hold, use or claim any right or interest in or to such Personal Property. Upon consummation of the Merger, the Surviving Corporation will acquire good and marketable title to the Personal Property, free and clear of all Liens except for Permitted Liens. Other than as to pipe scheduled for replacement as previously disclosed to C&T or as projected by C&T (in a projection heretofore provided to Company) as needing replacement (a description of which is attached in Section 3.12 of the Company Disclosure Schedule), all Personal Property of the Company used or usable in the Ordinary Course of Business is in operating condition and repair, subject only to normal maintenance requirements. All Personal Property is in the custody or control of the Company. No use of any Tangible Property is in violation of any existing Laws.

           (b)  Section 3.12 of the Company Disclosure Schedule lists all of the real property owned, demised by leases, subleases or other occupancy agreements (the "Leases"), currently leased, used, managed or occupied by the Company (collectively the "Real Property"), with annotation as to the nature of the rights (owned, leased, managed, etc.) for each property so listed. The Real Property has access, sufficient for the conduct of the business of the Company as now conducted or as presently proposed by the Company to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operation of the business at that location.

           (c)  Except as set forth in Section 3.12 of the Company Disclosure Schedule, there are no management, service, equipment, supply, maintenance, security, alarm, or concession agreements or Contracts with respect to or affecting the Real Property.

           (d)  All buildings and other improvements on the Real Property (including all roads, parking areas, curbs, sidewalks, sewers and other utilities) have been completed and installed in accordance with the plans and specifications approved, to the extent required, by the Governmental Entities having jurisdiction over such matters. Certificates of occupancy and all other licenses, permits, authorizations and approvals required by all Governmental Entities having jurisdiction and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the buildings and other improvements on the Real Property, have been paid for, and are in full force and effect.

           (e)  The past and continued maintenance, operation and use of the buildings and other improvements on the Real Property do not violate any use, zoning, building, health, fire or other law, ordinance, order or regulation or any statement of occupancy issued for the Real Property. There are no violations of any Federal, state, county or municipal law, ordinance, order, regulation or requirement affecting any portion of the Real Property, and no written notice of any such violation has been issued by any Governmental Entity.

            (f)  The Real Property was last reassessed as set forth in Section 3.12 of the Company Disclosure Schedule, and to the Knowledge of Company no assessments for public improvements have been made or are proposed to be made, against the Real Property which remain unpaid and all public improvements ordered, commenced or completed prior to the Closing Date shall be paid for in full by Company prior to the Closing Date.

           (g)  Each parcel of the Real Property constitutes one single parcel of ground adjacent to and with direct access to each abutting street. All streets adjoining or traversing the Real Property have been dedicated and accepted by the local municipal authorities.

           (h)  All public utilities required for the operation of the Real Property either enter the Real Property through adjoining public streets, or if they pass through adjoining private land, do so in accordance with valid public or private easements.

            (i)  The Leases are in full force and effect, and the Company holds a valid and existing leasehold interest under each of the Leases. The Company has delivered to C&T complete and accurate copies of each of the Leases (including all notices exercising renewal, expansion, termination or other rights under the Leases), and none of the Leases has been modified in any respect, except to the extent that the copies delivered to C&T disclose such modifications. The Company has not leased or sublet, as lessor, sublessor, licensor or the like, any of the Real Property. No Lease is subject to any prime, ground or master lease, mortgage, deed of trust or other Lien or interest which would entitle the interest holder to interfere with or disturb the Company's rights under the Lease while the Company is not in default under the Lease (other than a Permitted Lien). The Company is not in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default by the Company under any of the Leases; nor, to the Knowledge of the Company, is any other party to any of the Leases in default. "Knowledge" as it relates to any Person means the actual knowledge of such Person if the Person is an individual, or the knowledge of any officer of such Person if such Person is a corporation, partnership, association, limited liability company, trust, unincorporated organization, other entity or group, in each case, as such knowledge has been obtained in the normal conduct of the business after the exercise of reasonable diligence, including such knowledge as a reasonably prudent person in similar business or ownership positions would have obtained upon the exercise of reasonable diligence.

            (j)  All of the buildings, fixtures, leasehold improvements and other items of Personal Property necessary for the conduct of the business of the Company as now conducted and presently proposed to be conducted are, except as disclosed on Section 3.12 of the Company Disclosure Schedule, in operating condition, taking into account normal wear and tear, free from any known defects except such minor defects as are not substantial in character, amount or extent and are usable in the Ordinary Course of Business. The Company owns, or leases under valid leases, all buildings, fixtures, leasehold improvements and other items of Personal Property necessary for the conduct of their business as now conducted or presently proposed to be conducted.

           (k)  Other than described in Section 3.12 of the Company Disclosure Schedule, the zoning for each parcel of Real Property permits the presently existing improvements and the continuation for the business presently being conducted thereon as a conforming use. Other than described in Section 3.12 of the Company Disclosure Schedule, the Company has not received any notice of any violation of any applicable zoning ordinance or other Law relating to the operation of the Real Property, and the Company has not received any notice of any such violation, or the operation thereof, or the existence of any condemnation or eminent domain proceeding with respect to any of the Real Property. The Real Property complies in all material respects with the American with Disabilities Act (for these purposes "materiality" being defined as violations that would require changes resulting in expenditures in excess of $5,000).

            (l)  Except for leased or licensed property, the Company owns good and marketable title to each parcel of Real Property, free and clear of all Liens, except for Permitted Liens.

        3.13.    Bank Accounts.    Section 3.13 of the Company Disclosure Schedule contains a complete and accurate list setting forth (a) the name and location of each bank, trust company, securities or brokerage firm, or other institution in or with which the Company maintains any account, lock box arrangement or safe deposit box or vault or otherwise maintains relations; (b) the names of all persons authorized by the Company to draw thereon, have access thereto, or effect any transactions with respect thereto; and (c) all proxies and powers of attorney or other instruments granting the right to act on behalf of the Company with respect thereto.

        3.14.    Accounts Receivable.

           (a)  The accounts receivable and other receivables reflected on the Latest Balance Sheet, and those arising in the Ordinary Course of Business after the date thereof, are valid receivables that have arisen from bona fide transactions in the Ordinary Course of Business, are not subject to valid counterclaims or setoffs and, except as and to the extent of the bad debt reserve reflected on the Latest Balance Sheet or as otherwise set forth in Section 3.14 of the Company Disclosure Schedule, are collectible in full in accordance with their terms.

           (b)  All accounts receivable, to the extent uncollected on the date hereof or on the Closing Date, have, and will have, arisen in the Ordinary Course of Business; represent, and will represent, valid and enforceable obligations of the debtor to the Company.

           (c)  All payments received on account of such receivables shall be applied first against the obligor's oldest outstanding undisputed invoices and obligations, unless otherwise designated in writing by the obligor in which event its designation shall control as to the application.

           (d)  There are no reductions, rebates, refunds, discounts, other customer right or claim, or other adjustments payable or assessable in respect of any accounts receivable of the Company or amounts previously collected by the Company and reflected as Company revenue (regardless of when and how reflected as revenue), nor any defenses, right of set-off, assignments, restrictions, liens or other encumbrances enforceable by third parties with respect to any of such accounts receivable or amounts collected, except as described in Section 3.14 of the Company Disclosure Schedule.

        3.15.    Inventories.

           (a)  All material items contained in the inventories of the Company reflected in the Latest Balance Sheet, is or will be on the Closing Date, in all material respects, of a quality and quantity saleable in the Ordinary Course of Business at prevailing market price and are valued on the Company's books at cost (determined on a FIFO basis) (for these purposes "materiality" being defined as an item of value in excess of $500).

           (b)  The values of the merchandise contained in the aforementioned inventories will reflect normal and consistent inventory valuation policies of the Company.

           (c)  Except as described in Section 3.15 of the Company Disclosure Schedule, purchase commitments for merchandise are consistent with past practices, and purchase prices will not be in excess of prevailing market prices at the time the purchase commitment was entered into and sales commitments and commitments for services to be provided by the Company are and will be at prices in excess of the prices used in valuing inventory items or in providing such services, after allowing for all costs, whether direct or indirect, and for a margin consistent with prior practice, allowing for good faith and arm's length promotions and discounts in the Ordinary Course of Business.

           (d)  Since September 30, 2005, no inventory items or services have been sold or provided by the Company, except through sales made in the Ordinary Course of Business, at prices which in the aggregate are not less than prevailing market prices.

        3.16.    Tax Matters.

           (a)  Each of the Company (on its own account and as a result of being a transferee or successor by Contract or otherwise), any affiliated, combined or unitary group of which the Company is or was a member, and any Plan, as the case may be (each, a "Tax Affiliate" and, collectively, the "Tax Affiliates"), has: (i) timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority or Governmental Entity having jurisdiction, and all such Returns are true, correct, and complete; (ii) timely and properly paid (or has had paid on its behalf) all Taxes due and payable, whether or not shown on such Returns; (iii) established on its Latest Balance Sheet, in accordance with GAAP, consistently applied in accordance with the Company's historical practices insofar as such practices are consistent with GAAP, reserves that are adequate for the payment of any Taxes not yet due and payable, whether or not shown on any Return; (iv) complied with all applicable Laws relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign Laws); and (v) timely and properly withheld from individual employee wages and paid over to the proper Governmental Entity all amounts required to be so withheld and paid over under all applicable Laws.

           (b)  There are no Liens for Taxes upon any assets of the Company or of any Tax Affiliate, except Liens for Taxes not yet due.

           (c)  No deficiency for any Taxes has been proposed, asserted or assessed against the Company or the Tax Affiliates that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Company or the Tax Affiliates regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. Since January 1, 2003, there has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns of the Company or the Tax Affiliates, nor is any such Tax audit or other proceeding pending, nor has there been any notice to the Company or any Tax Affiliate by any taxing authority regarding any such audit or other proceeding, nor, to the Knowledge of the Company, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. The Company does not expect the assessment of any additional Taxes of the Company or the Tax Affiliates and is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of the Company or the Tax Affiliates which would exceed the estimated reserves therefor established on its books and records.

           (d)  Except as listed in Section 3.16(d) of the Company Disclosure Schedule, neither the Company nor any Tax Affiliate is a party to any Contract that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by the Company or any Tax Affiliate that are not deductible (in whole or in part) under Section 280G of the Code.

           (e)  Neither the Company nor any Tax Affiliate has requested any extension of time within which to file any Return; however, if an extension has been requested for any Return, such Return has been or will be filed by the extended due date.

            (f)  No property of the Company or any Tax Affiliate is property that the Company or any Tax Affiliates is or will be required to treat as being owned by another person under the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

           (g)  Neither the Company nor any Tax Affiliate is required to include in income any adjustment under Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any Tax Affiliate and neither the Company nor any Tax Affiliate has Knowledge that the United States Internal Revenue Service (the "IRS") has proposed any such adjustment or change in accounting method.

           (h)  All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code as it applied prior to repeal) or an underpayment of tax (within the meaning of Section 6662 of the Code) were reported in a manner for which there is substantial authority or were adequately disclosed (or, with respect to Returns filed before the Closing Date, will be reported in such a manner or adequately disclosed) on the Returns required in accordance with Sections 6661(b)(2)(B) and 6662(d)(2)(B) of the Code.

            (i)  The Company and the Tax Affiliates are, and at all times have been, corporations or associations taxable as corporations for United States income tax purposes.

            (j)  All deductions claimed or reported on all Returns of the Company and any Tax Affiliate on account of royalties or similar fees payable with respect to any Intellectual Property of the Company or any other party are allowable in full.

           (k)  To the Knowledge of the Company, no claim has ever been made by an authority in a jurisdiction where any of the Company or the Tax Affiliates do not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

            (l)  The Company has not been part of a consolidated group for Tax purposes with any person.

          (m)  Neither the Company nor any Tax Affiliate has participated in any reportable or listed transaction as defined under Code Section 6011. If the Company or any Tax Affiliate has participated in a reportable or listed transaction, such entity has properly disclosed such transaction in accordance with the Tax applicable regulations.

           (n)  All Taxes of the Company and the Tax Affiliates which will be due and payable, whether now or hereafter, for any period ending on, ending on and including or ending prior to the Closing Date, shall have been paid by or on behalf of the Company or shall be reflected on the Company's books as an accrued Tax liability, either current or deferred, the amount of which as of the date of the Latest Financial Statements is set forth in Section 3.16(n) of the Company Disclosure Schedule.

           (o)  For purposes of this Agreement, the term "Tax" or "Taxes" means all taxes, charges, fees, levies, or other assessments or impositions of any kind payable to any Governmental Entity, including, without limitation, all net income, profits, gross income, gross receipts, minimum, alternative minimum, sales, use, service, occupation, ad valorem, net worth, value added, transfer, franchise, license, payroll, employment, social security, Medicare, unemployment, withholding, disability, workers' compensation, excise, estimated, severance, stamp, occupation, property, premium or other taxes or customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon the Company or any Tax Affiliate.

        3.17.    Contracts and Commitments.

           (a)  Section 3.17 of the Company Disclosure Schedule lists the following contracts, agreements, insurance policies, certificates, riders, applications, enrollment forms, memoranda of understanding or other understandings, whether oral or written (each, a "Contract"), to which the Company is a party, which are currently in effect:

              (i)  any joint venture or partnership Contract;

             (ii)  any Contract for the employment or engagement of any officer, individual employee or other Person on a regular full-time, regular part-time or consulting basis or relating to severance pay for any such Person;

            (iii)  any confidentiality Contract with any employee, contractor or agent;

            (iv)  any Contract relating to the voting or control of the Outstanding Shares or the election of directors of the Company;

             (v)  any Contract (including any indenture) relating to the borrowing of money or placing a Lien on any of the assets of the Company;

            (vi)  any guaranty of any obligation for borrowed money or otherwise;

           (vii)  any lease Contract under which it is lessor or lessee of any property, real or personal;

          (viii)  any Contract or group of related Contracts with the same party for the purchase of products or services under which the undelivered balance of such products or services is in excess of $50,000 over the remaining term of the Contract;

            (ix)  any Contract having regulatory implications with respect to any Governmental Entity;

             (x)  any Contract or group of related Contracts with the same party for the sale by the Company of products or services under which the undelivered balance of such products or services has a sales price in excess of $50,000 over the remaining term of the Contract;

            (xi)  any Contract or group of related Contracts with the same party not otherwise disclosed in Section 3.17(a) of the Company Disclosure Schedule (other than any Contract or group of related Contracts for the purchase or sale of products or services) continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days' or less notice without penalty and involving more than $50,000 over the remaining term of the Contract;

           (xii)  any Contract which prohibits the Company, or any Affiliate or any of their employees from freely engaging in any business, or which prohibits the Company or any Affiliate from soliciting customers, alternative suppliers or any other business, anywhere in the world, including any Contract containing exclusivity provisions;

          (xiii)  any Contract for the distribution of the products or services of the Company (including any distributor, broker and sales Contract);

          (xiv)  any franchise Contract, marketing Contract, or royalty Contract;

           (xv)  any Contract or commitment for capital expenditures in excess of $50,000;

          (xvi)  any Contract for the sale of any capital asset;

         (xvii)  any Contract not otherwise disclosed in Section 3.17(a) of the Company Disclosure Schedule involving material non-contingent payment obligations by the Company (for these purposes "materiality" being defined as an amount in excess of $5,000);

        (xviii)  any Contract under which the rights of the Company may be adversely affected as a result of transactions contemplated by this Agreement;

          (xix)  any power of attorney granted by the Company to any regulatory authority or other Person;

           (xx)  any Contract which provides a rate guaranty extending more than one year after the date hereof;

          (xxi)  any Contract terminable by any other party thereto, by the giving of notice or otherwise, as a result of or following the Merger; and

         (xxii)  any Contract not otherwise disclosed in Section 3.17 of the Company Disclosure Schedule which has not been referenced as a Contract elsewhere herein, is material to the business of the Company, taken as a whole, or was not entered into in the Ordinary Course of Business (for these purposes "materiality" being defined as a Contract, the loss of which or default with respect thereto could reasonably be expected to have an adverse financial impact of the company in excess of $50,000).

           (b)  The Company has performed all obligations required to be performed by it (other than obligations of an inconsequential nature which would not individually or cumulatively give the other party thereto the right to terminate, claim money damages in excess of $10,000, obtain injunctive or other equitable relief or declare a default) in connection with the Contracts required to be disclosed in the Company Disclosure Schedule (whether or not under the caption referencing this Section 3.17) and is not in receipt of any claim of default, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default, under any such Contract. The Company has no present expectation or intention of not fully performing any obligation (other than obligations of an inconsequential nature which would not individually or cumulatively give the other party thereto the right to terminate, claim money damages in excess of $10,000, obtain injunctive or other equitable relief or declare a default) pursuant to any such Contract or commitment required to be disclosed in the Company Disclosure Schedule. To the Knowledge of the Company, there is no current breach or anticipated breach by any other party to any such Contract.

           (c)  Except as indicated in Section 3.17 to the Company Disclosure Schedule, each Contract is terminable by the Company, at the Company's sole and absolute discretion, on no more than thirty (30) days notice without liability or penalty, other than payment of accrued but unpaid Contract money obligations through the effective date of termination or (in the case of Contracts related to Company indebtedness) payment of the principal balance and accrued but unpaid interest through the effective date of termination.

           (d)  Prior to the date of this Agreement, C&T has been supplied with a true and correct copy of each written Contract, and a written description of each oral Contract, referred to in the Company Disclosure Schedule (whether or not under the caption referencing this Section 3.17), together with all amendments, waivers or other changes thereto.

           (e)  To the Knowledge of Company, with respect to any Contract whose loss, premature termination, default or non-renewal would constitute a Material Adverse Effect, there is no indication from the other party or parties thereto of a present intent to cause to happen, or set of facts or circumstances, that could reasonably be expected to result in, a loss, premature termination, default or non-renewal thereof. With respect to any such Contract currently up for renewal, same shall be renewed without (i) additional financial outlay or reduction in anticipated revenues (or increase in anticipated costs) by Company, Surviving Corporation or C&T or (ii) any material commitment of non-financial resources to accomplish same.

        3.18.    Intellectual Property Rights.

           (a)  Section 3.18 of the Company Disclosure Schedule is a full and complete listing and description of (i) all rights in patents, patent applications and patentable subject matter, whether or not the subject of any application; trademarks, service marks, trade names, trade dress, material logos, material slogans, material tag lines, and other material designators of origin (all whether registered or not); material software, whether in object code, source code or other form (other than off-the-shelf computer programs or commercially available computer programs licensed for a one-time fee or that have annual fees of $5,000 or less); uniform resource locators, Internet domain name registrations and Internet domain name applications; copyright applications, registered copyrighted works and material unregistered copyrightable works (including without limitation, proprietary software, books, written materials, prerecorded video or audio tapes, and other copyrightable works); material trade secrets; material know-how; and all other material intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of Law, Contract, license or otherwise currently owned by, licensed to or otherwise controlled by the Company or used in, or developed for use in, their business as now conducted or proposed by the Company to be conducted, without taking into account the transactions contemplated hereby (collectively, the "Company Intellectual Property"), and (ii) all Contracts that cover Company Intellectual Property owned by a third party that, by third party permission, are used or held for use by the Company in its business as presently conducted or proposed by the Company to be conducted (without taking into account the transactions contemplated hereby), and to the extent there is no written document covering such licensed-in Company Intellectual Property, details of such Company Intellectual Property and the licensor thereof. The Company Intellectual Property listed in Section 3.18 of the Company Disclosure Schedule constitutes all of the material intellectual property necessary for the business of the Company now conducted or presently proposed to be conducted (without taking into account the transactions contemplated hereby). "Materiality," as used in this section 3.18(a) means in the case of the value of an item, the loss whereof could reasonably be expected to result in a Material Adverse Effect or in the case of an infringement, where damages could reasonably be claimed in excess of $5,000.

           (b)  The Company owns and possesses all right, title and interest, or holds a valid license, in and to all Company Intellectual Property free and clear of any Lien (except for Permitted Liens), without any conflict with the rights of others and has taken all action necessary to protect the Company Intellectual Property. The Company is the official and sole owner of record for all of the Company Intellectual Property owned by the Company that is the subject of a pending application or an issued patent, trademark, copyright, design right or other similar registration formalizing exclusive rights ("Registered Intellectual Property"). There are no royalties, fees, honoraria or other payments payable by the Company to any Person by reason of the ownership, development, modification, use, license, sublicense, sale, distribution or other disposition of the Company Intellectual Property other than salaries and sales commissions paid to employees and sales agents in the Ordinary Course of Business.

           (c)  The Company is the sole legal and beneficial owner of the registrations for the Internet domain names listed in Section 3.18 of the Company Disclosure Schedule ("Domain Names"), and such registrations are free and clear of all Liens (except for Permitted Liens). The Company is the official and sole owner of record of the registered trademarks underlying each of the Domain Names. The Company has operated the websites identified in Section 3.18 of the Company Disclosure Schedule ("Websites").

           (d)  All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception or development, or both, of the Company Intellectual Property on behalf of the Company and all officers and technical employees of the Company either (i) have been a party to "work-for-hire" arrangements or agreements with the Company in accordance with applicable national and state law that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company effective and exclusive ownership of all tangible and intangible property arising thereby, except for immaterial failures of clause (i) or (ii) above.

           (e)  Other than described in Section 3.18 of the Company Disclosure Schedule, the Company owns or has a valid and enforceable right to use all computer software and systems used by the Company in the operation of their business as presently conducted or proposed to be conducted, without taking into account the transactions contemplated hereby ("Internal Use Software"), without any conflict with the rights of others. The Company does not use, rely on or contract with any Person to provide services bureau, outsourcing or other computer processing services to the Company, in lieu of or in addition to their use of the Internal Use Software.

            (f)  The Company has the right to use all databases the Company uses (the "Databases"), and the Company has not received any written notice alleging that the Company's use,

  reproduction or distribution of the Databases infringes any third party's rights. The Company does not sell or license the Databases to third parties.

           (g)  All of the Company Intellectual Property rights are valid and enforceable and the Company has no Knowledge of facts showing, and has received no written notice of any party asserting, that any of the Company Intellectual Property rights are invalid or not enforceable. To the Knowledge of the Company, the Company Intellectual Property has not been infringed, misappropriated or conflicted by other Persons. No claim by any third party contesting the validity of any such Company Intellectual Property has been made, received, is currently outstanding or, to the Knowledge of the Company, is threatened or reasonably expected to arise. Without limiting the generality of the foregoing, all of the Company Intellectual Property rights that are Registered Intellectual Property rights are in full force and effect and all actions required to keep such rights pending or in effect or to provide full available protection, including the payment of filing, examination, annuity, and maintenance fees and the filing of renewals, statements of use or working, affidavits of incontestability and other similar actions, have been taken. No Registered Intellectual Property rights are the subject of any interference, opposition, cancellation, nullity, re-examination or other proceeding placing in question the validity or scope of such rights.

           (h)  To the Knowledge of the Company, the conduct of the Company's businesses has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any: rights in patents, patent applications and patentable subject matter, whether or not the subject of an application; trademarks, service marks, trade names, trade dress, and other designators of origin, registered or unregistered; trade secrets; Internet domain names, registrations or applications, uniform resource locators; copyright applications, registered copyrighted works and material unregistered copyrightable works (including without limitation, proprietary software, books, written materials, prerecorded video or audio tapes and other copyrightable work); know-how; or any other intellectual and industrial property rights of every kind and nature and however designate owned by any third party (the "Third Party Intellectual Property"). The Company has not received any written notice of any infringement, misappropriation or violation by the Company of any Third Party Intellectual Property.

            (i)  To the Knowledge of the Company, the Company has not done anything to compromise the secrecy, confidentiality, ownership, rights in or to, or value of any of the Company Intellectual Property. The Company has taken all reasonable security measures to protect the secrecy, confidentiality and value of the Company Intellectual Property.

        3.19.    Litigation; Disputes over Relationships.

           (a)  There are no actions, claims, suits, proceedings, mediations, orders, arbitrations or investigations pending or, to the Knowledge of the Company, threatened against or directly affecting the Company, at law or in equity, or before or by any Governmental Entity. There are no actions, claims, suits, proceedings, mediations, orders, arbitrations or investigations pending or, to the Knowledge of the Company, threatened or reasonably expected to arise against the Company, seeking to enjoin or restrain any of the transactions contemplated by this Agreement.

           (b)  The Company is not subject to any order of, consent decree, judgment, writ, injunction, decree, award, conciliation agreement, settlement agreement or other similar written agreement with, or pending or, to the Knowledge of the Company, threatened investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity, including, without limitation, cease-and-desist or other orders. To the Knowledge of Company there are no set of facts existing or that reasonably could be expected to develop that could give rise to and investigation by any Governmental Entity, or the issuance of any judgment, order, writ, injunction, decree or award of any Governmental Entity, including, without limitation, cease-and-desist or other orders, or the assessment against the Company of any fine excise tax or monetary penalty of any sort by any Governmental Entity.

           (c)  There is no material dispute or controversy existing between the Company and any of its customers with respect to any product or service sold or furnished by the Company; and there is no material dispute or controversy existing between the Company and any supplier or other contractor with respect to any product or service purchased by the Company from such person. "Materiality," as used in this section 3.19(c) means a dispute or controversy that reasonably could be expected to give rise to a claim in excess of $10,000. The Company has no Knowledge that any existing customer of the Company accounting for more than $50,000 in sales during the last twelve months intends to terminate or materially reduce its purchases from the Company.

           (d)  None of the matters, if any, set forth in Section 3.19 of the Company Disclosure Schedule, individually or in the aggregate, will have or could reasonably be expected to have a Material Adverse Effect.

        3.20.    Employees.

           (a)  Section 3.20 of the Company Disclosure Schedule sets forth a true, correct and complete listing of all Company employees, as well as independent contractors and leased employees (as defined in Section 414(n) of the Code), as of the date hereof, including their respective name, job title or function, and job location, as well as a true, correct and complete listing of the current salary or wage, incentive pay and bonuses, accrued vacation, and the current status (as to leave or disability pay status, leave eligibility status, full time or part time, exempt or nonexempt, temporary or permanent status) of such employees. Other than as fully reflected or specifically reserved against in accordance with GAAP in the Annual Financial Statements or the Latest Financial Statements, the Company has not paid or promised to pay any bonuses, commissions or incentives to any of its employees, including any officer or director, except as set forth in Section 3.20 of the Company Disclosure Schedule. Each Person who provides services to the Company or any ERISA Affiliate is properly classified with respect to employment status for all purposes, including, without limitation, employment, labor and Tax purposes. The Company has delivered to C&T a true and complete copy of the employee handbook, if any, applicable to the employees of the Company.

           (b)  Except with respect to those Company employees listed in Section 8.01(i)(ix), no officer or, to the Knowledge of the Company, significant employee (whose departure would significantly disrupt the provision of services by a department or function) of the Company and no group of the Company's employees has any plans to terminate his, her or its employment.

           (c)  The Company has complied in all material respects with all Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, workers' compensation, unemployment compensation, collective bargaining and the payment of social security and other taxes (for these purposes "materiality" being defined as violations that could reasonably result in a fine monetary penalty or judgment in excess of $10,000).

           (d)  The Company has no labor relations problems or employment-related complaints or charges pending or, to the Knowledge of the Company, threatened or reasonably expected to arise against the Company with the Equal Employment Opportunity Commission, the United States Department of Labor (the "DOL"), or any other comparable state or local agency, and the Company's labor relations are satisfactory.

           (e)  Except as listed in Section 3.20 of the Company Disclosure Schedule, the Company is not a party to any collective bargaining agreement or other labor union Contract applicable to persons employed by the Company. The Company and its Subsidiaries are in material compliance with the terms of all collective bargaining agreements to which they are a party and all applicable Laws to which the Company, its Subsidiaries and the employees or other Persons providing services to or on behalf of the Company or any of its Subsidiaries, as the case may be, is subject relating to the employment of labor or engagement of other service providers, including all such applicable Laws relating to wages, hours, employment standards, WARN Act, collective bargaining, immigration, discrimination, civil rights, safety and health, and workers' compensation.

            (f)  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) there are no controversies, strikes, work stoppages, slowdowns, lockouts, arbitrations or other labor disputes pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any representatives (including unions and any bargaining unit) of any of their employees, (ii) to the knowledge of the Company, there are no organizational efforts presently being made involving any of the presently unorganized employees of the Company or any of its Subsidiaries and (iii) there are no pending or, to the knowledge of the Company, threatened complaints, charges or claims against the Company or any of its Subsidiaries brought or filed with any Governmental Authority, arbitrator or court based on, arising out of, in connection with or otherwise relating to the employment or termination of employment by the Company or any of its Subsidiaries of employees or other Persons providing services to or on behalf of the Company or any of its Subsidiaries.

           (g)  There are no workers' compensation claims pending against the Company nor, to the Knowledge of the Company, are there any facts that would give rise to such a claim or claims not covered by workers' compensation insurance.

           (h)  To the Knowledge of the Company, no employee, independent contractor or leased employee (as defined in Section 414(n) of the Code) of the Company is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede the ability of such employee to carry out fully the activities currently performed by such employee in furtherance of the business of the Company.

            (i)  No employee or former employee of the Company has any claim with respect to any proprietary software used by the Company or, to the Knowledge of the Company, any claim with respect to any other Intellectual Property of the Company set forth in Section 3.18 of the Company Disclosure Schedule.

        3.21.    Employee Benefit Plans.

           (a)  The term "Plan" means every plan, fund, Contract, program and arrangement (formal or informal, whether written or not) that the Company or any other ERISA Affiliate sponsors, maintains or contributes to, is required to contribute to, or has or could reasonably be expected to have any liability of any nature with respect to, whether known or unknown, direct or indirect, fixed or contingent, for the benefit of present or former employees of the Company and/or its ERISA Affiliates (the "Employees") including, without limitation, those intended to provide: (i) medical, surgical, health care, hospitalization, dental, vision, life insurance, death, disability, legal services, severance, sickness, accident or other welfare benefits (whether or not defined in Section 3(1) of ERISA), (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in Section 3(2) of ERISA), (iii) bonus, incentive compensation or Equity Arrangement (iv) salary continuation, paid time off, supplemental unemployment, current or deferred compensation (other than current salary or wages paid in the form of cash), termination pay, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA). "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. "ERISA Affiliates" means any trade or business (whether or not incorporated) that is part of the same controlled group under, common control with, or part of an affiliated service group that includes, the Company, within the meaning of Code Section 414(b), (c), (m) or (o).

           (b)  Section 3.21 of the Company Disclosure Schedule sets forth each ERISA Affiliate and Plan by name.

           (c)  Except as listed in Section 3.21 of the Company Disclosure Schedule, there are no Plans subject to Title IV of ERISA or Code Section 412.

           (d)  No employer other than the Company or an ERISA Affiliate is permitted to participate or participates in the Plans. No leased employees (as defined in Section 414(n) of the Code) or independent contractors are eligible for, or participate in, any Plan.

           (e)  There are no ERISA Affiliates, other than the Company. Neither the Company nor any ERISA Affiliate has any liability resulting from past membership in a Code Section 414 controlled group of corporations. No Plan is a multiple employer plan or multiemployer plan under Code Section 413(c) or 414(f).

            (f)  Except as set forth in Section 3.21 of the Company Disclosure Schedule, there are no Plans which promise or provide health, life or other welfare benefits to retirees or former employees of the Company and/or its ERISA Affiliates, or which provide severance benefits to Employees, except as otherwise required by Code Section 4980B or comparable state statute which provides for continuing health care coverage. With respect to any Plan so scheduled, Company has attached to Section 3.21 of the Company Disclosure Schedule the most recent actuarial valuation report which contains a true, correct and complete estimate of the Plan's accrued liability based upon the facts existing at the time of the valuation and professionally reasonable assumptions, where assumptions are necessary.

           (g)  No Plan that is intended to be qualified under Section 401(a) of the Code has received or committed to receive a transfer of assets and/or liabilities or spin-off from another plan, except transfers which qualify as transfers from eligible rollover distributions within the meaning of Code Section 402(c)(4).

           (h)  With respect to all Plans, to the extent that the following documents exist, the Company has furnished C&T with true and complete copies of: (i) the most recent determination letter, if any, received by the Company and/or its ERISA Affiliates from the IRS, (ii) all pending applications for rulings, determinations, opinions, no action letters and the like filed with any governmental agency (including the DOL and the IRS), (iii) the Annual Report/Return (Form Series 5500) with financial statements, if any, and attachments for the three most recent plan years, (iv) Plan documents, summary plan descriptions, trust agreements, Insurance Contracts, service agreements and all related Contracts and documents (including any employee summaries and material employee communications) and (v) all closing letters, audit finding letters, revenue agent findings and similar documents.

            (i)  Each Plan has at all times been operated in compliance with ERISA, the Code, any other applicable Law (including all reporting and disclosure requirements thereunder) and the terms of such Plan. With respect to each Plan that is intended to be qualified under Section 401(a) and/or 4975(e)(7) of the Code, each such Plan has been determined by the IRS to be so qualified, and each trust forming a part thereof has been determined by the IRS to be exempt from tax pursuant to Section 501(a) of the Code. No reason exists which would cause such qualified status to be revoked. No non-exempt prohibited transactions under Section 406 or 407 of ERISA or Section 4975 of the Code have occurred with respect to any Plan.

            (j)  No state of facts or conditions exist which could be expected to subject the Company and/or any ERISA Affiliate to any material liability (other than routine claims for benefits) with respect to any Plan.

           (k)  All contributions, premiums, fees or charges due and owing to or in respect of any Plan for periods on or before the Closing have been paid in full by the Company and its ERISA Affiliates prior to the Closing in accordance with the terms of such Plan and all applicable Laws, and no Taxes are owing as a result of any Plan.

            (l)  The Company and its ERISA Affiliates have not made or committed to make any material increase in contributions or benefits under any Plan that would become effective either on or after the Closing Date.

          (m)  No Plan is currently under audit or examination by the IRS or the DOL. There are no pending or, to the Knowledge of the Company, threatened, audits, investigations, claims, suits, grievances or other proceedings, and there are no facts that could reasonably give rise thereto, involving, directly or indirectly, any Plan, or any rights or benefits thereunder, other than the ordinary and usual claims for benefits by participants, dependents or beneficiaries.

           (n)  Except as set forth in Section 3.21 of the Company Disclosure Schedule, the events contemplated in this Agreement will not trigger, or entitle any current or former employee of the Company to, severance, termination, change in control payments or accelerated vesting under any Plan and will not result in any Tax or other liability payable by any Plan or, with respect to any Plan, by the Company or any ERISA Affiliate.

           (o)  Benefits provided to participants under each Plan (other than a tax qualified plan under Code Section 401(a) or a plan established under Code Section 408(p)) are provided exclusively from Insurance Contracts or the general assets of the Company and/or its ERISA Affiliates. The value of all assets associated with each Plan funded other than through such general assets of insurance policies is readily determinable on an established market.

           (p)  Except as Section 3.21 of the Company Disclosure Schedule, the Company and/or its ERISA Affiliates can terminate each Plan without further liability to the Company and/or its ERISA Affiliates. With respect to any Plan so scheduled, Company has attached to Section 3.21 of the Company Disclosure Schedule the most recent Actuarial Valuation Report which contains a true, correct and complete estimate of the Plan's accumulated funding deficiency based upon the facts existing at the time of the valuation and professionally reasonable assumptions, where assumptions are necessary. All minimum funding payments required to amortize any such accumulated funding deficiency were timely made in the amounts required. No action or omission of the Company, any ERISA Affiliate or any director, officer, employee, or agent thereof in any way restricts, impairs or prohibits C&T, Merger Sub or the Company, any ERISA Affiliate or any successor from amending, merging, or terminating any Plan in accordance with the express terms of any such Plan and applicable Law, without further liability of the Company, except for liability for accrued but unpaid participant claims.

           (q)  Neither the Company nor any other ERISA Affiliate has ever contributed to a "multiemployer plan" (as such term is defined in Sections 3(37) or 4001(a)(3) of ERISA).

           (r)  There are no facts or circumstances that could reasonably be expected to, directly or indirectly, subject the Company, any ERISA Affiliate to any (i) excise tax or other liability under Chapters 43, 46 or 47 of Subtitle D of the Code, (ii) penalty tax or other liability under Chapter 68 of Subtitle F of the Code or (iii) civil penalty, damages or other liabilities arising under Section 502 of ERISA.

           (s)  Neither the Company nor any ERISA Affiliate has established or contributed to, is required to contribute to or has or could reasonably be expected to have any liability of any nature, whether known or unknown, direct or indirect, fixed or contingent, with respect to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code, "welfare benefit fund" within the meaning of Section 419 of the Code, "qualified asset account" within the meaning of Section 419A of the Code, or "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA.

        3.22.    Insurance.    Section 3.22 of the Company Disclosure Schedule lists and briefly describes each insurance policy maintained by the Company for professional liability, errors and omissions, directors and officers liability, property, general liability, automobile liability, workers' compensation, life insurance, fidelity, fiduciary and other customary matters (collectively, the "Insurance Policies"), correct and complete copies of which have been delivered to C&T. All of the Insurance Policies are in full force and effect. The Insurance Policies are, and all similar insurance policies maintained by the Company in the past five years were, placed with insurers that were at the time of the placement financially sound and reputable, and the Company has no knowledge that such condition has changed, and are and were in amounts and had coverages that are and were reasonable and customary for Persons engaged in businesses similar to that engaged in by the Company. The Company (i) is not in default with respect to its obligations under any of the Insurance Policies, (ii) has not failed to give any notice of any claim under any Insurance Policy in due and timely fashion, nor has any coverage for current claims been denied, (iii) has no current claims outstanding, and (iv) has made no claims for coverage since January 1, 2003, under any Insurance Policy.

        3.23.    Affiliate Transactions.    Other than pursuant to this Agreement, no officer, director, employee, Affiliate or to the Knowledge of the Company Shareholder, or any member of the immediate family of any such officer, director, employee, Affiliate or to the Knowledge of the Company Shareholder, of any of such person, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any of such persons) (collectively "Insiders"), has any Contract with the Company (other than any employment arrangements with customary terms) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company (other than ownership of Outstanding Securities). None of the Insiders has, or holds a right to acquire, any direct or indirect equity interest in excess of 5% in any competitor, supplier or customer of the Company or in any Person from whom or to whom the Company leases any property, or in any other Person with whom the Company transacts business of any nature. For purposes of this Section 3.23, the members of the immediate family of an officer, director, shareholder, employee or Affiliate shall consist of the spouse, parents, children, siblings, mothers-and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director, shareholder, employee or Affiliate.

        3.24.    Customers and Suppliers.

           (a)  Section 3.24 of the Company Disclosure Schedule lists the ten largest customers and ten largest suppliers of the Company for the 12-month period ended March 31, 2006 and sets forth opposite the name of each such customer and supplier the approximate percentage and dollar amount of net sales or purchases by the Company attributable to such customer or supplier for each such period. Since March 31, 2006, no customer or supplier required to be listed in Section 3.24 of the Company Disclosure Schedule has indicated that it will stop or decrease the rate of business done with the Company, except for changes in the Ordinary Course of Business.

           (b)  Except as listed in Section 3.24 of the Company Disclosure Schedule, no amounts previously collected from customers are subject to set-off, counterclaim, reduction, rebate, refund or other customer right or claim that would impair the value thereof, as collected.

           (c)  The Company has entered into an oral understanding with Virginia Power Energy Marketing, Inc. that waives the requirement of Section 9.1 of its Asset Management Agreement with the Company that the Company obtain an irrevocable stand-by letter of credit by May 25, 2006. The understanding provides that the Company must pre-purchase natural gas provided by

  Virginia Power Energy Marketing, Inc. during June and July and defers the requirement that the Company obtain the letter of credit prior to the start of the winter heating season.

        3.25.    Officers and Directors.    Section 3.25 of the Company Disclosure Schedule lists all officers and directors of the Company.

        3.26.    Compliance with Laws; Permits.

           (a)  All activities of the Company and their respective officers, directors, agents and employees have been, and are currently being, conducted in compliance in all material respects with all applicable Laws (and including, without limitation, all energy, safety, health, zoning, environmental, antidiscrimination, antitrust, wage and hour and price and wage control laws, ordinances, orders, rules or regulations), permits, licenses, certificates, governmental requirements, orders and other similar items of any Governmental Entity to which the Company may be subject. No claims have been filed against the Company alleging a violation of any such Laws. There is no action before any Governmental Entity pending to change the zoning or building ordinances or any other Laws affecting the Real Property. The Company is not relying on any exemption from or deferral of any Law that would not be available to the Surviving Corporation after the Effective Time.

           (b)  The Company has, in full force and effect, all licenses, permits, registrations, franchises, grants, authorizations, consents, approvals, orders and certificates from Governmental Entities (including Governmental Entities regulating occupational health and safety) necessary to conduct its business and owns, leases and operates its properties other than environmental permits (collectively, the "Permits"). A true, correct and complete list of all Permits is set forth in Section 3.26(b) of the Company Disclosure Schedule. The Company has conducted its business in compliance with all terms and conditions of the Permits. No suspension, revocation or cancellation of any Permit is pending, or to the Knowledge of the Company, threatened.

           (c)  The Company and each of its officers and directors are in compliance with, and have complied, in all material respects, with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act (the "Sarbanes-Oxley Act"). There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of the Company. Since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Subsidiaries has made any loans to any executive officer or director of the Company or any of its Subsidiaries. Each Company SEC Document prepared since August 14, 2003 was accompanied by the certifications required to be filed or submitted by the Company's principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act, and, at the time of filing or submission of each such certification, to the Knowledge of the Company, such certification was true and accurate and complied with the Sarbanes-Oxley Act.

           (d)  The Company has not (i) offered, authorized, promised, made or agreed to make gifts of money, other property or similar benefits or contributions (other than incidental gifts or articles of nominal value) to any actual or potential customer, supplier, governmental employee or other Person in a position to assist or hinder the Company in connection with any actual or proposed transaction or to any political party, political party official or candidate for federal, state or local public office in violation of any Law or (ii) maintained any unrecorded fund or asset of the Company for any improper purpose or made any false entries on its books and records for any reason.

           (e)  Without limiting the generality of the foregoing, the Company has not violated or does not have any liability, or received a notice or charge asserting any such violation or liability, under the federal Occupational Safety and Health Act of 1970 or any other regulating or otherwise affecting employee health and safety.

        3.27.    Environmental Matters.

           (a)  As used in this Section 3.27, the following terms shall have the following meanings:

              (i)  "Environmental Laws" means all applicable federal, state, local and foreign Laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment, occupational, health and safety or similar Laws, rules, regulations, codes, ordinances, orders, decrees directives, permits, licenses and restrictions (including all applicable federal, state, local and foreign Laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials). "Environmental Laws" includes but is not limited to the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. § 6901 et seq.), Safe Drinking Water Act (42 U.S.C. § 3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. § 261 et seq.), Clean Air Act (42 U.S.C. § 7401 et seq.), Comprehensive Environmental Response of Compensation and Liability Act (42 U.S.C. § 6901 et seq.) ("CERCLA"), and similar state laws, ordinances, restrictions, licenses and regulations.

             (ii)  "Hazardous Materials" means any dangerous, toxic or hazardous, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, or other substance, pollutant, contaminant, chemical, or waste, as defined in or regulated by any Law relating to such substance or otherwise relating to the environment or human health or safety, including such material, that might cause any injury to human health or safety or to the environment or might subject the Company to any imposition of costs or liability under any Environmental Laws, including without limitation any asbestos or asbestos containing materials, PCBs, urea formaldehyde, radon and petroleum and petroleum by-products.

            (iii)  "Current and Prior Real Property" means all real property (i) currently owned, demised by the Leases, used, managed or occupied by the Company and listed in Section 3.12 of the Company Disclosure Schedule and/or (ii) previously owned, demised by leases, used, managed or occupied by the Company. The Current and Prior Real Property previously owned or, within the last six years, demised by leases (other than leases relating to retail locations), used or occupied by the Company is listed in Section 3.27(a)(iii) of the Company Disclosure Schedule.

           (b)  All of the Current and Prior Real Property owned or used by the Company has been maintained in compliance in all material respects with all federal, state and local environmental protection, occupational, health and safety or similar Laws, ordinances, restrictions, licenses and regulations, including but not limited to the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. § 6901 et seq.), Safe Drinking Water Act (42 U.S.C. § 3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. § 261 et seq.), Clean Air Act (42 U.S.C. § 7401 et seq.), CERCLA (42 U.S.C. § 6901 et seq.), and similar state laws, ordinances, restrictions, licenses and regulations.

           (c)  The Company has not received any written notification from any Governmental Entity with respect to current, existing violations, or past violations which are not yet fully resolved, of any Environmental Laws.

           (d)  To the Knowledge of the Company, there has not been, at any location owned or used by the Company, any "Release" of any "Hazardous Substance," in each case as defined in CERCLA (without giving effect to the exclusion of any petroleum products from the definition of Hazardous Substance).

           (e)  The Company has not sent or arranged for the transportation or disposal of Hazardous Substances or wastes to a site which, pursuant to CERCLA or any similar state Law (A) has been placed or is proposed (by the Environmental Protection Agency or relevant state authority) to be placed, on the "National Priorities List" of hazardous waste sites or its state equivalent, or (B) is subject to a claim, an administrative order or other request to take "removal" or "remedial" action (in each case as defined in CERCLA) by any person.

            (f)  Other than as set forth in Section 3.27 of the Company Disclosure Schedule, the Company has not used and does not use underground storage tanks located on any parcel of Current and Prior Real Property.

        3.28.    Brokerage.    Other than as set forth in Section 3.28 of the Company Disclosure Schedule, no broker, finder, investment banker or other third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

        3.29.    Indemnification Obligations.    There is no event, circumstance or other basis that could give rise to any indemnification obligation of the Company to its officers and directors under its Governing Documents or any Contract between the Company and any of its officers or directors or to any other Person under any Contract.

        3.30.    Disclosure.    None of the Transaction Documents, taken as a whole (a) contains any untrue statement of a material fact regarding the Company or its business or any of the other matters dealt with in this Article III relating to the Company or the transactions contemplated by this Agreement, or (b) omits any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which has not been disclosed to C&T or Merger Sub of which any officer or director of the Company or is aware which has or could reasonably be expected to have a Material Adverse Effect.

        3.31.    Investigation by C&T and Merger Sub.    Notwithstanding anything to the contrary in this Agreement, (a) no investigation by C&T or Merger Sub shall affect the representations and warranties of the Company under this Agreement or contained in any other writing to be furnished to C&T or Merger Sub in connection with the transactions contemplated hereby and (b) such representations and warranties shall not be affected or deemed waived by reason of the fact that C&T or Merger Sub knew or should have known that any of the same is or might be inaccurate in any respect.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF C&T AND MERGER SUB

        As a material inducement to the Company to enter into this Agreement, with the understanding that the Company will be relying thereon in consummating the transactions contemplated hereby, C&T and Merger Sub hereby represent and warrant to the Company that:

        4.01.    Incorporation and Corporate Power.    C&T a corporation duly incorporated, validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania. Merger Sub a corporation duly incorporated validly existing and in good standing under the Laws of the State of New York. Each of C&T and Merger Sub has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and perform its obligations hereby and thereunder.

        4.02.    Execution, Delivery; Valid and Binding Agreements.    The execution, delivery and performance by C&T and Merger Sub of this Agreement and the other Transaction Documents to which C&T and Merger Sub are parties, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on the part of C&T and Merger Sub are necessary to authorize the execution, delivery or performance of this Agreement and such other Transaction Documents by C&T or Merger Sub. Each of this Agreement and each of the other Transaction Documents to which C&T or Merger Sub is a party has been duly executed and delivered by C&T and Merger Sub and, assuming due execution by the Company, constitutes the valid and binding obligation of C&T and Merger Sub, enforceable in accordance with its respective terms, except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other similar Laws affecting the enforcement of creditors' rights generally and by general principles of equity.

        4.03.    No Breach.    The execution, delivery and performance by C&T and Merger Sub of this Agreement and the other Transaction Documents to which C&T and Merger Sub are parties and the consummation by C&T and Merger Sub of the transactions contemplated hereby and thereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, or result in the creation of a right of termination or acceleration or any Lien upon any assets of C&T or Merger Sub, under the provisions of (a) any material Contract by which C&T or Merger Sub is bound or affected, (b) the Governing Documents of C&T or Merger Sub, or (c) any Law to which C&T or Merger Sub is subject.

        4.04.    Governmental Entities; Consents.    Except as specified in Sections 5.03 and 6.01, no filing or registration with, or notification to, and no permit, authorization, consent, approval or exemption of, or other action by, any Governmental Entity or any other Person is required to be obtained, made or given by C&T or Merger Sub in connection with its execution, delivery and performance of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby.

        4.05.    Litigation.    There is no action pending or, to the Knowledge of C&T, threatened or reasonably expected to arise against C&T or Merger Sub seeking to enjoin or restrain any of the transactions contemplated by this Agreement.

        4.06.    Disclosure.    None of the Transaction Documents, taken as a whole (a) contains any untrue statement of a material fact regarding C&T or Merger Sub or their business or any of the other matters dealt with in this Article IV relating to C&T or Merger Sub or the transactions contemplated by this Agreement, or (b) omits any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

        4.07.    Financial Capability.    Attached hereto as Exhibit 4.07 is a commitment letter dated May 4, 2006 issued to C&T by National Cooperative Services Corporation with respect to the extension of credit requested by C&T for purposes of consummating the Merger. Between the date hereof and Closing C&T reserves the right to replace the credit facility described therein with a comparable arrangement from a comparable financial institution.

        4.08.    Investigation by the Company.    Notwithstanding anything to the contrary in this Agreement, (a) no investigation by the Company shall affect the representations and warranties of C&T or Merger Sub under this Agreement or contained in any other writing to be furnished to the Company in connection with the transactions contemplated hereby and (b) such representations and warranties shall not be affected or deemed waived by reason of the fact that the Company knew or should have known that any of the same is or might be inaccurate in any respect.

ARTICLE V.
COVENANTS OF THE COMPANY

        5.01.    Conduct of the Business.    The Company agrees that, from the date hereof until the Closing Date, unless otherwise expressly contemplated herein or disclosed in Section 5.01 of the Company Disclosure Schedule as of the date hereof or consented to by C&T in writing:

           (a)  The business of the Company shall be conducted only in, and the Company shall not take any action except in, the Ordinary Course of Business, on an arm's-length basis and in compliance with all applicable Laws.

           (b)  The Company shall not, directly or indirectly, do or permit to occur any of the following:

              (i)  issue or sell, or take any action in furtherance of the registration of the issuance and sale of, any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock;

             (ii)  suffer or request any change in its current rates or tariffs other than as specifically referenced in Section 8.01(m);

            (iii)  sell, lease, license, pledge, encumber or dispose of any of its assets or properties or subject any of such assets or properties to any Liens (other than Permitted Liens), except in the Ordinary Course of Business;

            (iv)  amend or propose to amend its Governing Documents;

             (v)  split, combine or reclassify any outstanding shares of capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of capital stock;

            (vi)  redeem, purchase or acquire or offer to acquire any shares of common stock or other securities;

           (vii)  acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture, limited liability company or other business organization or division or material assets thereof;

          (viii)  create any subsidiary;

            (ix)  incur any indebtedness or guarantees of indebtedness for borrowed money or issue any debt securities, except the borrowing of working capital in the Ordinary Course of Business;

             (x)  permit any accounts payable owed to trade creditors to remain outstanding more than forty five (45) days;

            (xi)  accelerate, beyond the normal collection cycle, collection of accounts receivable;

           (xii)  enter into or propose to enter into, or modify or propose to modify, any Contract with respect to any of the matters set forth in this Section 5.01(b);

          (xiii)  accelerate or defer the construction of improvements at any of the locations of its business;

          (xiv)  accelerate or defer the purchase of fixtures, equipment, leasehold improvements, or other capital expenditures; or

           (xv)  change any accounting methodology which would cause such methodology to deviate materially from industry standards, the historical methodology used by the Company.

           (c)  The Company shall not, directly or indirectly:

              (i)  enter into or modify any employment, severance or similar Contract with, or grant any bonuses, salary increases, severance or termination pay or other material increase in benefits to any employee, consultant, officer or director of the Company;

             (ii)  hire any new employee or re-hire any former employee or replace any employee position lost (due to firing, resignation, layoff, attrition or any other reason) without C&T's prior written consent which consent shall not be unreasonably withheld; or

            (iii)  intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue or inaccurate at the Closing.

           (d)  The Company shall not adopt or amend any bonus, profit sharing, compensation, Equity Arrangement, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any director, other than any amendment necessary to maintain favorable Tax status or comply with any applicable Law.

           (e)  The Company shall not cancel or terminate any Insurance Policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies with an insurer having ratings at least as good (based upon the most recent edition of Best's Insurance Reports) and the insurer whose policy terminated, was cancelled or lapsed.

            (f)  The Company shall:

              (i)  use its commercially reasonable best efforts to preserve intact its business organization and goodwill, keep available the services of its officers, consultants, and employees as a group and maintain satisfactory relationships with its suppliers, customers and vendors;

             (ii)  use its commercially reasonable best efforts to encourage employees of the Company to remain with the Company after the Closing;

            (iii)  confer periodically, at times established by agreement between the parties, with representatives of C&T to report operational matters and the general status of ongoing operations of the business of the Company (including, without limitation, provision of periodic, written reports on gas procurement);

            (iv)  promptly notify C&T of (A) any emergency regarding the Company, (B) any other change in the Ordinary Course of Business or in the operation of the properties of the Company and (C) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Entity regarding the Company;

             (v)  fulfill all commitments previously made, or made from the date of this Agreement to Closing, to Governmental Entities relating to the conduct of the Company's business including, without limitation, commitments designated as resulting on "Potential Management Deficiencies" in Appendix A of the Joint Proposal submitted to the New York State Public Service Commission in Case Nos. 05-G-1359, 05-G-1268, 04-G-1032, and other Public Service Commission requirements regarding gas procurement actions;

            (vi)

              (A)  conduct a search of the real estate records of the local governmental authorities having jurisdiction over the properties listed in Section 3.12(b)(A)(viii-x) of the Company Disclosure Schedule to determine the prior owners of said properties; and

              (B)  obtain from such owners, and record in the real estate records of the local governmental authorities having jurisdiction over the properties, corrective deeds to establish ownership by the Company of the properties in fee simple; and

           (vii)  take all such action, as promptly as possible, as may be necessary or appropriate to effectuate the Merger.

           (g)  The Company shall not perform any act referenced by (or omit to perform any act which omission is referenced by) the terms of Section 3.10.

           (h)  The Company shall discontinue the collection of its (current) One Dollar and Fifty Cent ($1.50) market volatility adjustment (the "Market Volatility Adjustment") on the earlier of August 31, 2006 or the month prior to the commencement of new rates as authorized in Case Number 05-G-1359 currently before the New York State Public Service Commission on motion of the Company, and shall thereafter refrain from further collection of any amounts having the characteristics of the Market Volatility Adjustment, regardless of the economic value, purpose or terminology thereof.

        5.02.    Access to and Delivery of Books and Records.

           (a)  Between the date hereof and the Closing Date, the Company shall afford to C&T and its authorized representatives full access at all reasonable times and upon reasonable notice to the offices, properties, books, records, officers, employees and other items of the Company, and the work papers of its independent accountants, relating to work done by such accountants with respect to the Company for each of the fiscal years ended 2003, 2004 and 2005 (and prior years if requested), and otherwise provide such assistance as is reasonably requested by C&T in order that C&T may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the Company. In addition, the Company shall cooperate fully (including providing introductions where necessary) with C&T to enable C&T to contact upon reasonable prior notice to the Company such third parties, including customers, prospective customers, specifying agencies, vendors or suppliers of the Company, as C&T deems reasonably necessary to complete its due diligence. C&T shall use its best efforts to allow the Company to be present (in person or by telephone in the case of telephonic contact) when C&T makes contact with the Company's customers, prospective customers, specifying agencies, vendors or suppliers.

           (b)  Between the date hereof and the Closing Date, the Company shall promptly deliver to C&T monthly unaudited, consolidating balance sheets and unaudited, consolidating statement of income and cash flows the Company, prepared in a manner consistent with prior monthly periods and reflect all adjusting entries necessary to present fairly the financial condition of the Company as of the dates thereof and results of operations for the periods referred to therein.

        5.03.    Conditions; Filings; Consents.    The Company shall use its commercially reasonable best efforts to (a) cause the conditions set forth in Section 8.01 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof (but in any event within three business days after such date), (b) pursuant to Section 6.01, obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (c) give any required notices to third parties and use its commercially reasonable best efforts to obtain any required third party consents (i) disclosed in the Company Disclosure Schedule or (ii) which are otherwise identified by C&T or required to consummate the transactions contemplated herein. The Company shall furnish to C&T all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement. The Company shall keep C&T apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity with respect to the transactions contemplated hereby.

        5.04.    No Negotiations, Etc.    The Company shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or conduct any discussions or negotiations with, or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort to attempt to, or enter into any agreement or understanding with, any Person or group of Persons regarding any Competing Transaction. The Company shall promptly (and in any event within 5 days) notify C&T of (a) the receipt by the Company or any of its officers or directors of any inquiries, or proposals or requests for information concerning a Competing Transaction and the terms of any such Competing Transaction, or (b) the Company becoming aware that any such inquiries or proposals have been received by the Company's investment bankers, financial advisors, attorneys, accountants, other representatives or shareholders. A "Competing Transaction" means any of the following (other than any transaction contemplated by this Agreement): (c) any purchase or sale of stock or other equity interests in the Company (at a volume or value in excess of the average trading volume of the Company's common stock over the thirty-day period preceding the date of this Agreement) including without limitation in any tender offer (whether recommended by the Company's board or not) for, or initial public offering of, any such securities, (d) a merger, consolidation, share exchange, business combination, or other similar transaction involving the Company, (e) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the total assets of the Company in a single transaction or a series of related transactions or (f) any agreement, or public announcement by the Company of a proposal, plan or intention, to do any of the foregoing.

        5.05.    Resignation of Officers and Directors.    The Company shall take commercially reasonable best efforts to cause each of the officers and directors of the Company to issue a written, signed resignation from all officer and director positions with the Company effective at the Closing, each of such resignations to include (a) a waiver and release by such officer or director of any and all rights and claims against the Company, and (b) a termination by such officer or director of any agreement related to such position between such individual and the Company that C&T requests be terminated.

        5.06.    Shareholder Approval.

           (a)  The Company shall, promptly after the date hereof, take all commercially reasonable action necessary in accordance with Section 903 of the NYBCL and its Certificate of Incorporation and Bylaws to obtain approval of the Merger and this Agreement by convening a meeting of the Shareholders ("Shareholder Meeting") within ninety (90) days of the date hereof.

           (b)  As part of the process for securing approval of the Company's shareholders, a proxy statement (including the form of proxies) prepared by the Company in conformity with the requirements of the NYBCL, the Exchange Act and the rules an regulations promulgated thereunder by the Securities and Exchange Commission ("SEC") is to be sent to the Shareholders of the Company in connection with the Shareholder Meeting (as amended, supplemented or modified, the "Company Proxy Statement"). The Company shall cause the Company Proxy Statement to comply, in all material respects, with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder. The Company agrees that, except as to information provided to it by C&T, on the date filed with the SEC and on the date first disseminated to the Shareholders, the Company Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees promptly to correct any information provided by it for use in the Company Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Company Proxy Statement, as so corrected, to be filed with the SEC and to be disseminated to the Shareholders, in each case as and to the extent required by applicable federal securities Laws. Prior to filing with the SEC or dissemination to the Shareholders, the Company shall afford C&T and its counsel reasonable opportunity to review and comment upon the proposed form of the Company Proxy Statement and give due consideration to any C&T comments. The Company will notify Buyer promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Company Proxy Statement or for additional information and will supply the Buyer with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Company Proxy Statement or the Merger. Prior to responding to same, the Company shall afford C&T and its counsel reasonable opportunity to review and comment upon such correspondence and give due consideration to any C&T comments. The Company will respond promptly to any comments of the SEC and will cause the Company Proxy Statement to be mailed to the Company Shareholders at the earliest practicable time. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Company Proxy Statement, the Company will promptly inform the Buyer of such occurrence and cooperate in filing with the SEC or its staff or any other Governmental Authority, and/or mailing to the Company Shareholders, such amendment or supplement. The Company Board recommendation shall be included in the Company Proxy Statement, except that the Board of Directors of the Company may withdraw or modify in a manner adverse to Buyer such recommendation only if the Board of Directors of the Company determines, in good faith, after consultation with outside legal counsel, that such action is necessary in order for the directors of the Company to comply with their fiduciary duties to those Persons to whom the Board owes fiduciary duties under Applicable Laws.

           (c)  The Company shall, in accordance with Section 623 of the NYBCL, provide prompt notice of the Shareholder Approval to those Shareholders who gave notice of their intent to demand payment of the fair value of the Outstanding Shares held by them in accordance with Section 623 of the NYBCL and who did not vote in favor of the Merger.

        5.07.    Update Disclosure; Breaches.    From and after the date of this Agreement until the Closing, the Company shall promptly notify C&T by written update to the Company Disclosure Schedule (a) if any representation or warranty made by the Company in this Agreement was when made, or has subsequently become, untrue in any respect, (b) of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or may reasonably be expected to cause any condition to the obligations of any party hereto to effect the transactions contemplated by this Agreement not to be satisfied or (c) of the failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them pursuant to this Agreement which may reasonably be expected to result in any condition to the obligations of any party hereto to effect the transactions contemplated hereby not to be satisfied. The delivery of any notice pursuant to this Section 5.07 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the rights of, or the remedies available to, C&T; provided, however, that the Company shall be entitled to update the Company Disclosure Schedule for Contracts required to be disclosed pursuant to Section 3.17 that are entered into between the date hereof and the Closing Date, to the extent such Contracts are entered into in accordance with Section 5.01, and the Company Disclosure Schedule shall be deemed to be amended by any such updates as of the Closing Date. Within thirty (30) days of the close of any month up to and including the Closing date, and as of the Closing Date, the Company shall prepare and submit to C&T a revised, unaudited, consolidating balance sheet of the Company and a revised, unaudited, consolidating statement of income and cash flows of the Company for the period from the close of the most recent fiscal year end to the date then ended which shall become, for purposes of this Agreement, the Latest Balance Sheet and (together with such Latest Balance Sheet) the Latest Financial Statement, respectively.

        5.08.    Waivers.    Prior to the Closing, and except with respect to the Persons listed in Section 8.01(i)(ix), the Company shall obtain a waiver of any provision of any employment or other Contract to which it is a party with respect to which a waiver was not obtained pursuant to Section 5.05 above and which, as a result of the transactions contemplated by this Agreement, gives rise to any right to receive severance or other payments upon termination of employment. with respect to the Persons listed in Section 8.01(i)(ix), the Company shall obtain a waiver of any provision of any existing agreement with the Company that would create or impose a Lien on Company assets as a result of the consummation of the Merger or the other transactions contemplated by this Agreement.

        5.09.    Life Insurance Policies.    Prior to the Closing, the Company shall make commercially reasonable efforts to sell all life insurance policies owned by the Company to the insured Persons thereunder for the cash surrender values of such life insurance policies, as may be required by contract or applicable law, unless some different treatment is required by contract in which case the Company shall comply with such contract, same being specifically reflected on Exhibit 5.09 hereto.

        5.10.    Subsidiary Transactions.    Prior to the Effective Time, the Company shall dispose of all of the assets and liabilities of its Subsidiaries and any Affiliate(s) thereof, as currently reflected on Exhibit 5.10 hereto, and any net cash proceeds after deduction for all Subsidiary/Affiliate liabilities, including without limitation taxes assessed as a result of the transaction of such disposition (along with any other cash held by such entity and reflected on the balance sheet referenced below) shall be reflected as an addition to the cash portion of the Merger Consideration pursuant to Section 2.02(e). At Closing, the Company shall (consistent with its obligations under Section 3.07(a) and subject to the representations and warranties set forth therein) provide a true, correct and complete consolidating balance sheet of the entities referenced in Exhibit 5.10 reflecting only cash as an asset, and no liabilities.

        5.11.    Continued Liability Insurance Coverage.    The Company agrees to use commercially reasonable efforts to extend, prior to the Closing, the coverage period for each Insurance Policy maintained by the Company for errors and omissions and directors and officers liability (the "Extended Insurance Policies") until at least May 31, 2007.

ARTICLE VI.
COVENANTS OF C&T AND MERGER SUB

        C&T and Merger Sub covenant and agree with the Company as follows:

        6.01.    Regulatory Filings.    As promptly as practicable after the execution of this Agreement, C&T and Merger Sub shall make or cause to be made all filings and submissions under any Laws applicable to C&T and Merger Sub for the consummation of the transactions contemplated herein, including, without limitation, submissions relating to approvals specified in Section 3.04 to the Company Disclosure Schedule. C&T and Merger Sub shall coordinate and cooperate with the Company in exchanging all information necessary in order to prepare such filings, shall not make any such filing without providing to the Company a final copy thereof for its review and consent at least two full business days in advance of the proposed filing and shall provide such reasonable assistance as the Company may request in connection with all of the foregoing.

        6.02.    Conditions.    C&T and Merger Sub shall use their commercially reasonable best efforts to (a) cause the conditions set forth in Section 8.02 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof (but in any event within three business days after such date) and (b) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by C&T or Merger Sub in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. C&T shall furnish to the Company all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated hereby. C&T shall keep the Company apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity with respect to the transactions contemplated hereby.

        6.03.    Moratorium on Trading.    C & T will refrain (and will cause its officers, directors, employees, representatives, agents, attorneys and advisors to refrain) from purchasing or selling securities of the Company during the term of this Agreement and for a period of two (2) years from the termination hereof, if the Merger is not consummated.

        6.04.    Provision of Information.    C&T will cooperate with the Company and provide such information as the Company may be reasonably request in connection with the preparation of the Company's proxy materials to be used in connection with solicitation of shareholder approval of this transaction.

        6.05.    Update; Breaches.    From and after the date of this Agreement, C&T shall promptly notify the Company in writing of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or may reasonably be expected to cause any condition to the obligations of any party hereto to effect the transactions contemplated by this Agreement not to be satisfied or of the failure of C&T to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which may reasonably be expected to result in any condition to the obligations of any party hereto to effect the transactions contemplated hereby not to be satisfied.

ARTICLE VII.
ADDITIONAL AGREEMENTS

        7.01.    Company Employee Benefit Plans.

           (a)  C&T reserves the right to request in writing that the Company cease contributions to and/or terminate one or more of the Plans immediately prior to the Closing.

           (b)  C&T shall make available to current employees of the Company access to employee benefits on terms (in C&T's sole and absolute discretion, and on a plan by plan basis) no less favorable than the lesser of (i) they are receiving currently under a particular Company's Plan or (ii) as are offered currently to other employees of the C&T control group, and will provide current Company employees past service credit for vesting and eligibility purposes in such programs with respect to such employees actual service with the Company prior to the Effective Time.

           (c)  The foregoing provisions of this Section 7.01 are not, and shall not be deemed to be, a representation or warranty regarding continuing the employment of any current employee of the Company after the Effective Time, nor are they in derogation of C&T's and Surviving Corporation's rights, consistent with their obligations under the Code and/or ERISA, to amend or terminate any Plan at any time, or from time to time.

        7.02.    Tax Matters.

           (a)  The Company shall, at the Company's expense, prepare or cause to be prepared and file or cause to be filed all Returns for the Company for all periods ending on or prior to the Closing Date, and the Company shall pay all Taxes with respect to such periods. All such Tax Returns shall be prepared in accordance with past practices of the Company. The Company shall permit C&T to review and comment on each such Tax Return prior to filing.

           (b)  C&T shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which end after the Closing Date, and C&T shall cause the Company, at the Company's expense, to pay all Taxes with respect to such periods.

           (c)  After the Closing Date, C&T or an appropriate Affiliate, to the extent permitted by Law, shall have the right to amend, modify or otherwise change all Returns of the Company for all Tax periods.

           (d)  The Company and C&T shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of Tax Returns pursuant to this Section 7.02 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include signing any Tax Returns, amended Tax Returns, claims or other documents necessary to settle any Tax controversy, the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereby.

           (e)  C&T or an appropriate Affiliate shall have the right to participate in any Tax proceeding related to pre-Closing tax year of the Company which may have the effect of increasing C&T's or the Company's Tax liability for any Tax period ending after the Closing.

            (f)  C&T and the Company further agree, upon request from the other party, to use their commercially reasonable best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

           (g)  Without the prior written consent (which shall not be unreasonably withheld) of C&T, the Company shall not make or change any election, change an annual accounting period, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such action or omission would have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Company, C&T or any Affiliate of C&T.

           (h)  All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Company when due, and the Company shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

ARTICLE VIII.
CONDITIONS TO CLOSING

        8.01.    Conditions to the Obligations of C&T and Merger Sub.    The obligation of C&T and Merger Sub to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, in whole or in part, in the sole discretion of C&T and Merger Sub (it being understood that no such waiver shall waive any rights or remedies otherwise available to C&T or Merger Sub), of the following conditions on or before the Closing Date:

           (a)  The representations and warranties set forth in Article III hereof (the "Company Representations") which are not subject to materiality or Material Adverse Effect qualifications shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties, except that any such representation or warranty expressly made as of a specified date shall only need to have been true on and as of such date, and the Company Representations which are subject to materiality or Material Adverse Effect qualifications shall be true and correct in all respects at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties, except that any such representation or warranty expressly made as of a specified date shall only need to have been true on and as of such date. In determining the accuracy of Company Representations for purposes of this Section 8.01(a), any disclosure made pursuant to Section 5.07, and any discovery of information by C&T or Merger Sub from the date of this Agreement until Closing, shall be disregarded if C&T has provided the Company written notice within twenty (20) days of receipt of such knowledge or updated disclosure that C&T deems the new information to constitute a Material Adverse Effect;

           (b)  The Company shall have performed or complied with in all material respects all of the covenants and agreements required to be performed and complied with by it under this Agreement prior to the Closing;

           (c)  The Company shall have obtained, or caused to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any Lien on any of the assets of the Company pursuant to the provisions of, any Contract required to be disclosed in the Company Disclosure Schedule, and no Governmental Entity shall have indicated its opposition to the transactions contemplated hereby or that it does not intend to accredit the Surviving Corporation;

           (d)  All consents, approvals or exemptions of, or other action by, and all notices, declarations, filings and registration with, Governmental Entities required or advisable for the consummation of the transactions contemplated herein or for C&T's attainment of its anticipated economic benefits thereof (including, without limitation, approvals specified in Section 3.04 to the Company Disclosure Schedule), shall have been obtained and made in form and manner reasonably acceptable to both parties hereto, and made, free of any term, condition, restriction, imposed liability or other provision that would, or would reasonably be expected to, require any (i) additional financial outlay or reduction in anticipated revenues by the Company, Surviving Corporation or C&T or (ii) material commitment of non-financial resources to accomplish or satisfy same;

           (e)  There shall not be threatened, instituted or pending any order, action or proceeding, before any Governmental Entity (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) imposing or seeking to impose material limitations on the ability of C&T or any of its Affiliates to acquire or hold or to exercise full rights of ownership of any securities of the Company, (iii) seeking to prohibit direct or indirect ownership or operation by C&T or any of its Affiliates of all or any portion of the business or assets of the Company, or to compel C&T or any of its Affiliates or the Company to dispose of or to hold separately all or a material portion of the business or assets of C&T and its Affiliates or of the Company, as a result of the transactions contemplated hereby,

  (iv) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other Transaction Documents or (v) otherwise relating to and materially adversely affecting the transactions contemplated hereby;

            (f)  The Company shall have obtained approval of the Merger and this Agreement from its Shareholders, as may be required by Section 903 of the NYBCL and its Certificate of Incorporation and bylaws;

           (g)  There shall not be any action taken, or any Law enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 8.01(e);

           (h)  Since the date hereof, no fact, event, occurrence or circumstance shall have occurred that, individually or in aggregate, with or without the passage of time, has had or could reasonably be expected to have, a Material Adverse Effect, other than a change in general economic or industry conditions not specific to the Company;

            (i)  On the Closing Date, the Company shall have delivered to C&T all of the following:

              (i)  certificates of the appropriate officers of the Company or other Persons satisfactory to C&T, dated the Closing Date, stating that the conditions precedent set forth in Sections 8.01(a) and (b) have been satisfied;

             (ii)  copies of the third party and Governmental Entity consents and approvals referred to in Sections 8.01(c) and (d) above;

            (iii)  all corporate books and records, including the minute books, stock ledgers and transfer records, the corporate seal and other materials related to the corporate administration of the Company;

            (iv)  an executed resignation (effective as of the Closing Date) from each of the officers and directors of the Company from whom a resignation is required to be obtained pursuant to Section 5.05 above, which resignation shall include (A) a waiver and release by such officer or director of any and all claims against the Company, and (B) a termination by such officer or director of any agreement related to such position between such individual and the Company that C&T requests be terminated;

             (v)  copies of (A) the Certificate of Incorporation, or similar governing document of the Company, certified by the Secretary of State of the State of New York, and (B) Certificates of Good Standing from the Secretary of State of the State of New York;

            (vi)  a copy of each of (A) the text of the resolutions adopted by the board of directors of the Company and the Shareholders authorizing the execution, delivery and performance of this Agreement, the other Transaction Documents and the consummation of all of the transactions contemplated hereby and thereby and (B) the bylaws of the Company, along with certificates, dated as of the Closing Date, executed on behalf of the Company by the corporate secretary of the Company certifying to C&T (C) that such copies are true, correct and complete copies of such resolutions and bylaws, respectively, (D) that such resolutions and bylaws were duly adopted and have not been amended or rescinded, and (E) as to the incumbency and authority of the officer(s) of the Company who executed this Agreement and the other Transaction Documents;

           (vii)  an executed waiver from each of the individuals from whom the Company was required to obtain a waiver pursuant to Section 5.08;

          (viii)  evidence reasonably satisfactory to C&T that the covenant set forth in Section 5.10 has been satisfied;

            (ix)  written resignations (as employees) of the following officers of the Company: Thomas K. Barry and Kenneth J. Robinson;

             (x)  the written agreement of Barry terminating his "employment and consulting" Contract with the Company dated September 18, 1984;

            (xi)  recorded originals of the corrective deeds referenced in Section 501(f)(vi);

           (xii)  in the event of the amendment to existing compensation arrangements referenced in Section 2.02(e)(ii), an opinion of Rich May, or other reputable federal income tax counsel to the Company reasonably acceptable to C&T, that the favorable excise tax treatment and financial result to the Company referenced in Section 2.02(e)(ii) and resulting from the amendments referenced in Section 8.01(r) has been obtained; and

          (xiii)  such other certificates, documents and instruments as C&T may reasonably request related to the transactions contemplated hereby.

            (j)  The Company shall not have or agree to any consent actions or orders without C&T's prior written consent, which consent shall not be unreasonably withheld.

           (k)  The Company shall have made commercially reasonable best efforts to obtained the Extended Insurance Policies;

            (l)  C&T shall have obtained a Phase I environmental audit report from an environmental consulting firm reasonably acceptable to the Company on the Company's Real Property indicating the existence of no material contamination on, or breach of any Environmental Laws with respect to, the ownership or lease and operation of such properties;

          (m)  The New York State Public Service Commission shall have issued a final order in Case Nos. 05-G-1359, 05-G-1268, 04-G-1032 heretofore filed by Company (and requesting certain rate relief) granting Company rate relief no less than as specified in the Gas Rates Joint Proposal (March 15, 2006) and Amendment to Gas Rates Joint Proposal (April 14, 2006) heretofore filed in said cases, without any additional contingencies, requirements or stipulations whatsoever other than such as would require no (i) additional financial outlay or reduction in anticipated revenues by Company, Surviving Corporation or C&T and (ii) no material commitment of non-financial resources to accomplish or satisfy same. Notwithstanding the foregoing, any final order that satisfies the request by Multiple Intervenors dated April 21, 2006 for return of deferred additional revenues in equal monthly increments amortized over no less than twelve (12) months beginning on January 1, 2007, is deemed to satisfy conditions (i) and (ii), above;

           (n)  The Company shall have terminated the dispute currently pending between it and Columbia Gas Transmission ("CGT") for an alleged gas imbalance of—6,660 dth by either obtaining CGT's waiver of its claim or by delivering to CGT gas and/or funds to satisfy CGT's claims and obtaining a release of same.

           (o)  The Company shall have successfully negotiated the renewal of its franchise Contracts with the cities of Addison and Corning and its transportation Contract with Fortuna on terms reasonably acceptable to C&T or have reported such progress in finalizing such renewals that C&T, in exercise of its sole and absolute discretion, is willing to proceed with this transaction;

           (p)  Barry and Robinson each shall have assigned their respective rights to receive the cash value on the Company's keyman life insurance policies in their names, which policies are identified in Schedule 8.01(p) hereto, and are hereinafter referred to as the "Keyman Policies." Such assignment shall vest ownership of such Keyman Policies in the Surviving Corporation with the

  Keyman Policies' beneficiaries being designated permanently as the heirs of Barry and Robinson, respectively;

           (q)  Barry and Robinson shall have agreed to a non-competition restriction for three (3) years after Closing. Violation of their obligations thereunder shall result in the loss of rights of Barry, or Robinson, and their respective heirs under the Keyman Policies;

           (r)  Barry and Robinson shall have amended their severance agreements with the Company prior to the date of this Agreement to (i) extend the requisite payment date thereunder for a period no less than thirty (30) days from the Effective Time and (ii) in the event of the amendment to existing compensation arrangements referenced in Section 2.02(e)(ii), produce the favorable excise tax treatment and financial result to the Company referenced in Section 2.02(e)(ii);

           (s)  The Company shall have received a "compliance statement" from the Internal Revenue Service pursuant to its "voluntary compliance program" indicating final resolution of the document defect referenced in Section 3.21(i) of the Company Disclosure Schedule with no further liability to the affected Plan or the Company.

        8.02.    Conditions to the Obligations of the Company.    The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, in whole or in part, in the sole discretion of the Company (it being understood that no such waiver shall waive any rights or remedies otherwise available to the Company), of the following conditions on or before the Closing Date:

           (a)  The representations and warranties set forth in Article III hereof (the "Buyer Representations") which are not subject to materiality qualifications shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties, except that any such representation or warranty expressly made as of a specified date shall only need to have been true on and as of such date, and the Buyer Representations which are subject to materiality qualifications shall be true and correct in all respects at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties, except that any such representation or warranty expressly made as of a specified date shall only need to have been true on and as of such date (it being understood that, in determining the accuracy of such representations and warranties for purposes of this Section 8.02(a), any discovery of information by the Company shall be disregarded);

           (b)  C&T and Merger Sub shall have performed or complied with in all material respects of all the covenants and agreements required to be performed or complied with by them under this Agreement prior to the Closing;

           (c)  There shall not be threatened, instituted or pending any order, action or proceeding, before any Governmental Entity, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other Transaction Documents or (iii) otherwise relating to and materially adversely affecting the transactions contemplated hereby;

           (d)  The Company shall have obtained approval of the Merger and this Agreement from its Shareholders, as may be required by Section 903 of the NYBCL and its Certificate of Incorporation and bylaws (and in this connection the Company shall have obtained a satisfactory "fairness opinion");

           (e)  There shall not be any action taken, or any Law enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 8.02(c);

            (f)  On the Closing Date, C&T shall have delivered to the Company:

              (i)  a certificate of the appropriate officer of each of C&T and Merger Sub, dated the Closing Date, stating that the conditions precedent set forth in Sections 8.02(a) and (b) have been satisfied;

             (ii)  a copy of the text of the resolutions adopted by the board of directors of each of C&T and Merger Sub authorizing the execution, delivery and performance of this Agreement, the other Transaction Documents and the consummation of all of the transactions contemplated hereby and thereby, along with certificates, dated as of the Closing Date, executed on behalf of C&T and Merger Sub by the corporate secretary or assistant secretary of C&T and Merger Sub certifying to the Company (A) that such copies are true, correct and complete copies of such resolutions, respectively, (B) that such resolutions were duly adopted and have not been amended or rescinded and (C) as to the incumbency and authority of the officer(s) of C&T and Merger Sub who executed this Agreement and the Transaction Documents; and

            (iii)  such other certificates, documents and instruments as the Company may reasonably request related to the transactions contemplated hereby.

           (g)  At the Effective Time, C&T shall have delivered the Merger Consideration to the Paying Agent pursuant to the terms of Section 2.03(a).

ARTICLE IX.
TERMINATION

        9.01.    Termination.    This Agreement may be terminated at any time prior to the Closing:

           (a)  by the mutual consent of C&T and the Company;

           (b)  by C&T, upon written notice to the Company, if a Competing Transaction has commenced (whether as a result of a breach of Section 5.04 or otherwise, but other than as relating to the Merger) but replacing (solely for purposes of this Section 9.01(b)) in the definition of same as it relates to any purchase or sale of stock or other equity interests in the Company the phrase "(at a volume or value in excess of the average trading volume of the Company's common stock over the thirty-day period preceding the date of this Agreement)" with the phrase "(at an aggregate volume of 10% or more of the stock or other equity interests in the Company over a thirty-day period by a single entity or affiliated group)";

           (c)  by C&T upon written notice to the Company if (A) as of any date prior to the Closing Date, the condition to Closing set forth in Section 8.01(a) shall not have been satisfied (it being understood that, for purposes of this Section 9.01(c)(A), such date prior to the Closing Date shall be substituted for the Closing Date in determining whether the condition contained in Section 8.01(a) has been satisfied), (B) the Shareholder approval referenced in Section 8.01(f) is not obtained or (C) the Company shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement;

           (d)  by the Company upon written notice to C&T if (A) as of any date prior to the Closing Date, the condition to Closing set forth in Section 8.02(a) shall not have been satisfied (it being understood that, for purposes of this Section 9.01(d)(A), such date prior to the Closing Date shall be substituted for the Closing Date in determining whether the condition contained in Section 8.02(a) has been satisfied), or (B) C&T or Merger Sub shall have breached or failed to perform in any material respect any of its respective covenants or other agreements contained in this Agreement;

           (e)  by either C&T or the Company if the transactions contemplated hereby have not been consummated by six (6) months from date of signing; provided, however, that neither C&T nor the Company shall be entitled to terminate this Agreement pursuant to this Section 9.01(e) if such party's or parties' breach of this Agreement has prevented the consummation of the transactions contemplated hereby;

            (f)  by C&T if, after the date hereof, there has been a fact, event, or circumstance that, individually or in the aggregate, has had or may reasonably be expected to have a Material Adverse Effect; or

           (g)  by C&T if dissenters' rights shall have been asserted by Shareholders in the aggregate representing more than 10% of the Outstanding Shares.

        9.02.    Effect of Termination.

           (a)  The termination of this Agreement pursuant to the terms of Section 9.01 hereof shall become effective upon delivery to the other parties of written notice thereof. In the event this Agreement is terminated by either C&T or the Company as provided in Section 9.01, this Agreement shall become void and of no further force and effect and there shall be no liability on the part of C&T, Merger Sub, the Company, or their respective shareholders, officers, directors or agents, except that Sections 6.03, 9.02, 9.03, 12.01, 12.02, 12.10 and 12.14 shall survive indefinitely, and except as set forth in this Section 9.02.

           (b)  With respect to any termination of this Agreement pursuant to Section 9.01(c) or (d) or the fraudulent or willful misconduct or intentional misrepresentation of any party hereto, any and all remedies available to the other party or parties either in law or equity (including specific performance) shall be preserved and survive the termination of this Agreement, and if such party was engaging in fraudulent or willful misconduct or intentional misrepresentation, it shall reimburse the other party or parties for the aggregate fees and expenses of or payable by such party in connection with the Merger, including, without limitation, the fees and expenses of such party's legal counsel, financial advisors, accountants and auditors and any other advisors engaged by such party in connection with the Merger (collectively, "Expenses").

           (c)  If all conditions to the obligations of a party or parties at the Closing have been satisfied (or waived by the party or parties entitled to waive such conditions), and the first party or parties do not proceed with the Closing, all remedies available to the other party or parties, either at law or in equity, on account of such failure to close, including the right to pursue specific performance or a claim for damages on account of a breach of this Agreement, shall be preserved and shall survive any termination of this Agreement.

        9.03.    Termination Fee.    Notwithstanding any provision hereof to the contrary, and in addition to any other remedies available hereunder:

           (a)  To induce C&T to incur the costs and expenses relating to its due diligence investigation and related negotiation of the Merger, the Company agrees that if this Agreement terminates as the result of a Competing Transaction (with the definitional changes described in Section 9.01(b) effective for all purposes of this Section 9.03(a)) and within twelve (12) months of such termination enters into a definitive agreement relating to such Competing Transaction (and such Competing transaction is subsequently consummated), or if the Company otherwise discontinues activities required of it to produce consummation of the Merger and within twelve (12) months of such discontinuation enters into a definitive agreement relating to a Competing Transaction (and such Competing transaction is subsequently consummated), Company shall pay C&T as a termination fee and not as a penalty, the lesser of Two Hundred Fifty Thousand Dollars ($250,000) or C&T's documented, third-party costs relating to its due diligence investigation and related negotiation of the Merger.

           (b)  To induce the Company to incur the costs and expenses relating to its negotiation of the Merger, C&T agrees that if C&T discontinues activities required of it to produce consummation of the Merger for any reason other than if any of the events or conditions described in Section 9.01 occur or exist, C&T shall pay to the Company as a termination fee and not as a penalty, the lesser of Two Hundred Fifty Thousand Dollars ($250,000) or the Company's documented, third-party costs relating to negotiation of the Merger.

ARTICLE X.
SURVIVAL; INDEMNIFICATION

        10.01.    Survival of Representations and Warranties.    Notwithstanding any investigation made by or on behalf of C&T or the results of any such investigation and notwithstanding the participation of C&T in the Closing, the representations and warranties contained in Article III hereof, and the indemnification obligation of Barry and Robinson with respect thereto, shall survive the Closing for a period of three (3) years following the Effective Time, subject to the terms and conditions of this Article X. Notwithstanding the preceding sentence, the representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.05, 3.06, 3.12(a), 3.12(l) and 3.18(b), shall survive the Closing indefinitely, and the representations and warranties contained in Sections 3.16, 3.21, 3.26 and 3.28, shall survive the Closing for a period of six (6) months after the expiration of all statutes of limitations governing the respective matters set forth therein. Notwithstanding the foregoing, any representation or warranty, and the indemnification obligations with respect thereto, that would otherwise terminate in accordance with this Section 10.01 shall continue to survive, if notice of a claim shall have been timely given under Section 10.03 on or prior to such termination date, until such claim has been satisfied or otherwise resolved as provided in this Article X.

        10.02.    Indemnification.    Subject to the terms and conditions of this Article X, from and after the Effective Time, Barry and Robinson shall jointly and severally indemnify C&T, the Merger Sub, the Surviving Corporation (subsequent to the Closing), and each of their respective Affiliates, officers, directors, employees, agents and shareholders (collectively, the "C&T Indemnified Parties") and hold them harmless against any claim, loss, liability, deficiency, damage, amount paid in settlement, expense or cost (including, without limitation, reasonable costs of investigation, defense and legal fees and expenses) (collectively, "Losses"), without giving effect to any written update to the Company Disclosure Schedule required by Section 5.07, whether or not actually incurred or paid prior to the expiration of the indemnification obligation of Barry and Robinson hereby, which the C&T Indemnified Parties may suffer, sustain or become subject to, as a result of any the following:

           (a)  any misrepresentation in any of the representations or any breach of the warranties of the Company and Barry and Robinson contained in Article III of this Agreement, the Company Disclosure Schedule or any closing certificate delivered by the Company pursuant to this Agreement; and

           (b)  any Claims or threatened Claims against C&T or the Surviving Corporation arising directly from the actions or inactions of the Company or the officers, directors, employees or agents of the Company with respect to the business of the Company or the Real Property prior to the Closing.

        The indemnification obligations of Barry and Robinson shall only arise in the event that any such misrepresentation or Claim or threatened claim is finally determined (with no right of appeal) by a court of competent jurisdiction to have been the subject of fraud by Barry and/or Robinson which determination shall have occurred within the three (3) year period following execution of this Agreement. Anything in Article X to the contrary notwithstanding, C&T and the Surviving Corporation shall jointly and severally reimburse Barry and/or Robinson for all reasonable costs of litigation incurred by Barry and/or Robinson (and as submitted in a written itemization of same to C&T) as a result of any Claim not finally determined (with no right of appeal) by a court of competent jurisdiction to have been the subject of fraud by Barry and/or Robinson which determination shall have occurred within the three (3) year period following execution of this Agreement, within thirty (30) days of the date such Claim discontinues, expires or is finally adjudicated.

        10.03.    Method of Asserting Claims.    As used herein, an "Indemnified Party" shall refer to a C&T Indemnified Party, the "Notifying Party" shall refer to and party hereto whose Indemnified Parties are entitled to indemnification hereby, and the "Indemnifying Party" shall refer to Barry from and after the Effective Time.

           (a)  In the event that any Indemnified Party is made a defendant in or party to any action or proceeding (including, without limitation, any audit, action or proceeding relating to Taxes), judicial or administrative, instituted by any third party for which the liability or the costs or expenses are Losses (any such third party action or proceeding being referred to as a "Claim"), the Notifying Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless, and only to the extent that, such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim, provided that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Notifying Party within fifteen (15) business days after the Notifying Party's notice of such Claim (but, in any event, at least five business days prior to the date that an answer to such Claim is due to be filed). Reputable attorneys reasonably acceptable to the Indemnified Party employed by the Indemnifying Party shall conduct such contest and defense. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties with respect to a Claim, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if (x) a Claim seeks relief other than the payment of monetary damages, (y) the subject matter of a Claim relates to the ongoing business of the Indemnified Party, which Claim, if decided against the Indemnified Party, would adversely affect the ongoing business or reputation of the Indemnified Party or (z) the Indemnified Party would not be fully indemnified with respect to such Claim, then, in each such case, the Indemnified Party alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Party does not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

           (b)  In the event any Indemnified Party has a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim and an estimate of the amount of the applicable Loss (if reasonably practicable) to the Indemnifying Party prior to the expiration of the applicable survival period. If the Indemnifying Party notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within thirty (30) days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Notifying Party's notice will be conclusively deemed a liability of the Indemnifying Party and the amount shall be paid in accordance with the terms and conditions of this Article X. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute for a period of at least 30 days, and if such dispute is not resolved through such negotiation prior to the expiration of such period, such dispute may be resolved in accordance with Section 12.14.

        10.04.    Limitations on Indemnification.

           (a)  Neither Barry nor Robinson shall be liable to any of the C&T Indemnified Parties in respect of any claim for indemnification pursuant to Section 10.02(a) made hereby until the aggregate amount of Losses for which all C&T Indemnified Parties otherwise would be entitled to indemnification under this Article X exceeds $50,000 (the "Basket"), in which case Barry and Robinson shall be liable to the C&T Indemnified Parties hereby for the aggregate amount of all such Losses up to the cap described below (and not just the Losses in excess of the Basket).

           (b)  Except as specified in Section 10.04(c), Barry and/or Robinson, as the case may be, shall pay any indemnification liability to the C&T Indemnified Parties, or any of them, under this Article X solely by means of the Surviving Corporation's offset, against amounts otherwise payable by the Surviving Corporation to Barry and/or Robinson, as the case may be, from and after the Effective Time within thirty (30) days of the Closing against the change of control severance payment due to Barry and/or Robinson, as the case may be, and thereafter until the earlier of: (i) three (3) years after the date hereof or (ii) the death of Barry and/or Robinson, as the case may be, against the cash value of the Keyman Policies for Barry and/or Robinson, as the case may be. Such time described in (i) and (ii) of the preceding sentence shall be referred to as the "Indemnification Termination Date" with respect to tie specific source of payment. After the Indemnification Termination Date referenced in (ii), the indemnification obligations of Barry and/or Robinson, as the case may be, hereunder shall cease.

           (c)  The indemnification obligations of Barry and Robinson under this Section 10.04 shall only apply in the event that the Losses to be indemnified arise or result directly from the fraudulent misconduct or fraudulent misrepresentation of Barry and/or Robinson, as the case may be, as determined by a court of competent jurisdiction, which decision is not subject to appeal. For purposes of this Section 10.04(c), the concept of "fraud" or "fraudulent" is identical to the concept of "employment of manipulative and deceptive devices" as outlined in Rule 10b-5 of the Exchange Act and the "federal common law" developed by the federal courts pursuant thereto. Additionally, for purposes of producing the "decision" referenced above by the Indemnification Termination Date, all parties agree to expedite any related litigation, including without limitation to: (i) waive their right(s) to jury trial; (ii) limit discovery to that actually obtained within six (6) months of filing of the complaint instituting the litigation; and (iii) refrain from requesting any extensions or continuances.

        10.05.    Remedies.    Prior to the Closing, the parties shall have available to them all remedies available under Law, including specific performance and other equitable remedies; it being understood that if this Agreement is terminated prior to the Closing, the sole remedies of the parties hereto shall be as set forth in Article IX. After the Closing, the sole and exclusive remedies of the parties hereto with respect to this Agreement shall be as provided for in this Article X, except with respect to a claim brought on the basis of fraudulent or willful misconduct or intentional misrepresentation.

ARTICLE XI.
DEFINITIONS

        When each of the following terms is used in this Agreement, it shall have the meaning stated in the Section indicated:

Term	Section	Page
Affiliate	3.10(d)	15
Agreement	Preamble	1
Annual Financial Statements	3.07(a)	12
Barry	ARTICLE III	8
Basket	10.04(a)	59
Buyer Representations	8.02(a)	54
CGT	8.01(n)	53
C&T	Preamble	1
C&T Indemnified Parties	10.02	57
CERCLA	3.27(a)(i)	36
Claim	10.03(a)	58
Closing	1.02(a)	2
Closing Date	1.02(a)	2
Code	2.05	8
Common Stock	3.06(a)	11
Company	Preamble	1
Company Disclosure Schedule	ARTICLE III	8
Company Intellectual Property	3.18(a)	26
Company Proxy Statement	5.06(b)	44
Company Representations	8.01(a)	49
Company SEC Documents	3.07(c)	13
Competing Transaction	5.04	43
Confidential Information	12.01(b)	63
Contract	3.17(a)	23
Control	3.10(d)	15
Current and Prior Real Property	3.27(a)(iii)	36
Databases	3.18(f)	27
Dissenting Shares	2.04(a)	7
DOL	3.20(d)	29
Domain Names	3.18(c)	26
Effective Time	1.02(b)	2
Employees	3.21(a)	30
Environmental Laws	3.27(a)(i)	36
Equity Arrangements	3.10(k)	16
ERISA	3.21(a)	31
ERISA Affiliates	3.21(a)	31
Exchange Act	3.03	10
Exchange Fund	2.03(a)	5
Expenses	9.02(b)	56
Extended Insurance Policies	5.11	46
GAAP	3.07(a)	12
Governing Documents	3.01	9
Governmental Entity	3.04	10
Hazardous Materials	3.27(a)(ii)	36

Indemnification Termination Date	10.04(b)	60
Indemnified Party	10.03	58
Indemnifying Party	10.03	58
Insiders	3.23	34
Insurance Policies	3.22	34
Internal Use Software	3.18(e)	27
IRS	3.16(g)	21
Keyman Policies	8.01(p)	53
Knowledge	3.12(i)	18
Latest Balance Sheet	3.07(a)	12
Latest Financial Statements	3.07(a)	12
Laws	3.03	9
Leases	3.12(b)	17
Letter of Transmittal	2.03(c)	6
Lien	3.03	9
Losses	10.02	57
Material Adverse Effect	3.09	14
Market Volatility Adjustment	5.01(h)	42
Merger	Preamble	1
Merger Consideration	2.02(a)	3
Merger Documents	1.02(b)	2
Merger Sub	Preamble	1
Merger Sub Common Stock	2.01(c)	3
Notifying Party	10.03	58
NYBCL	Preamble	1
Ordinary Course of Business	3.08	13
Outstanding Shares	Preamble	1
Paying Agent	2.03(a)	5
PBCL	Preamble	1
Permits	3.26(b)	35
Permitted Liens	3.10(b)	14
Person	3.03	9
Personal Property	3.12(a)	16
Plan	3.21(a)	30
Real Property	3.12(b)	17
Registered Intellectual Property	3.18(b)	26
Representatives	12.01(b)	63
Returns	3.16(a)	20
Robinson	ARTICLE III	8
Sarbanes-Oxley Act	3.26(c)	35
SEC	5.06(b)	44
Securities Act	3.06(c)(iv)	12
Shareholder List	2.03(b)	5
Shareholder Meeting	5.06(a)	44
Shareholders	2.03(b)	5
Subsidiary	3.05	10
Surviving Corporation	1.01	1
Surviving Corporation Common Stock	2.01(c)	3
Tax	3.16(o)	22
Tax Affiliate	3.16(a)	20

Tax Affiliates	3.16(a)	20
Taxes	3.16(o)	22
Third Party Intellectual Property	3.18(h)	27
Transaction Documents	3.01	9

ARTICLE XII.
MISCELLANEOUS

        12.01.    Press Releases and Announcements; Confidentiality and Non-Solicitation.

           (a)  Except as otherwise required by applicable Laws or stock exchange rules, and except with respect to C&T and the Company following the Closing, C&T, Merger Sub and the Company will not, and will not permit any of their respective Affiliates, representatives or advisors to, issue or cause the publication of any press release or make any other public announcement, including, without limitation, any tombstone advertisements, with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed. C&T, Merger Sub and the Company shall cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and shall furnish the other with drafts of any such releases and announcements as far in advance as possible.

           (b)  Because both C&T and the Company anticipate sharing non-public, confidential or proprietary information in the course of negotiating the Merger, each of them agrees that it will not disclose, and will cause its officers, directors, employees, representatives, agents, attorneys and advisors (collectively, "Representatives," all of whom shall have previously agreed to be bound by the confidentiality terms of this agreement) not to disclose, any such non-public, confidential and proprietary information, together with analyses, compilations, studies, or other documents prepared therefrom, whether such information is provided in written, oral, graphic, pictorial or recorded form or stored on computer discs, hard drives, magnetic tape or digital or any other electronic medium (the "Confidential Information"), of the other party. Neither party will use (and will cause its Representatives not to use) Confidential Information of the other party for any commercial or competitive purpose whatsoever other than in connection with the evaluation of the proposed Merger. If the Merger is not consummated for any reason, each party will hold in confidence and will not use in any manner, any Confidential Information of the other unless such information is or subsequently becomes publicly available without the breach of any obligation owed to supplying party or is obligated to be produced under order of a court of competent jurisdiction or a valid administrative, congressional, or other subpoena, civil investigative demand or similar process. Upon request, if the Merger is not consummated, Confidential Information (except for that portion of the Confidential Information that consists of analyses, compilations, studies, or other documents prepared by the Representatives, which portion of the Confidential Information will be destroyed) will be returned to the supplying party or destroyed. Such destruction will be confirmed in writing to the supplying party upon request. The retaining party will utilize its best efforts to maintain reasonable security to safeguard the Confidential Information, and will promptly notify the supplying party upon discovery of any unauthorized access to the Confidential Information. The term "Confidential Information" does not Include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the recipient party or its Representatives, (ii) is or becomes available to the recipient party or its Representatives on a non-confidential basis from a source other than the supplying party which is not known by the recipient party to be bound by a confidentiality agreement with supplying party, or (iii) is independently developed by the recipient party. In the event that a recipient party becomes legally compelled to disclose any of the Confidential Information of the other party, it will provide the other party with prompt notice thereof so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the supplying party waives compliance with the provisions of this Agreement, the recipient party will furnish only that portion of the Confidential Information which is legally required to be furnished. Each party acknowledges and agrees that the other party and its Representatives are not making any representation or warranty as to the accuracy or completeness of the Confidential Information, except as may be made in a definitive purchase agreement between the parties.

           (c)  Each of C&T and the Company agrees that for a period of three (3) years from the termination of this Agreement without the Merger having occurred, it will not solicit any of the employees of the other party with regard to employment; provided that this provision shall not prohibit the hiring of an employee who initiates contact solely in response to a general published solicitation or on his or her own volition.

        12.02.    Expenses.    Each party shall bear all of its own expenses in connection with the negotiation and consummation of the Merger.

        12.03.    Further Assurances.    The parties hereto agree that, on and after the Closing Date, they shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

        12.04.    Amendment and Waiver.    This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

        12.05.    Notices.    All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and will be deemed to have been given (a) when personally delivered, (b) when receipt is electronically confirmed, if sent by facsimile, telecopy or other electronic transmission device; provided, however, that if receipt is confirmed after normal business hours of the recipient, notice shall be deemed to have been given on the next business day, (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery or (d) three days after being sent by registered or certified mail. Notices, demands and communications to C&T, Merger Sub and the Company shall, unless another address is specified in writing, be sent to the address indicated below:

Notices to C&T and Merger Sub:	C&T Enterprises, Inc. Attention: Mr. Robert Toombs, CEO 33 Austin Street Wellsboro, PA 16901 Phone: (570) 724-9466 Facsimile No.: (570) 724-3996
with copies to:	Michael G. Jarman McNees Wallace & Nurick LLC 100 Pine Street, P.O. Box 1166 Harrisburg, Pennsylvania 17108-1166 Phone: (717) 232-8000 Facsimile No.: (717) 237-530

Notices to the Company:	Corning Natural Gas Corporation. Attention: Thomas K. Barry, President 330 West William Street Corning, N.Y. 14830 Phone: (607) 936-3755 Facsimile No.: (607) 962-2844
with copies to:	Eric J. Krathwohl, Esq. Rich May, a Professional Corporation 176 Federal Street Boston, MA 02110-2223 Phone: (617) 556-3857 Facsimile No.(617) 556-3890

        12.06.    Assignment.    This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereby may be assigned by either party hereto without the prior written consent of the other party hereto.

        12.07.    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        12.08.    Complete Agreement.    This Agreement and the other Transaction Documents contain the complete agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, that certain letter of intent between C&T and the Company dated February 14, 2006 and that certain Confidentiality, Exclusivity and Access Agreement intent between C&T and the Company dated February 14, 2006.

        12.09.    Counterparts.    This Agreement may be executed via facsimile in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

        12.10.    Governing Law.    The internal law, without regard to conflicts of laws principles, of the State of New York shall govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

        12.11.    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        12.12.    Construction of Terms.    Whenever used in this Agreement, a singular number shall include the plural and a plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting of financial matters, unless otherwise provided for herein, shall be computed in accordance with, GAAP, consistently applied in accordance with the historical practices of the Company and C&T, as the case may be, insofar as such practices are in accordance with GAAP. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof," "herein," and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including," "included," "such as," or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

        12.13.    No Strict Construction.    The language used in this Agreement and the other agreements contemplated hereby shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

        12.14.    Consent to Jurisdiction; Waiver of Jury Trial.    Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the            District of New York, and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts and appellate courts. The parties waive the right to trial by jury with respect to any claims hereby. The parties further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the parties at their addresses referred to in Section 12.05. The parties hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to and hereby further irrevocably waive and agree, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed in any other jurisdiction.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

C&T ENTERPRISES, INC.
/s/ Alfred S. Calkins	By:	/s/ ROBERT O. TOOMBS
/s/ Thomas J. Elliott	Its:	President & CEO
C&T ACQUISITION, INC.
	By:	/s/ ROBERT O. TOOMBS
	Its:	President & CEO
CORNING NATURAL GAS CORPORATION
	By:	/s/ THOMAS K. BARRY
	Its:	President & CEO

        Limited Joinder.    The undersigned, Barry, hereby joins the foregoing Merger Agreement for the limited purpose of agreeing to be bound by the provisions of Articles III and X therein, and Section 8.01(i)(ix), (p), (q) and (r) thereof, and in connection with said limited joinder, makes the following additional representations and warranties to C&T and Merger Sub, as a material inducement to C&T and Merger Sub to enter into this Agreement, with the understanding that C&T and Merger Sub will be relying thereon in consummating the transactions contemplated hereby:

           (a)  Barry is, as of the date of this Agreement, the President of the Company and an owner, of record and beneficially, of [            ] shares of common stock of the Company and is executing this limited joinder to this Agreement in consideration of the substantial financial and other benefits that would accrue to him personally from a successful consummation of the Merger.

           (b)  Barry is an adult individual of legal age and full capacity, has the full power and authority to execute and perform those portions of this Agreement to which he joins in accordance with their terms.

           (c)  Those portions of this Agreement to which he joins Agreement constitute a legal, valid and binding obligation of Barry enforceable against Barry in accordance with their terms.

           (d)  Neither the execution of this limited joinder by Barry, nor the performance by Barry of his obligations pursuant thereto, will conflict with or constitute a default under any agreement or commitment that that is binding upon Barry.

WITNESS:

/s/ KENNETH J. ROBINSON	/s/ THOMAS K. BARRY Thomas K. Barry

        Limited Joinder.    The undersigned, K. James Robinson ("Robinson"), hereby joins the foregoing Merger Agreement for the limited purpose of agreeing to be bound by the provisions of Articles III and X therein, and Section 8.01(i)(ix), (p), (q) and (r) thereof, and in connection with said limited joinder, makes the following additional representations and warranties to C&T and Merger Sub, as a material inducement to C&T and Merger Sub to enter into this Agreement, with the understanding that C&T and Merger Sub will be relying thereon in consummating the transactions contemplated hereby:

           (a)  Robinson is, as of the date of this Agreement, the Executive Vice President of the Company and an owner, of record and beneficially, of 5,120 shares of common stock of the Company and is executing this limited joinder to this Agreement in consideration of the substantial financial and other benefits that would accrue to him personally from a successful consummation of the Merger.

           (b)  Robinson is an adult individual of legal age and full capacity, has the full power and authority to execute and perform those portions of this Agreement to which he joins in accordance with their terms.

           (c)  Those portions of this Agreement to which he joins Agreement constitute a legal, valid and binding obligation of Robinson enforceable against Robinson in accordance with their terms.

           (d)  Neither the execution of this limited joinder by Robinson, nor the performance by Robinson of his obligations pursuant thereto, will conflict with or constitute a default under any agreement or commitment that that is binding upon Robinson.

        WITNESS:

/s/ THOMAS K. BARRY	/s/ KENNETH J. ROBINSON K. James Robinson

AMENDMENT NO. 1
TO
AGREEMENT AND PLAN OF MERGER

        This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of August 18, 2006 (this "Amendment"), is entered into by and between C&T Enterprises, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania ("C&T"), C&T Acquisition, Inc., a recently-formed New York corporation and wholly owned subsidiary of C&T ("Merger Sub"), and Corning Natural Gas Corporation, a corporation organized and existing under the laws of the State of New York (the "Company"). Capitalized terms used herein have the meanings ascribed to them in the Merger Agreement.

WITNESSETH

        WHEREAS, C&T, Merger Sub and the Company entered into an Agreement and Plan of Merger dated as of May 11, 2006 (the "Merger Agreement");

        WHEREAS, all parties to the Merger Agreement desire to amend the Merger Agreement as set forth in this Amendment No. 1 to establish definitive Merger Consideration and a definitive per-share price for each Transferred Share;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement and in the Transaction Documents, and intending to be legally bound hereby, C&T, Merger Sub and the Company hereby agree as follows:

        1.    Amendment to Section 2.02(a).    Section 2.02(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

  "(a) Subject to the terms and conditions of this Agreement, the per-share consideration for each Transferred Share shall be $16.50, in cash, without adjustment other than applicable withholding, if any, as provided for in Section 2.05. The aggregate merger consideration for all Transferred Shares shall be $8,364,147, without adjustment other than applicable withholding, if any, as provided for in Section 2.05 (the "Merger Consideration")."

        2.    Deletion of Sections 2.02(e) and (f).    Sections 2.02(e) and (f) of the Merger Agreement are hereby deleted from the Merger Agreement.

        3.    New Section 3.16A. Amendment to Compensation Arrangements and 280G Excise Tax.    A new Section 3.16A shall be added to the Merger Agreement, which shall read in its entirety as follows:

  "3.16A. Compensation Reduction & 280G Excise Tax Savings.    The Company has previously entered compensation and severance arrangements with Barry and Robinson (collectively the "Pre-Merger Arrangements"). The Company, Barry and Robinson have entered into amendments to the Pre-Merger Arrangements fully-executed copies of which are attached hereto and included in the definition of "Transaction Documents" hereunder (collectively, the "2006 Amendments") which (i) result in a savings of $175,740 to the Surviving Corporation in compensation and severance payments otherwise due Barry and Robinson post-Closing under the Pre-Merger Arrangements prior to the 2006 Amendments, and (ii) result in savings of $87,870 to the Surviving Corporation in excise tax payments under Code Section 280G and related "gross up" payments otherwise reimbursable to Barry and Robinson post-Closing under the Pre-Merger Arrangements that the Surviving Corporation will be able to avoid by reason of the 2006 Amendments."

        4.    Amendment to Section 5.10.    Section 5.10 is hereby amended and restated in its entirety to read as follows:

  "5.10 Subsidiary Transactions.    (a) Prior to the Effective Time, the Company shall dispose of all of the assets and liabilities of its Subsidiaries and any Affiliate(s) thereof, as currently reflected on Exhibit 5.10 hereto, except that (i) the Company need not dispose of the real estate located at and commonly known as 2511 Corning Road, Elmira, New York (the "Elmira Real Estate") provided the Company makes reasonable efforts to sell such Elmira Real Estate, and (ii) the disposal of (a) the Promissory Note dated September 15, 2003 in the original principal amount of $240,000 with Corning Appliance Corporation as Obligor (with present principal amount outstanding of $80,000 with another $80,000 due November 2006); and (b) the Promissory Note dated September 15, 2003 in the original principal amount of $600,000 with Corning Appliance Corporation as Maker (with principal amount outstanding of $476,747 as of July 31, 2006) (collectively, the "Promissory Notes") for at least 90% of the principal amount due under such Promissory Notes in cash or offset to cash severance payments otherwise due Barry and Robinson pursuant to the Promissory Notes Put Agreement dated August 18, 2006 (a fully-executed copy of which is attached hereto and included in the definition of "Transaction Documents" hereunder) shall not be a breach of this Section 5.10, provided that the Company makes reasonable efforts to otherwise dispose of the Promissory Notes at no less than 90% of the principal amount due under such Promissory Notes in cash.

          (b)   At or prior to Closing, the Company shall provide evidence reasonably satisfactory to C&T that (i) it has sold substantially all the assets of Corning Realty Associates LLC ("Realty Co.") and the net cash proceeds after deduction for its all Realty Co.'s liabilities, including without limitation taxes assessed as a result of the transaction of such disposition (along with any other cash held by such entity at the time of sale) shall be at least $750,000.

          (c)   At Closing, the Company shall (consistent with its obligations under Section 3.07(a) and subject to the representations and warranties set forth therein) provide a true, correct and complete consolidating balance sheet of the entities referenced in Exhibit 5.10 reflecting only cash and the Elmira Real Estate (if not previously sold) as assets, and no liabilities, except for the mortgage on the Elmira Real Estate (if the Elmira Real Estate is not previously sold)."

        5.    Amendment of Section 8.01(i) (xii).    Section 8.01(i)(xii) Agreement is hereby amended and restated in its entirety to read as follows:

          "(xii) a transaction opinion of Rich May, a Professional Corporation, counsel to the Company, dated as of the Closing Date and addressed to C&T, in form and substance reasonably satisfactory to C&T and its counsel;"

        6.    Additions to Section 8.01(i).    Section 8.01 is further amended by renumbering subparagraph (xiii) as subparagraph "(xiv)" and adding a new subparagraph (xiii) to read as follows:

          "(xiii) the items required to be delivered by the Company, or by Barry and Robinson, as applicable, under Section 5.10 hereof; and"

        7.    Amendment to Section 8.01(r).    Section 8.01(r) is hereby amended to delete therefrom subsection (ii), accordingly, it is hereby amended and restated in its entirety to read as follows:

  "(r) Barry and Robinson shall have amended their severance agreements with the Company prior to the date of this Agreement to extend the requisite payment date thereunder for a period no less than thirty (30) days from the Effective Time."

        8.    Company Transaction Costs.    New Section 8.01(t). A new Section 8.01(t) shall be added to the Merger Agreement, which shall read in its entirety as follows:

  "(t) The aggregate fees and expenses of, or payable by, the Company and incurred and/or accrued after February 13, 2006 and before the Closing in connection with the Merger (including, without limitation, the costs of obtaining Shareholder approval for the Merger, fees and expenses of Company legal counsel, fees and expenses of financial advisors including brokerage fees and commissions, any accountants' and auditors' fees and expenses and fees and expenses of any other advisors engaged by the Company in connection with the Merger, including without limitation costs of producing the compliance statement referenced in Section 8.01(s) and legal fees, costs and expenses relating to the Competing Transaction described in the Schedule 13D (and attachments thereto) filed in July, 2006 by the Richard M Osborne Trust) (the "Company Transaction Costs") shall not exceed $1,300,000; provided however, if the Company Transaction Costs exceed $1,075,000 and are less than $1,300,000, then payments due to Barry and Robinson post-Closing from the Surviving Corporation under the Pre-Merger Agreements as amended by the 2006 Amendments shall be reduced in an amount equal to the amount of the excess of Company Transaction Costs over $1,075,000 (the "8.01(t) Severance Reductions"); further provided that in calculating the 8.01(t) Severance Reductions, any savings to the Surviving Corporation in excise tax payments under Code Section 280G and related "gross up" payments otherwise reimbursable to Barry and Robinson post-Closing (collectively "Tax Savings") will be used to reduce the 8.01(t) Severance Reductions The 8.01(t) Severance Reductions, if applicable, shall be in addition to the reduction set forth in Section 3.16A of this Agreement and such reductions shall be allocated evenly between Barry and Robinson. The Company shall provide at Closing C&T a full, complete and correct itemized list of Company Transaction Costs."

        9.    Ratification.    Except as expressly amended hereby, the Merger Agreement is hereby ratified and affirmed by all parties.

        10.    Counterparts.    This Agreement may be executed via facsimile in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

        11.    No Waiver.    The execution of this Amendment by any party shall not be deemed or construed a waiver of any rights that had accrued to such party under the Merger Agreement prior to the execution hereof including, without limitation, C&T's right to terminate the Agreement prior to the Effective Time pursuant to Section 9.01(b) and, to the extent applicable, related right to payment of the termination fee under Section 9.03(a) all as a result of the Competing Transaction referenced in Section 8, above.

[Space intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

C&T ENTERPRISES, INC.
By:	/s/ R. TOOMBS
Its:	President
C&T ACQUISITION, INC.
By:	/s/ R. TOOMBS
Its:	President
CORNING NATURAL GAS CORPORATION
By:	/s/ THOMAS K. BARRY
Its:	President & CEO

Limited Joinder.    The undersigned Barry and Robinson hereby join this Amendment for the limited purpose of being bound by Sections 3, 4, 6, 7, 8, 9 and 10 hereof.

/s/ THOMAS K. BARRY Thomas K. Barry
/s/ KENNETH J. ROBINSON Kenneth James Robinson

APPENDIX B

Letterhead of Bryant Park Capital, Inc.

June 15, 2006
The Board of Directors
Corning Natural Gas Corporation
330 West William Street
Corning, New York 14830

Members of the Board:

        We understand that Corning Natural Gas Corporation (hereinafter "Corning" or the "Company"), C&T Acquisition, Inc. (hereinafter "Proposed Merger Sub"), a wholly-owned subsidiary of C&T Enterprises, Inc., and C&T Enterprises, Inc. (hereinafter with its affiliate "C&T") have entered into an Agreement and Plan of Merger dated as of May 11, 2006 (hereinafter the "Agreement"). Pursuant to the terms of the Agreement, (i) the Company will become a wholly owned subsidiary of C&T and (ii) each of the 506,918 shares of common stock of the Company (the "Common Stock"), other than the shares of Common Stock beneficially owned by C&T, will be converted into the right to receive $13.71 in cash, subject to certain adjustments as defined in the Agreement (the "Merger Consideration"). The terms and conditions governing the aforementioned transactions (collectively, the "Proposed Merger") are more fully set forth in the Agreement.

        You have asked us whether, in our opinion as of the date hereof, the Merger Consideration to be received by the holders of the Common Stock, other than C&T, is fair, from a financial point of view, to such holders.

        In connection with rendering our opinion, we have, among other things:

  (i)
  Reviewed certain publicly available information concerning Corning that we believed to be relevant to our analysis;

  (ii)
  Analyzed certain historical financial statements of Corning;

  (iii)
  Reviewed projected financial statements and other financial and operating data for Corning, as prepared by Corning management;

  (iv)
  Analyzed certain operating data relating to Corning as provided by Corning management;

  (v)
  Discussed the past and current operations and financial condition and the prospects of Corning with Company management;

  (vi)
  Reviewed the Agreement;

  (vii)
  Reviewed with Corning management certain adjustments to the Merger Consideration as defined in the Agreement;

  (viii)
  Reviewed the transaction process conducted on behalf of the Company;

  (ix)
  Reviewed the reported prices and the historical trading activity of the Common Stock;

  (x)
  Compared the financial performance and valuation multiples of Corning and the implied valuation multiples for the Proposed Merger with the financial performance and valuation multiples of certain publicly traded companies;

  (xi)
  Reviewed the financial terms to the extent available of certain precedent transactions; and

  (xii)
  Performed other examinations and analyses and considered other factors that we deemed appropriate.

        For purposes of our analysis and opinion, we have assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of the information publicly available about Corning, and the information supplied or otherwise made available to, discussed with, or reviewed by or for us. With respect to the transaction process conducted on behalf of the Company, we have assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of the information supplied, summarized or otherwise made available to, discussed with, or reviewed by or for us, including as to the completeness of the process. Our analyses were based, among other things, on the financial projections of Corning (the "Financial Projections"), which have been prepared by Company management. With respect to the Financial Projections, which were furnished to us, discussed with us or reviewed for us by the management of Corning, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of Corning. We express no view as to such Financial Projections, or the assumptions on which they are based.

        For purposes of rendering our opinion, we have assumed, with your consent, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Proposed Merger will be satisfied without amendment or waiver thereof. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Merger will be obtained without any material adverse effect on Corning or the holders of the Common Stock (other than C&T).

        We have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of Corning, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of Corning under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information and Agreement made available to us as of, the date hereof.

        In connection with the Proposed Merger, we have not been authorized to solicit, nor have we solicited, third party indications of interest for the acquisition of all or any part of Corning or the Common Stock and did not otherwise participate in the transaction process. Our opinion does not address Corning's underlying business decision to proceed with or to effect the Proposed Merger, or the tax consequences of the Proposed Merger. We did not evaluate, nor did Corning request us to evaluate, alternative transaction structures or other financial alternatives other than the Proposed Merger.

        We have not been asked to pass upon, and express no opinion with respect to, any matters, including any agreements between the Company and C&T or its affiliates, other than the fairness from a financial point of view of the Merger Consideration to be received by the holders of the Common Stock (other than C&T) pursuant to the Proposed Merger.

        It is understood that this letter and the opinion expressed herein is for the information of the Board of Directors of Corning in connection with and for the purposes of its evaluation of the Proposed Merger. This opinion may not be used for any other purpose or disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except that this opinion may be included in its entirety in any filing made by the Company in respect of the Proposed Merger with the Securities and Exchange Commission, in any regulatory filing and in any proxy statement mailed to Company stockholders with respect to the

Proposed Merger, provided that this opinion is reproduced in such filings and proxy statements, in full and any description of, or reference to us, or summary of this opinion and the related analysis in such filings and proxy statements is in a form acceptable to us and our counsel. It is further understood that this letter and the opinion expressed herein do not constitute a recommendation to any holder of Common Stock, or any other person, as to how such person should vote or act on any matter relating to the Proposed Merger.

        We have been retained by the Board of Directors of Corning to give an opinion as to the fairness of the Merger Consideration, from a financial point of view, to be received by the holders of the Common Stock (other than C&T) in connection with the Proposed Merger. We have received an initial fee in connection with our services and we will receive an additional fee upon having informed the Company that we have substantially completed the work appropriate to prepare us to render a Fairness Opinion. No portion of our fee is contingent upon the consummation of the Proposed Merger. In addition, Corning has agreed to indemnify us for certain liabilities that may arise with the rendering of this Fairness Opinion. Corning's Board of Directors is also aware of the fact that Aramar Capital Group, LLC ("Aramar"), Corning's financial advisor, sublets office space from us in our New York City office and Aramar makes at market monthly payments to us for office space, utilities and office administrative services. We and Aramar are independent un-affiliated firms and no other financial or other arrangements exist between the two firms.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Common Stock (other than C&T), is fair, from a financial point of view, to such holders.

Very truly yours,
Bryant Park Capital, Inc.

Letterhead of Bryant Park Capital, Inc.

August 18, 2006
The Board of Directors
Corning Natural Gas Corporation
330 West William Street
Corning, New York 14830

Members of the Board:

        Reference is made to our June 15, 2006 letter to you (the "June 15 Fairness Opinion") pursuant to which we concluded that based upon and subject to the qualifications and descriptions in the June 15 Fairness Opinion, it was our opinion that as of June 15, 2006, the Merger Consideration to be received by the holders of Corning Common Stock (other than C&T) was fair, from a financial point of view, to such holders. Capitalized terms used in this letter shall have the meaning ascribed to them in the June 15 Fairness Opinion.

        At the time of the June 15 Fairness Opinion, the Merger Consideration was to be $13.71 in cash, subject to certain adjustments as set forth in the Merger Agreement. As set forth in the June 15 Fairness Opinion in connection with rendering our opinion we reviewed with Corning management certain adjustments to the Merger Consideration as defined in the Agreement. At your request we have reviewed Amendment No. 1 to the Merger Agreement, dated August 18, 2006 ("Amendment No. 1") pursuant to which the Merger Consideration is changed from $13.71 in cash, subject to certain adjustments, to $16.50 in cash, without adjustment, other than applicable withholding, if any, as provided the "Merger Agreement".

        This letter hereby confirms that the $16.50 per share Merger Consideration set forth in Amendment No. 1 was within the range of the Merger Consideration we considered in connection with rendering our opinion set forth in the June 15 Fairness Opinion. Accordingly, Amendment No. 1 does not change our opinion as set forth in the June 15, Fairness Opinion and you may continue to use the June 15 Fairness Opinion and this confirmatory letter in Corning's proxy materials.

        This will also confirm that except for our review of Amendment No. 1, at your request we have not undertaken to update or otherwise review the analysis we conducted based on economic, market and other conditions as in effect on and the information and transaction agreement made available to us as of June 14.

Very truly yours,
Bryant Park Capital, Inc.

APPENDIX C

SECTION 623 AND SECTION 910 OF THE NEW YORK BUSINESS CORPORATION LAW

Section 623—Procedure to enforce shareholder's right to receive payment for shares.

        (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

        (b)   Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

        (c)   Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

        (d)   A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

        (e)   Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters rights, he shall not have the right to receive payment for his shares and he shall be reinstated

to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

        (f)    At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenters rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

        (g)   Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to

Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

        (h)   The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

          (1)   The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

          (2)   If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenters rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

          (3)   All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

          (4)   The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

          (5)   The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

          (6)   The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

          (7)   Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

          (8)   Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

        (i)    Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

        (j)    No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

          (1)   Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

          (2)   Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

          (3)   The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

        (k)   The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

        (l)    Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

        (m)  This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

Section 910—Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange.

        (a)   A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

          (1)   Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

            (A)  Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

      (i)
      To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or

      (ii)
      To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

      (iii)
      Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

            (B)  Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

            (C)  Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

          (2)   Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

          (3)   Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

PROXY	CORNING NATURAL GAS CORPORATION PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 28, 2006	PROXY

        The undersigned, having received the Notice of the Special Meeting of Stockholders and Proxy Statement of Corning Natural Gas Corporation ("Corning" or the "Company"), dated August 24, 2006, hereby appoints Thomas K. Barry, Kenneth J. Robinson and Stanley G. Sleve, and any of them, as proxy or proxies of the undersigned, to vote the shares of common stock of the Company owned by the undersigned, at the Special Meeting of Stockholders of the Company to be held at the office of the Company in the City of Corning, New York on Thursday, September 28, 2006, at 10:30 A.M. local time and at any adjournment(s) thereof, with all powers the undersigned would possess if personally present at said meeting with full power of substitution or revocation.

        The undersigned ratifies and confirms all that said proxy or proxies may do by virtue hereof. The proxies are authorized to vote in their discretion with respect to matters not known or determined at the date of the Proxy Statement. A majority of said proxies as shall be present and acting at the meeting shall have or may exercise all of the powers of proxies hereunder, or if only one be present and acting, then one shall have and may exercise all of said powers.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE OF THIS CARD. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

        THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNEMNTS, POSTPONEMENT AND CONTINUATIONS THEREOF.

        Continued and to be signed on the reverse side.

CORNING NATURAL GAS CORPORATION

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Corning Natural Gas Corporation common stock for the 2006 Special Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.
Vote by Telephone—Please call toll-free at 1-866-825-8981 on a touch-tone telephone and follow the simple recorded instructions. Your vote will be confirmed and cast as you directed. (Toll-free telephone voting is available for residents of the U.S. and Canada only. If outside the U.S. or Canada, call 1-215-521-1341.)

OR

2.
Vote by Internet—Please access https://www.proxyvotenow.com/cnig and follow the simple instructions on the screen. Please note you must type an "s" after http.

  You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

OR

3.
Vote by Mail—If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided to: Corning Natural Gas Corporation, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156.

x    PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED    x

☒	Please mark your votes as in this example using dark ink only.

        The following purposes for which this proxy may be exercised are set forth in the Notice of Special Meeting of Stockholders and are fully set forth in the Proxy Statement.

        The Board of Directors recommends a vote FOR Proposal 1, a Vote FOR Proposal 2 and a vote FOR Proposal 3.

1.
To approve and adopt the Agreement and Plan of Merger, dated as of May 11, 2006 (as amended, the "Merger Agreement") by and between C&T Enterprises, Inc. ("C&T"), C&T Acquisition, Inc. ("Merger Sub") and Corning Natural Gas Corporation ("Corning"), and the merger and the other transactions contemplated by the Merger Agreement (the "Merger"), pursuant to which Merger Sub shall merge with and into Corning, with Corning as the surviving corporation and a wholly owned subsidiary of C&T.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.
To adjourn or postpone the Special Meeting on one or more occasions if a quorum is not present or if sufficient votes in favor of the Merger Agreement are not received by the time scheduled for the special meeting or any adjournment or postponement thereof.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.
To address any procedural matters and to transact such other business as may properly come before the meeting or any adjournment thereof.

FOR ☐	AGAINST ☐	ABSTAIN ☐

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED BEFORE ITS EXERCISE.

Dated:	2006

Signature(s)

Signature(s)

Stockholders should sign here exactly as the name
or names are printed. When signing as attorney,
executor, administrator, trustee or guardian,
please give your full title as such. Joint owners
should each sign personally.

IMPORTANT

        PLEASE DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.